Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF MARCH 2, 2011

among

SUREWEST COMMUNICATIONS

as Borrower,

COBANK, ACB

as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender, Swingline Lender

and a Lender,

ROYAL BANK OF CANADA

as Syndication Agent, Bookrunner, Lead Arranger and a Lender

UNION BANK, N.A.

as Documentation Agent, Lead Arranger and a Lender

and

the other Lenders referred to herein

TABLE OF CONTENTS

SECTION 1 AMOUNTS AND TERMS OF FACILITIES			2
1.1.	Facilities		2
	(A)	Term Loan A Facility	2
	(B)	Term Loan B Facility	2
	(C)	Revolving Loan Facility	2
	(D)	Swingline Loans	3
	(E)	Letters of Credit	4
	(F)	Notes	8
	(G)	Loans	8
1.2.	Interest		9
	(A)	Interest Options	9
	(B)	Applicable Margins	9
	(C)	Interest Periods	10
	(D)	Calculation and Payment	11
	(E)	Default Rate of Interest	12
	(F)	Excess Interest	12
	(G)	Selection, Conversion or Continuation of Loans; LIBOR Availability	12
1.3.	Notice of Borrowing, Conversion or Continuation of Loans		13
1.4.	Fees and Expenses		13
	(A)	Loan Commitment Fees	13
	(B)	Certain Other Fees	14
	(C)	Breakage Fee	14
	(D)	Expenses and Attorneys Fees	14
	(E)	Letter of Credit Fees	15
1.5.	Payments		15
1.6.	Repayments and Reduction of Term Loan B Commitment and Revolving Loan Commitment and Related Mandatory Repayments		16
	(A)	Scheduled Repayments of the Term Loan B and Termination of Revolving Loan Commitment	16
	(B)	Reductions Resulting From Mandatory Repayments	17
	(C)	Voluntary Reduction of Loan Commitments	17
	(D)	Mandatory Repayments	17
	(E)	Application of Reduction of the Revolving Loan	18
1.7.	Voluntary Prepayments and Other Mandatory Repayments		18
	(A)	Voluntary Prepayment of Loans	18
	(B)	Repayments from Insurance Proceeds	18
	(C)	Repayments from Asset Dispositions	19
	(D)	Repayments from Debt Issuances	19
	(E)	Repayments from Equity Issuances	19
1.8.	Application of Prepayments and Repayments; Payment of Breakage Fees, Etc.		20
1.9.	Loan Accounts		20
1.10.	Changes in LIBOR Rate Availability		20

i

1.11.	Capital Adequacy and Other Adjustments		21
1.12.	Optional Prepayment/Replacement of Lender in Respect of Increased Costs		22
1.13.	Taxes: No Deductions		23
	(A)	Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes	23
	(B)	Payment of Other Taxes by Borrower	23
	(C)	Tax Indemnification	23
	(D)	Evidence of Payments	24
	(E)	Status of Lenders; Tax Documentation	24
	(F)	Treatment of Certain Refunds	26
1.14.	Changes in Tax Laws		27
1.15.	Mitigation Obligations		27
1.16.	Term of This Agreement		28
1.17.	Letter of Credit Liability		28
1.18.	Defaulting Lenders; Letters of Credit		28
	(A)	Cash Collateralized	28
	(B)	Cure	29
	(C)	Remedies	30

SECTION 2 AFFIRMATIVE COVENANTS			30
2.1.	Compliance With Laws		30
2.2.	Maintenance of Books and Records; Properties; Insurance		30
2.3.	Inspection		32
2.4.	Legal Existence, Etc.		32
2.5.	Use of Proceeds		32
2.6.	Notices; Further Assurances		33
2.7.	CoBank Equity		33
2.8.	[Reserved.]		34
2.9.	Investment Company Act		34
2.10.	Payment of Obligations		34
2.11.	Environmental Laws		34
2.12.	Creation or Acquisition of Subsidiaries		35
2.13.	ERISA Compliance		36

SECTION 3 NEGATIVE COVENANTS			36
3.1.	Indebtedness		36
3.2.	Liens and Related Matters		38
3.3.	Investments		38
3.4.	Restricted Junior Payments		38
3.5.	Restriction on Fundamental Changes		39
3.6.	Disposal of Assets or Subsidiary Stock		39
3.7.	Transactions with Affiliates		40
3.8.	Conduct of Business		41
3.9.	Fiscal Year		41
3.10.	Inconsistent Agreements		41

3.11.	Modification of Agreements		41
3.12.	Ownership of Licenses		41
3.13.	Hedge Agreements		41
3.14.	Secured Obligations		41

SECTION 4 FINANCIAL COVENANTS AND REPORTING			42
4.1.	Leverage Ratio		42
4.2.	Interest Coverage Ratio		42
4.3.	Net Worth		42
4.4.	Financial Statements and Other Reports		42
	(A)	Quarterly Financials	42
	(B)	Year-End Financials	43
	(C)	Borrower Compliance Certificate	43
	(D)	Budgets	43
	(E)	SEC Filings	43
	(F)	Events of Default, Etc.	43
	(G)	Litigation	44
	(H)	Environmental Notices	44
	(I)	ERISA Events	44
	(J)	Annual Perfection Certificate	44
	(K)	Regulatory and Other Notices	45
	(L)	Investment Policy	45
	(M)	Other Information	45
4.5.	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement		45

SECTION 5 REPRESENTATIONS AND WARRANTIES			45
5.1.	Disclosure		46
5.2.	No Material Adverse Effect		46
5.3.	Organization, Powers, Authorization and Good Standing		46
	(A)	Organization and Powers	46
	(B)	Authorization; Binding Obligation	46
	(C)	Qualification	46
5.4.	Compliance of Agreement, Loan Documents and Borrowings with Applicable Law		47
5.5.	Compliance with Law; Governmental Approvals		47
5.6.	Tax Returns and Payments		47
5.7.	Environmental Matters		47
5.8.	Financial Statements		48
5.9.	Intellectual Property		48
5.10.	Litigation, Investigations, Audits, Etc.		48
5.11.	Employee Labor Matters		49
5.12.	ERISA Compliance		49
5.13.	Communications Regulatory Matters		50
5.14.	Solvency		50
5.15.	Investment Company Act		51

5.16.	Certain Agreements and Material Contracts		51
5.17.	Title to Properties		51
5.18.	Transactions with Affiliates		51
5.19.	OFAC		51
5.20.	Patriot Act		51
5.21.	Perfection		52
5.22.	Subsidiaries		52

SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES			52
6.1.	Event of Default		52
	(A)	Payment	52
	(B)	Default in Other Agreements	52
	(C)	Breach of Certain Provisions	53
	(D)	Breach of Warranty	53
	(E)	Other Defaults Under Loan Documents	53
	(F)	Involuntary Bankruptcy; Appointment of Receiver; Etc.	53
	(G)	Voluntary Bankruptcy; Appointment of Receiver; Etc.	53
	(H)	Judgment and Attachments	54
	(I)	Dissolution	54
	(J)	Solvency	54
	(K)	Injunction	54
	(L)	ERISA; Pension Plans	54
	(M)	Invalidity of Loan Documents	54
	(N)	Licenses and Permits	55
	(O)	Change in Control	55
	(P)	Failure of Security	55
	(Q)	Expropriation	55
	(R)	Environmental Matters	55
6.2.	Suspension of Commitments		55
6.3.	Acceleration		56
6.4.	Rights of Collection		56
6.5.	Consents		56
6.6.	Performance by Administrative Agent		56
6.7.	Set Off and Sharing of Payments		57
6.8.	Application of Payments		57
6.9.	Adjustments		58

SECTION 7 CONDITIONS TO LOANS			58
7.1.	Conditions to Effectiveness		58
	(A)	Executed Loan and Other Documents	58
	(B)	Control Agreements	58
	(C)	Closing Certificates; Opinions	58
	(D)	Solvency Certificates	60
	(E)	Collateral	60
	(F)	Consents	61
	(G)	Fees, Expenses, Taxes, Etc.	62

	(H)	Repayment of Certain Indebtedness	62
	(I)	Miscellaneous	62
7.2.	Conditions to All Loans		62
7.3.	Condition to Delayed Draw Advances		63

SECTION 8 ASSIGNMENT AND PARTICIPATION			64
8.1.	Assignments and Participations in Loans and Notes		64
	(A)	General	64
	(B)	Assignments by Lenders	64
	(C)	Register	66
	(D)	Participations	66
	(E)	Limitations upon Participant Rights	67
	(F)	Certain Pledges	67
8.2.	Administrative Agent		68
	(A)	Appointment	68
	(B)	Nature of Duties	68
	(C)	Rights, Exculpation, Etc.	69
	(D)	Reliance	69
	(E)	Indemnification	70
	(F)	Administrative Agent, Syndication Agent and Documentation Agent Individually	70
	(G)	Notice of Default	70
	(H)	Successor Administrative Agent	71
	(I)	Collateral Matters	71
	(J)	Agency for Perfection; Enforcement of Security by Administrative Agent	72
	(K)	Dissemination of Information	73
8.3.	Amendments, Consents and Waivers for Certain Actions		73
8.4.	Disbursement of Funds		73
8.5.	Disbursements of Advances; Payments		74
	(A)	Pro Rata Treatment; Application	74
	(B)	Availability of Lender’s Pro Rata Share	75
	(C)	Return of Payments	75

SECTION 9 MISCELLANEOUS			75
9.1.	Indemnities		75
9.2.	Amendments and Waivers		76
9.3.	Notices		78
9.4.	Failure or Indulgence Not Waiver; Remedies Cumulative		78
9.5.	Marshalling; Payments Set Aside		78
9.6.	Severability		79
9.7.	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights		79
9.8.	Headings		79
9.9.	Governing Law		79
9.10.	Successors and Assigns		79
9.11.	No Fiduciary Relationship		79

v

9.12.	Construction		79
9.13.	Confidentiality		79
9.14.	Consent to Jurisdiction and Service of Process		80
9.15.	Waiver of Jury Trial		81
9.16.	Survival of Warranties and Certain Agreements		81
9.17.	Entire Agreement		81
9.18.	Counterparts; Effectiveness		82
9.19.	Patriot Act		82
9.20.	Guaranty of Secured Obligations by Guarantors		82
	(A)	The Guaranty	82
	(B)	Limitation of Guaranty	82
	(C)	Contribution by Guarantors	82
	(D)	Payment by Guarantors	83
	(E)	Liability of Guarantors Absolute	83
	(F)	Waivers by Guarantors	85
	(G)	Guarantors’ Right of Subrogation, Contribution, etc.	86
	(H)	Subrogation of Other Obligations	87
	(I)	Continuing Guaranty	87
	(J)	Authority of Guarantors or Borrower	87
	(K)	Financial Condition of Borrower	87
	(L)	Bankruptcy, Etc.	87
9.21.	Governmental Authority Compliance		88

SECTION 10 DEFINITIONS			88
10.1.	Certain Defined Terms		88
10.2.	Other Definitional Provisions		108

SCHEDULES

Schedule 1.1(A)	Loans and Commitments Prior to Term Loan A Maturity Date
Schedule 1.1(B)	Loans and Commitments On and After Term Loan A Maturity Date
Schedule 3.7	Transactions with Affiliates
Schedule 5.3(A)	Jurisdictions of Organization
Schedule 5.3(C)	Qualification to Transact Business
Schedule 5.4	Governmental Approvals
Schedule 5.6	Tax Returns and Payments
Schedule 5.8	Financial Statements
Schedule 5.10	Litigation, Etc.
Schedule 5.11	Employee Labor Matters
Schedule 5.13(A)	License Information
Schedule 5.22	Subsidiaries
Schedule 8.1(D)	Voting Participants
Schedule 9.3	Addresses of Lenders and Administrative Agent

EXHIBITS

Exhibit 1.3	Form of Notice of Borrowing/Conversion/Continuation
Exhibit 2.12	Form of Joinder Agreement
Exhibit 4.4(C)	Form of Compliance Certificate
Exhibit 4.4(J)	Form of Annual Perfection Certificate
Exhibit 10.1(A)	Form of Assignment and Assumption
Exhibit 10.1(B)	Form of Revolving Loan Note
Exhibit 10.1(C)	Form of Term Loan A Note
Exhibit 10.1(D)	Form of Term Loan B Note
Exhibit 10.1(E)	Form of Swingline Note
Exhibit 10.1(F)	Borrower’s Investment Policy
Exhibit 10.1(G)	Form of Pledge and Security Agreement
Exhibit 10.1(H)	Form of Deed of Trust

INDEX OF DEFINED TERMS

Defined Term	Defined in Section

Accounting Changes	§10.1
Acquired Indebtedness	§10.1
Adjustment Date	§10.1
Administrative Agent	§10.1
Affected Lender	§1.12
Affiliate	§10.1
Agreement	§10.1
Annual Perfection Certificate	§4.4(J)
Applicable Law	§10.1
Approved Fund	§10.1
Asset Disposition	§10.1
Assignment and Assumption	§10.1
Available Revolving Commitment	§10.1
Banking Day	§10.1
Bankruptcy Code	§10.1
Base Rate	§10.1
Base Rate Loan	§10.1
Base Rate Margin	§10.1
Benefited Lender	§6.9
Borrower	Preamble
Breakage Fees	§1.4(C)
Budget	§10.1
Business Day	§10.1
Calculation Period	§10.1
Capital Lease	§10.1
Cash Equivalents	§10.1
Cash Management Agreement	§10.1
Change in Tax Law	§1.14
Change of Law	§1.10
Closing Date	§10.1
CoBank	Preamble
CoBank Cash Management Agreement	§10.1
CoBank Equities	§2.7
Collateral	§10.1
Commitment(s)	§10.1
Communications Act	§10.1
Compliance Certificate	§4.4(C)
Consolidated Net Assets	§10.1
Consolidated Net Worth	§10.1

Cure Loans	§8.5
Default	§10.1
Defaulting Lender	§10.1
Delayed Draw Advance	§1.1(A)
Delayed Draw Amount	§1.1(A)
Domestic Subsidiary	§10.1
EBITDA	§10.1
Effective Date	§10.1
Environmental Laws	§10.1
Equity Interest	§10.1
ERISA	§10.1
ERISA Affiliate	§10.1
ERISA Event	§10.1
Event of Default	§6.1
Evergreen Letter of Credit	§1.1(D)(8)
Excluded Subsidiary	§10.1
Excluded Taxes	§10.1
Facility(ies)	§10.1
Farm Credit Lender	§10.1
FATCA	§10.1
FCC	§10.1
FDPA	§2.2(C)
Fixed Rate Margin	§10.1
Foreign Lender	§10.1
Foreign Subsidiary	§10.1
Foreign Subsidiary Holding Company	§10.1
Free Cash Flow	§10.1
Fund	§10.1
Funding Date	§7.2
GAAP	§10.1
Governmental Approvals	§10.1
Governmental Authority	§10.1
Guarantee Obligations	§10.1
Guaranteed Obligations	§9.20(A)
Guarantor(s)	Preamble
Hedge Agreements	§10.1
Indebtedness	§10.1
Indemnified Taxes	§10.1
Indemnitees	§9.1
Initial LIBOR Fixed Period	§1.2(A)
Intellectual Property Rights	§5.9
Interest Coverage Ratio	§10.1
Interest Period	§1.2(C)
Interpolated Term Loan A LIBOR Period	§1.2(C)
Interpolated Term Loan B LIBOR Period	§1.2(C)

Investment	§10.1
Investment Policy	§10.1
IRC	§10.1
ISP	§1.1(D)(7)
Issuing Lender	§10.1
Joinder Agreement	§10.1
Lead Arranger	§10.1
Lender(s)	§10.1
Letter of Credit Liability	§10.1
Letter(s) of Credit	§1.1(D)
Letter of Credit Sublimit	§1.1(D)
Leverage Ratio	§10.1
LIBOR	§10.1
LIBOR Loans	§10.1
LIBOR Margin	§10.1
Licenses	§10.1
Lien	§10.1
Loan(s)	§10.1
Loan Commitment(s)	§10.1
Loan Documents	§10.1
Loan Party or Loan Parties	Preamble
Material Accounts	§10.1
Material Adverse Effect	§10.1
Material Contracts	§10.1
Material Leased Property	§10.1
Material Owned Property	§10.1
Multi-employer Plan	§10.1
Negative Pledge Agreement	§10.1
Net Proceeds	§10.1
Non-Consenting Lender	§9.2
Non-Funding Lender	§8.5(A)
Non Pro Rata Loan	§8.5(A)
Nonrenewal Notice Date	§1.1(D)(8)
Note(s)	§10.1
Note Purchase Agreement	§10.1
Notice of Borrowing/Conversion/Continuation	§1.3
Obligations	§10.1
Obligee Guarantor	§9.20(H)
Other Taxes	§10.1
Participant	§8.1(D)
Patriot Act	§9.19
PBGC	§10.1
Pension Plan	§10.1
Permitted Acquisition	§3.5
Permitted Encumbrances	§10.1

x

Person	§10.1
Plan	§10.1
Pledge and Security Agreement	§10.1
Prime Rate	§10.1
Priority Debt	§10.1
Pro Rata Share	§10.1
Proposed Change	§9.2
PUC	§10.1
PUC Laws	§10.1
Register	§8.1(C)
Related Parties	§10.1
Related Secured Hedge Agreement	§10.1
Replacement Lender	§1.12
Reportable Event	§10.1
Representatives	§8.2(E)
Requisite Lenders	§10.1
Restricted Investments	§10.1
Restricted Junior Payment	§10.1
Revolving Credit Obligations	§10.1
Revolving Loan(s)	§10.1
Revolving Loan Commitment	§10.1
Revolving Loan Expiration Date	§10.1
Revolving Loan Facility	§10.1
Revolving Note(s)	§10.1
SEC	§4.4(A)
Secured Affiliate	§10.1
Secured Hedge Agreement	§10.1
Secured Obligation	§10.1
Secured Party	§10.1
Security Agreement Collateral	§5.21
Security Documents	§10.1
Security Interest	§10.1
Statement	§4.4(B)
Subsidiary	§10.1
Substitute Lender	§9.2
Swingline Lender	§10.1
Swingline Loan or Swingline Loans	§1.1(C)
Swingline Loan Commitment	§10.1
Swingline Note	§10.1
Taxes	§10.1
Telecommunications System	§10.1
Term Loan A	§10.1
Term Loan A Commitment	§10.1
Term Loan A Facility	§10.1
Term Loan A Maturity Date	§10.1

Term Loan A Note	§10.1
Term Loan B	§10.1
Term Loan B Availability Period	§10.1
Term Loan B Commitment	§10.1
Term Loan B Facility	§10.1
Term Loan B Maturity Date	§10.1
Term Loan B Note(s)	§10.1
Total Lender Loan Commitment	§10.1
Voting Participant	§8.1(D)
Voting Participant Notice	§8.1(D)
Withholding Agent	§10.1

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 2, 2011, to be effective on the Effective Date, among SUREWEST COMMUNICATIONS, a California corporation (“Borrower”), each Subsidiary of Borrower which is or hereafter becomes a guarantor of the Secured Obligations (individually, a “Guarantor” and, collectively, “Guarantors”; and together with Borrower, individually a “Loan Party” and, collectively, “Loan Parties”), COBANK, ACB (individually, “CoBank” and, as Administrative Agent, “Administrative Agent”), in its capacity as Administrative Agent, Lead Arranger, as Bookrunner, as Issuing Lender, as Swingline Lender and as a Lender, ROYAL BANK OF CANADA, as Syndication Agent, Bookrunner, Lead Arranger and a Lender, UNION BANK, N.A., as Documentation Agent, Lead Arranger and a Lender, and each such other Lender as may from time to time become a party to this Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Subsection 10.1 of this Agreement.

R E C I T A L S:

WHEREAS, Borrower desires (A) that CoBank continue the fixed rate loan under Borrower’s current credit facility as the Term Loan A Facility under this Agreement, and (B) that Lenders extend to Borrower (i) a Revolving Loan Facility, with a $6,000,000 Swingline Loan Commitment and a $5,000,000 commitment for the issuances of Letters of Credit, each as a subfacility to the Revolving Loan Facility, the proceeds of which will be used for general corporate purposes including, but not limited to, working capital and capital expenditures, for the issuance and reimbursement of Letters of Credit and other lawful corporate purposes, and (ii) a Term Loan B Facility, the proceeds of which will be used to refinance existing debt, to finance capital expenditures and to fund the costs and expenses associated with the Revolving Loan Facility, the Term Loan A Facility and the Term Loan B Facility; and

WHEREAS, each Loan Party intends to secure all of the Secured Obligations by granting to Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in and lien upon substantially all of its respective now owned or hereafter acquired personal property and certain of its real property (subject to the exceptions set forth in this Agreement and the other Loan Documents).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1

AMOUNTS AND TERMS OF FACILITIES

1.1.                              Facilities.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Loan Parties contained herein and in the other Loan Documents:

(A)          Term Loan A Facility.  CoBank previously has lent to Borrower its Pro Rata Share of the Term Loan A Commitment.  Amounts borrowed under this Subsection 1.1(A) that are repaid or prepaid may not be reborrowed.

(B)           Term Loan B Facility.  Each Lender, severally and not jointly, agrees to lend to Borrower its Pro Rata Share of the Term Loan B Commitment, as follows:  (i) on the Effective Date, its Pro Rata Share (as set forth on Schedule 1.1(A) hereto) of a single advance in a principal amount equal to One Hundred Seventy Million Dollars ($170,000,000), or such lesser amount as may be requested by Borrower, and (ii) from time to time during the Term Loan B Availability Period, its Pro Rata Share (as set forth on Schedule 1.1(B) hereto) of one or more additional advances (each such advance, a “Delayed Draw Advance”) in an aggregate principal amount for all Delayed Draw Advances not to exceed the remaining Twenty Million Dollars ($20,000,000) (the “Delayed Draw Amount”) of the Term Loan B Commitment; provided, for each advance under clauses (i) and (ii) of this Subsection 1.1(B), all conditions precedent set forth in Subsections 7.1 and 7.2 and, with respect to advances under clause (ii) of this Subsection 1.1(B) only, 7.3, are satisfied or waived as provided herein; and provided, further, that each Delayed Draw Advance shall be in a minimum principal amount of $5,000,000.  Amounts borrowed under this Subsection 1.1(B) that are repaid or prepaid may not be reborrowed.

On the Term Loan A Maturity Date, the Term Loan B Commitment will be increased by Forty Million Dollars ($40,000,000), the Term Loan A will be converted to a Term Loan B borrowing, and the Term Loan A Commitment shall terminate and neither CoBank nor any other Lender shall have any further obligation to make or maintain Loans under the Term Loan A Commitment.  As a result of the Term Loan A, which is lent to Borrower solely by CoBank, being converted to a Term Loan B borrowing on the Term Loan A Maturity Date, for the period prior to the Term Loan A Maturity Date, each Lender’s Pro Rata Share of the Term Loan B Commitment shall be as set forth on Schedule 1.1(A) hereto, and for the period commencing on the Term Loan A Maturity Date and terminating on the Term Loan B Maturity Date, each Lender’s Pro Rata Share of the Term Loan B Commitment shall be as set forth on Schedule 1.1(B) hereto.

(C)           Revolving Loan Facility.  Each Lender, severally and not jointly, agrees to lend to Borrower, from time to time during the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Revolving Loan Expiration Date, its Pro Rata Share of each Revolving Loan (other than any Swingline Loan); provided that no Lender shall be required at any time to lend more than its respective Pro Rata Share of the Available Revolving Loan Commitment; and provided, further, that at any one time the aggregate principal amount of all

Revolving Credit Obligations may not exceed the Revolving Loan Commitment.  Within the limits of the Available Revolving Loan Commitment and this Subsection 1.1(C) and Subsections 1.6, 1.7 and 1.8, amounts borrowed under this Subsection 1.1(C) may be prepaid and reborrowed at any time up to the Business Day immediately preceding the Revolving Loan Expiration Date.

(D)                               Swingline Loans.

(1)           Subject to the terms and conditions hereof, from time to time at any time during which the CoBank Cash Management Agreement is in effect but in no event later than the Business Day immediately preceding the Revolving Loan Expiration Date, Swingline Lender may, in reliance upon the agreements of the other Lenders set forth herein, in its sole discretion, and subject to the terms and provisions of the CoBank Cash Management Agreement, make swing line advances to Borrower in an aggregate principal amount not to exceed the Swingline Loan Commitment (each, individually, a “Swingline Loan” and, collectively, the “Swingline Loans”); provided, that at any one time the aggregate principal amount of the Revolving Credit Obligations outstanding may not exceed the Revolving Loan Commitment.  Within the limits of and subject to the Available Revolving Loan Commitment, this Subsection 1.1(D) and Subsections 1.6, 1.7 and 1.8, amounts borrowed under this Subsection 1.1(D) may be repaid or prepaid and, at any time during which the CoBank Cash Management Agreement is in effect up to and including the Business Day immediately preceding the Revolving Loan Expiration Date, reborrowed.  If at any time the aggregate principal balance of the Swingline Loans then outstanding exceeds the Swingline Loan Commitment, Borrower shall be deemed to have requested Administrative Agent to make a Revolving Loan in the amount of the difference in the manner and pursuant to the terms of Subsection 1.1(D)(2).

(2)           Any outstanding Swingline Loan shall be payable by Borrower on demand by Swingline Lender, a copy of which demand also shall be delivered by Swingline Lender to Administrative Agent.  If Borrower fails to so reimburse Swingline Lender on demand (without limiting Swingline Lender’s remedies with respect to Borrower in the case of any Lender’s failure to advance under this Subsection 1.1(D)(2)), Borrower shall be automatically deemed to have requested Administrative Agent to make a Revolving Loan in the aggregate amount of the Swingline Loan. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Subsection 1.1(D)(2).  Administrative Agent shall promptly notify each Lender of the amount of such payment due and each such Lender, on the next Business Day, shall deliver to Administrative Agent an amount equal to its Pro Rata Share thereof in same day funds.  Each Lender hereby absolutely and unconditionally agrees to pay to Swingline Lender such Lender’s Pro Rata Share of each such payment due.  In addition to the foregoing, if for any reason any Lender fails to make payment to Swingline Lender of any amount due under this Subsection 1.1(D)(2), such Lender shall be deemed, at the option of Swingline Lender, to have unconditionally and irrevocably purchased from Swingline Lender, without recourse or warranty, an undivided interest and participation in the Swingline Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Base Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.  Each Lender acknowledges and agrees that its obligations to fund Revolving Loans and/or to acquire participations pursuant to this Subsection 1.1(D)(2) in respect of the Swingline Loan are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in Section 7.  If any Lender fails to make available to Swingline Lender the amount of such Lender’s Pro Rata Share of any payments due as provided in this Subsection 1.1(D)(2), Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate. On the Revolving Loan Expiration Date, if not sooner demanded, Borrower shall repay in full the outstanding principal amount of the Swingline Loan.

(3)           The Swingline Loan shall accrue interest from the date made as a Base Rate Loan, at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B).  Until each Lender funds its Pro Rata Share of its Revolving Loan or purchases a participation pursuant to Subsection 1.1(D)(2), interest in respect of the Swingline Loan, or the applicable portion thereof, shall be solely for the account of Swingline Lender. Notwithstanding any other provision of this Agreement, Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to Swingline Lender.

(4)           Borrower may request Swingline Loans without regard to minimum amounts. Borrower may request Swingline Loans by email or by such other methods as shall have been approved in writing in advance by Swingline Lender provided such request is made by an employee or representative of Borrower designated in writing by Borrower as authorized to make such a request and is made not later than 3:00 p.m. (New York, New York time) on the day of the proposed Swingline Loan; provided that if such request is made by telephone, fax or email, upon request, Borrower shall promptly confirm such request in writing to Swingline Lender and Administrative Agent. Swingline Loans also may be made automatically on any day as and to the extent provided in the CoBank Cash Management Agreement, so long as the CoBank Cash Management Agreement is in effect.  Notwithstanding any other provision of this Agreement, Borrower shall make all payments of principal and interest in respect of Swingline Loans directly to Swingline Lender by such method and to such account or place as Swingline Lender may from time to time designate in writing.

(5)           The Swingline Loan may be prepaid by Borrower at any time without penalty.

(E)                                 Letters of Credit.  The Revolving Loan Commitment may, in addition to advances as Revolving Loans, be utilized, upon the request of Borrower, for the issuance of irrevocable letters of credit (individually, a “Letter of Credit” and, collectively, the “Letters of Credit”) by Issuing Lender for the account of Borrower or any of its Subsidiaries.  Immediately upon the issuance by Issuing Lender of a Letter of Credit, and without further action on the part of Administrative Agent or any Lender with a Pro Rata Share of the Revolving Loan Commitment, each such Lender shall be deemed to have purchased from Issuing Lender a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the Revolving Loan Commitment of the aggregate amount available to be drawn under such Letter of Credit.  Each Letter of Credit shall reduce the amount available under the Revolving Loan Commitment by the maximum amount capable of being drawn under such Letter of Credit.

(1)        Maximum Amount.  The aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding at any time for the account of Borrower or any of its Subsidiaries may not exceed $5,000,000, and the aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding for the account of Borrower or any of its Subsidiaries plus the aggregate principal amount of all other Revolving Credit Obligations may not exceed the Revolving Loan Commitment.

(2)        Reimbursement.  Borrower is irrevocably and unconditionally obligated without presentment, demand, protest or other formalities of any kind to reimburse Issuing Lender in immediately available funds for any amounts paid by Issuing Lender with respect to a Letter of Credit issued hereunder for the account of Borrower or any of its Subsidiaries.  Borrower hereby authorizes and directs Administrative Agent, at Administrative Agent’s option, to make a Revolving Loan (but not a Swingline Loan) in the amount of any payment made by Issuing Lender with respect to any Letter of Credit issued for the account of Borrower or any of its Subsidiaries.  If the Letter of Credit is payable in a foreign currency, the amount owed by Borrower in connection with such Letter of Credit shall equal an amount in United States Dollars equivalent to Issuing Lender’s actual cost of settling its obligation under such Letter of Credit in such foreign currency.  All amounts paid by Issuing Lender with respect to any Letter of Credit that are not immediately repaid by Borrower or that are not repaid with a Revolving Loan shall bear interest at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B). Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Subsection 1.1(E)(2).  In the event Administrative Agent elects not to debit Borrower’s account and Borrower fails to reimburse Issuing Lender in full on the date of any payment in respect of a Letter of Credit issued for the account of Borrower or any of its Subsidiaries, Administrative Agent shall promptly notify each Lender of the amount of such unreimbursed payment and the accrued interest thereon and each such Lender, on the next Business Day, shall deliver to Administrative Agent an amount equal to its Pro Rata Share thereof in same day funds, by wire transfer to Administrative Agent’s account by no later than 1:00 p.m. (New York, New York time).  Each Lender hereby absolutely and unconditionally agrees to pay to Issuing Lender upon demand by Issuing Lender such Lender’s Pro Rata Share of each payment made by Issuing Lender in respect of a Letter of Credit and not immediately reimbursed by Borrower.  Each Lender acknowledges and agrees that its obligations to acquire participations pursuant to this Subsection 1.1(E)(2) in respect of Letters of Credit and to make the payments to Issuing Lender required by the preceding sentence are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in Subsection 7.2.  If any Lender fails to make available to Issuing Lender the amount of such Lender’s Pro Rata Share of any payments made by Issuing Lender in respect of a Letter of Credit as provided in this Subsection 1.1(E)(2), Administrative Agent may elect to debit the segregated accounts described in Subsection 1.18(A)(x) by such amount and pay such amount to Issuing Lender.  If  Administrative Agent does not so elect or if the funds in such account are insufficient, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

(3)        Conditions of Issuance of Letters of Credit.  In addition to all other terms and conditions set forth in this Agreement, the issuance by the Issuing Lender of any Letter of

Credit shall be subject to the conditions precedent that the Letter of Credit shall support a transaction entered into in the ordinary course of Borrower’s or any of its Subsidiaries’ businesses, shall be in an amount equal to or greater than $50,000 (or such lesser amount as agreed to by the Issuing Lender in its sole discretion) and shall be in such form and contain such terms and conditions as are reasonably satisfactory to Administrative Agent and the Issuing Lender; provided, however, that any Letter of Credit issued by the Issuing Lender prior to the Effective Date may be in an amount less than $50,000.  The expiration date of each Letter of Credit must be on a date which is the earlier of one year from its date of issuance or the 30th day before the date set forth in clause (iii) of the definition of the term Revolving Loan Expiration Date, or such other date as agreed to by both Administrative Agent and Issuing Lender, in their sole discretion.

(4)        Request for Letters of Credit.  Borrower must give Administrative Agent and Issuing Lender at least three Business Days’ prior written notice, which notice will be irrevocable, specifying the date a Letter of Credit is requested to be issued and the amount and the currency in which such Letter of Credit is payable, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby.  Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit to be provided by Issuing Lender.  Borrower must also complete any application procedures and documents required by Issuing Lender in connection with the issuance of any Letter of Credit, including a certificate regarding Borrower’s compliance with the provisions of Subsection 7.2 of this Agreement.

(5)        Borrower Obligations Absolute.  The obligations of Borrower under this Subsection 1.1(E) are irrevocable, will remain in full force and effect until Issuing Lender and Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be paid in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(a)        Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

(b)        Any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to or departure from any Letter of Credit, any documents or instruments relating thereto, or any Loan Document in each case whether or not Borrower or its Subsidiaries has notice or knowledge thereof;

(c)        The existence of any claim, setoff, defense or other right that Borrower or its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated hereby or any other related or unrelated transaction or transactions (including any underlying transaction between Borrower or its Subsidiaries and the beneficiary named in any such Letter of Credit);

(d)        Any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(e)        Payment under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(f)        Any defense based upon the failure of any drawing under any Letter of Credit to conform to the terms of such Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(g)        The exchange, release, surrender or impairment of any collateral or other security for the obligations;

(h)        The occurrence of any Default or Event of Default; or

(i)         Any other circumstance or event whatsoever, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any of its Subsidiaries.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, is binding upon Borrower and its Subsidiaries and shall not create or result in any liability of the Issuing Lender to Borrower or any of its Subsidiaries.  It is expressly agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s gross negligence or willful misconduct, none of the following shall be deemed to constitute gross negligence or willful misconduct by Issuing Lender: (i)  Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, (ii)  Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof.

(6)        Obligations of Issuing Lender.  Issuing Lender (if other than Administrative Agent) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Administrative Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Administrative Agent has returned a written acknowledgment of such notice to Issuing Lender.  Issuing Lender (if other than Administrative Agent) further agrees to provide to Administrative Agent:  (i) a copy of each Letter of Credit issued by Issuing Lender promptly after its issuance; (ii) a monthly report summarizing available amounts under Letters of Credit issued by Issuing Lender, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such month and the amount of any unreimbursed draws under such Letters of Credit; and (iii) such additional information reasonably requested by Administrative Agent from time to time with respect to the Letters of Credit issued by Issuing Lender.

(7)        ISP.  Unless otherwise expressly agreed by Issuing Lender and Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (“ISP”) shall apply to each Letter of Credit.

(8)        Evergreen Letters of Credit.  If Borrower so requests in any applicable Letter of Credit application, Issuing Lender agrees to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by Issuing Lender, Borrower shall not be required to make a specific request to Issuing Lender for any such renewal.  Notwithstanding anything to the contrary contained herein, Issuing Lender shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(F)         Notes.  Borrower shall execute and deliver to each requesting Lender a Revolving Note, a Term Loan A Note, a Term Loan B Note and a Swingline Note, each dated the Effective Date, in the principal amount of such Lender’s Pro Rata Share of the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and the Swingline Loan Commitment, respectively, as set forth on Schedule 1.1(A) hereto.  On the Term Loan A Maturity Date, at CoBank’s request, Borrower shall execute and deliver to CoBank a new Term Loan B Note in the principal amount of CoBank’s Pro Rata Share of the Term Loan B Commitment as set forth on Schedule 1.1(B) hereto, and CoBank shall deliver to Borrower the Term Loan A Note and Term Loan B Note delivered by Borrower to CoBank on the Effective Date.

(G)        Loans.  Loans will be made available by wire transfer of immediately available funds; provided however, Swingline Loans will be made available as provided in the CoBank Cash Management Agreement.  Wire transfers will be made to such account or accounts as may be authorized by Borrower.

1.2.        Interest.

(A)        Interest Options.  From the date each Loan is made, based upon Borrower’s election at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection 1.3 and Subsection 1.2(G)), each Loan shall accrue interest as follows:

(1)        as a Base Rate Loan, at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B); or

(2)        as a LIBOR Loan, for the applicable Interest Period, at the sum of LIBOR plus the LIBOR Margin applicable to such Loan from time to time as provided in Subsection 1.2(B);

provided, that (i) each Swingline Loan shall accrue interest only pursuant to Subsection 1.2(A)(1), (ii) the Term Loan A shall accrue interest at a fixed rate per annum equal to the sum of 6.2860% plus the Fixed Rate Margin applicable from time to time as provided in Subsection 1.2(B), (iii) for the Interpolated Term Loan B LIBOR Period, the Term Loan B shall accrue interest at a rate per annum equal to the sum of (a) the rate determined based on a linear interpolation between LIBOR for an interest period of one (1) month and LIBOR for an interest period of three (3) months plus (b) the LIBOR Margin applicable from time to time as provided in Subsection 1.2(B), and (iv) for the Interpolated Term Loan A LIBOR Period, if any, at a rate per annum equal to the sum of (x) the rate determined based on a linear interpolation between (I) LIBOR for an interest period that is the next shortest interest period presented by the Reuters Screen LIBOR01 to the duration of the Interpolated Term Loan A LIBOR Period and (II) LIBOR for an interest period that is the next longest interest period presented by the Reuters Screen LIBOR01 to the duration of the Interpolated Term Loan A LIBOR Period plus (y) the LIBOR Margin applicable from time to time as provided in Subsection 1.2(B).

Except as otherwise provided in Subsections 1.2(E) and 6.6, interest on all Obligations (other than the interest payments required pursuant to this Subsection 1.2(A)) not paid when due will accrue interest at the Base Rate plus 3.25% per annum.

(B)        Applicable Margins.  Initially, and continuing through the day immediately preceding the first Adjustment Date that occurs on or after the Effective Date, the applicable LIBOR Margin, Base Rate Margin and Fixed Rate Margin shall be 3.75%, 2.75% and 2.00% per annum, respectively.  Commencing on such Adjustment Date, the applicable LIBOR Margin, Base Rate Margin and Fixed Rate Margin shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the applicable Leverage Ratio of Borrower; provided, that in the event that (i) Administrative Agent shall not receive the financial statements or Compliance Certificate required pursuant to Subsections 4.4(A), 4.4(B) and 4.4(C) when due, or (ii) an Event of Default occurs, then from such due date or date and until the fifth Business Day following Administrative Agent’s receipt of such overdue financial statements and Compliance Certificate or for so long as such Event of Default continues, the applicable LIBOR Margin, Base Rate Margin and Fixed Rate Margin shall be 4.25%, 3.25% and 2.50%, respectively.

TERM LOANS AND REVOLVING LOAN PRICING TABLE

Leverage Ratio	LIBOR Margin	Base Rate Margin	Fixed Rate Margin
> 3.00:1	4.25%	3.25%	2.50%
> 2.50:1 < 3.00:1	3.75%	2.75%	2.00%
< 2.50:1	3.25%	2.25%	1.50%

If, as a result of any restatement of or other adjustment to any financial statements referred to above or for any other reason, Administrative Agent determines in good faith that (i) the Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (1) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, Borrower shall automatically and retroactively be obligated to pay to Administrative Agent, promptly on demand by Administrative Agent, an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (2) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, Administrative Agent and Lenders shall have no obligation to repay any interest to Borrower; provided that if, as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrower pursuant to clause (1) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amount of interest paid for all such periods.

(C)        Interest Periods.  Each LIBOR Loan may be obtained for a one, two, three or six month period or, if available to all Lenders under the applicable facility, nine or 12 month period (each such period being an “Interest Period”); provided, that a LIBOR Loan under the Term Loan B may be obtained for an Interest Period commencing on the Effective Date and expiring on May 31, 2011 (such period, the “Interpolated Term Loan B LIBOR Period”); provided, further, if at any time Borrower elects to convert the Term Loan A to a LIBOR Loan, a LIBOR Loan under the Term Loan A may be obtained for an Interest Period commencing on the conversion date and expiring on the Term Loan A Maturity Date (the “Interpolated Term Loan A LIBOR Period”).  With respect to all LIBOR Loans:

(1)        the Interest Period will commence on the date that any LIBOR Loan is made or the date on which all or any portion of any Base Rate Loan or the Term Loan A is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

(2)        if the Interest Period would otherwise expire on a day that is not a Business Day, then it will expire on the next Business Day, provided, that if any Interest Period would otherwise expire on a day that is not a Business Day and such day is a day of a calendar month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day next preceding such day;

(3)        any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such Interest Period shall end on the last Business Day of the last calendar month in such Interest Period;

(4)        no Interest Period shall be selected for any LIBOR Loan under the Term Loan B Facility if, in order to make scheduled repayments required pursuant to Subsection 1.6(A)(1), repayment of all or any portion of the LIBOR Loan prior to the expiration of such Interest Period would be necessary; and

(5)        no Interest Period shall be selected under the Revolving Loan Facility that extends beyond the date set forth in clause (iii) of the definition of Revolving Loan Expiration Date, and no Interest Period shall be selected under the Term Loan B Facility that extends beyond the date set forth in clause (ii) of the definition of Term Loan B Maturity Date.

(D)        Calculation and Payment.  Interest on all Loans and all Obligations and the amount of any fees set forth in Subsection 1.4 shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The date of funding or conversion of a LIBOR Loan to a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest.  The date of payment of any Loan, the last day of an Interest Period with respect to a LIBOR Loan and the Term Loan A Maturity Date with respect to the Term Loan A shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one day’s interest shall be charged.

Interest accruing on Base Rate Loans is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter, (ii) the prepayment (including the payment of any Swingline Loan pursuant to Subsection 1.1(D)(2)) of such Loan (or portion thereof) and (iii) the Term Loan B Maturity Date or the Revolving Loan Expiration Date, as applicable, whether by acceleration or otherwise.  Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events: (i) the last day of each applicable Interest Period (including the last day of the Interpolated Term Loan A LIBOR Period and the Interpolated Term Loan B LIBOR Period), (ii) if the Interest Period is longer than three months, on each three-month anniversary of the commencement date of such Interest Period, (iii) the prepayment of such Loan (or portion thereof) and (iv) the Term Loan B Maturity Date or the Revolving Loan Expiration Date, as applicable, whether by acceleration or otherwise.  Interest accruing on the Term Loan A is payable on (i) the last day of each calendar quarter, (ii) the prepayment of such Loan, (iii) the date of any conversion of the Term Loan A to a LIBOR Loan, and (iv) the Term Loan A Maturity Date, whether by acceleration or otherwise.

Interest accruing pursuant to Subsection 1.2(E) is payable on demand.

(E)         Default Rate of Interest.  At the election of Administrative Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, all Loans and other Obligations shall bear interest at rates that are 2.00% in excess of the rates otherwise in effect, including, without limitation, rates in effect pursuant to the proviso in the second sentence of Subsection 1.2(B), with respect to such Loans and other Obligations.  Interest accruing pursuant to this Subsection 1.2(E) is payable on demand.

(F)         Excess Interest.  Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Lenders or any Lender hereunder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lenders or any Lender for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under Applicable Law.  If under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve exceeding the limit of such as is validity prescribed by Applicable Law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from any circumstances whatsoever Lenders or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest.  Additionally, should the method used for calculating interest (i.e., using a 360-day year) be unlawful, such calculation method shall be automatically changed to a 365-6-day year or such other lawful calculation method as is reasonably acceptable to Administrative Agent.  This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

(G)        Selection, Conversion or Continuation of Loans; LIBOR Availability.  Provided that no Event of Default has occurred and is then continuing and except as provided in Subsection 1.1(D), Borrower shall have the option to (i) select all or any part of a new borrowing to be (a) a Base Rate Loan in a principal amount equal to $100,000 or any whole multiple of $5,000 in excess thereof, or (b) a LIBOR Loan in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof, (ii) convert at any time all or any portion of a Base Rate Loan in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof into a LIBOR Loan, (iii) upon the expiration of its Interest Period, continue any LIBOR Loan in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Loans for such new Interest Period(s) as selected by Borrower, and (iv) upon payment of any applicable Breakage Fees required by Subsection 1.4(C), convert all, but not less than all, of the Term Loan A into a LIBOR Loan for an Interest Period equal to the Interpolated Term Loan A LIBOR Period.  During any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Base Rate Loans and, unless otherwise agreed to by Requisite Lenders, the LIBOR option will not be available to Borrower until all Events of Default are cured or waived.  Each LIBOR Loan shall be made under either the Revolving Loan Facility, the Term Loan A Facility or the Term Loan B Facility, but a single LIBOR Loan may not be made under more than one Facility concurrently.  In the event Borrower fails to elect a LIBOR Loan upon any advance hereunder, upon the termination of any Interest Period (including the termination of the Interpolated Term Loan A LIBOR Period, if any, and the Interpolated Term Loan B LIBOR Period), or, with respect to the principal amount of the

Term Loan A, upon its conversion to a Term Loan B borrowing on the Term Loan A Maturity Date, Borrower shall be deemed to have elected to have such amount constitute a Base Rate Loan.  Notwithstanding the foregoing, there may be no more than a total of five LIBOR Loans outstanding under each of the Revolving Loan Facility and the Term Loan B Facility at any one time, and no more than a single LIBOR Loan outstanding under the Term Loan A Facility at any one time.

1.3.         Notice of Borrowing, Conversion or Continuation of Loans.  Whenever Borrower desires to request a Loan (other than a Swingline Loan) pursuant to Subsection 1.1 or to convert or continue Base Rate Loans, LIBOR Loans (other than Swingline Loans) or the Term Loan A pursuant to Subsection 1.2(G), Borrower shall give Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a “Notice of Borrowing/Conversion/Continuation”), (i) if requesting a borrowing of a Base Rate Loan (or any portion thereof), not later than 1:00 p.m. (New York, New York time), one Business Day before the proposed borrowing is to be effective, or (ii) if requesting the continuation of the fixed rate loan under Borrower’s current credit facility as the Term Loan A under this Agreement on the Effective Date or a borrowing of, a conversion to or a continuation of a LIBOR Loan (including a conversion of the Term Loan A to a LIBOR Loan for the Interpolated Term Loan A LIBOR Period), not later than 1:00 p.m. (New York, New York time), three Banking Days before the proposed borrowing, conversion or continuation is to be effective.  If Borrower elects to convert any LIBOR Loan to a Base Rate Loan, Borrower shall endeavor to notify Administrative Agent of such election not later than 1:00 p.m. (New York, New York time) three Banking Days before such conversion.  Each Notice of Borrowing/Conversion/Continuation shall specify (a) the Loan (or portion thereof) to be converted or continued and, with respect to any LIBOR Loan to be advanced, converted or continued, the last day of the current Interest Period therefore, (b) the effective date of such borrowing, conversion or continuation (which shall be a Business Day, and in the case of a LIBOR Loan, also a Banking Day), (c) the principal amount of such Loan to be borrowed, converted or continued, (d) the Interest Period to be applicable to any new LIBOR Loan, and (e) the Facility under which such borrowing, conversion or continuation is to be made.  Upon satisfaction of the notice requirement set forth in this Subsection 1.3, and the other applicable conditions set forth in this Agreement, Administrative Agent shall make the Loan, or requested conversion or continuation, on the requested effective date.

1.4.        Fees and Expenses.

(A)        Loan Commitment Fees.

(1)        Revolving Loan Commitment Fee.  From the Effective Date through the Revolving Loan Expiration Date, Borrower shall pay to Administrative Agent, for the benefit of all Lenders that are not Defaulting Lenders (based upon their respective Pro Rata Shares of the Revolving Loan Commitment) a fee in an amount equal to (i) the Revolving Loan Commitment less the sum of (a) the average daily outstanding balance of Revolving Loans (other than Swingline Loans) plus (b) the average daily outstanding Letter of Credit Liability, in each case during the preceding calendar quarter multiplied by (ii) 0.50% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.  Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Revolving Loan Expiration Date.

(2)           Delayed Draw Commitment Fee.  For the period commencing on May 31, 2011 through the expiration of the Term Loan B Availability Period, Borrower shall pay to Administrative Agent, for the benefit of all Lenders that are not Defaulting Lenders (based upon their respective Pro Rata Shares of the Term Loan B Commitment), a fee in an amount equal to (i) the average daily balance of the undrawn portion of the Delayed Draw Amount during the preceding calendar quarter multiplied by (ii) 0.50% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.  Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the expiration of the Term Loan B Availability Period.

(3)           Ticking Fee.  For the period commencing on the Closing Date through the Effective Date, Borrower shall pay to Administrative Agent, for the benefit of all Lenders that are not Defaulting Lenders (based upon their respective Pro Rata Shares of the Commitments), a fee in an amount equal to (i) the aggregate amount of the Commitments (excluding the Term Loan A Commitment) multiplied by (ii) 0.15% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.  Such fee is to be paid quarterly in arrears commencing on March 31, 2011.

(B)           Certain Other Fees.  Borrower shall pay to Administrative Agent the fees specified in that certain letter agreement, dated December 3, 2010, and accepted and agreed to by Borrower on December 16, 2010, from Administrative Agent to Borrower, in such amounts and at such times as specified in such letter agreement.

(C)           Breakage Fee.  Upon any repayment or payment of (i) a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (including any payment of the LIBOR Loan under the Term Loan A, if any, on any day other than the last day of the Interpolated Term Loan A LIBOR Period, and any payment of the initial LIBOR Loan under the Term Loan B on any day other than the last day of the Interpolated Term Loan B LIBOR Period), or (ii) the Term Loan A on any day other than the Term Loan A Maturity Date (in each case, regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), or upon the conversion of the Term Loan A to a LIBOR Loan, Borrower shall (a) pay to Administrative Agent, not for the benefit of Lenders, an administrative fee of $300, and (b) pay to Administrative Agent, for the benefit of all affected Lenders, an amount (the “Breakage Fee”) equal to (x) the present value of any losses, expenses and liabilities (including any loss (including interest paid but excluding the loss of any applicable margin) sustained by each such affected Lender in connection with the good faith re-employment of such funds) that any such affected Lender may sustain as a result of the payment or conversion, as applicable, of such LIBOR Loan or Term Loan A on such day plus (y) in the case of the Term Loan A only, a per annum yield of ½ of 1 percent (0.50%) on the amount of the Term Loan A for the period remaining to the Term Loan A Maturity Date.

(D)          Expenses and Attorneys Fees.  Borrower agrees to pay promptly all reasonable out-of-pocket fees, costs and expenses (including those of external attorneys) incurred by Administrative Agent and Lead Arranger in connection with (i) any matters contemplated by or arising out of the Loan Documents, and (ii) the continued administration of the Loan Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security and any tax payable in connection with any Loan Documents and any amendments, modifications and waivers.  In addition to fees due under Subsections 1.4(A) and (B), Borrower shall also reimburse on demand Administrative Agent for its out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the transactions contemplated herein.  In addition to fees due under Subsections 1.4(A) and (B), Borrower agrees to pay promptly (i) all reasonable fees, costs and expenses incurred by Administrative Agent in connection with any amendment, supplement, waiver or modification of any of the Loan Documents and (ii) all reasonable out-of-pocket fees, costs and expenses incurred by each of Administrative Agent and Lenders in connection with any Default or Event of Default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Loan Document or to collect any payments due from Borrower.  All fees, costs and expenses for which Borrower is responsible under this Subsection 1.4(D) shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5.

(E)           Letter of Credit Fees.  Borrower shall pay Administrative Agent for the account of all Lenders (other than Defaulting Lenders) committed to make Revolving Loans (based upon their respective Pro Rata Shares) an annual fee for each Letter of Credit from the date of issuance to the date of termination in an amount equal to the applicable LIBOR Margin multiplied by the face amount of such Letter of Credit.  Such fee shall be payable to Administrative Agent for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares).  Such fee is to be paid quarterly in arrears on the last day of each calendar quarter and upon the termination of the Letter of Credit.  With respect to each Letter of Credit, Borrower shall also pay Administrative Agent, for the benefit of Issuing Lender issuing such Letter of Credit an issuance fee equal to 0.125% of the face amount of such Letter of Credit, which amount shall be paid upon the date of issuance and, if the expiration date of such Letter of Credit is later than one year from its date of issuance, upon each anniversary of the date of issuance during the term of such Letter of Credit.

1.5.          Payments.  Other than as provided in Subsection 1.1(D), all payments by Borrower of the Obligations shall be made in same day funds and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate:

CoBank, ACB
Greenwood Village, Colorado
ABA Number 3070-8875-4
Account No. 00039293 (indicate whether a payment on Term Loan A
Facility, Term Loan B Facility or Revolving Loan Facility)
Reference: CoBank for the benefit of SureWest Communications

Borrower shall receive credit on the day of receipt for funds received by Administrative Agent by 1:00 p.m. (New York, New York time) on any Business Day.  Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

At any time that funds have been drawn thereunder, Borrower authorizes Lenders to make (but Lenders shall not be obligated to make) a Base Rate Loan under the Revolving Loan Facility, on the basis of their respective Pro Rata Shares of the Revolving Loan Commitment, for Letter of Credit Liability payments.  Following an Event of Default, Borrower authorizes Lenders to make (but Lenders shall not be obligated to make) a Base Rate Loan under the Revolving Loan Facility for the payment of interest, commitment fees and Breakage Fees.  Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable pursuant to Subsections 1.4(A), 1.4(B), 1.4(D) and 1.4(E) or elsewhere in any Loan Document may be debited to Base Rate Loans under the Revolving Loan Facility after 15 days’ notice to Borrower.  After the occurrence of an Event of Default, any such other fees, costs and expenses may be debited to Base Rate Loans under the Revolving Loan Facility without notice to Borrower or any other Loan Party.

To the extent Borrower makes a payment or payments to Administrative Agent for the ratable benefit of Lenders or for the benefit of Administrative Agent in its individual capacity, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Administrative Agent.

Each payment received by Administrative Agent under this Agreement or any Note for the account of any Lender shall be remitted by Administrative Agent to such Lender promptly after Administrative Agent’s receipt thereof, and such remittance shall be made in immediately available funds for the account of such Lender for the Loans or other obligation in respect of which such payment is made.

1.6.          Repayments and Reduction of Term Loan B Commitment and Revolving Loan Commitment and Related Mandatory Repayments.

(A)          Scheduled Repayments of the Term Loan B and Termination of Revolving Loan Commitment.

(1)           Term Loan B.  Commencing on September 30, 2011, and on each December 31, March 31, June 30 and September 30 thereafter, in addition to any prepayments or repayments made or required pursuant to Subsection 1.7, Borrower shall repay the aggregate outstanding principal balance of the Term Loan B in equal quarterly principal payments on each such date in the amount of $3,750,000.  The outstanding principal balance of the Term Loan B not sooner due and payable will become due and payable on the Term Loan B Maturity Date.

(2)           Revolving Loan Commitment.  In addition to any reductions pursuant to Subsections 1.6(B) and 1.6(C), the Revolving Loan Commitment and the Swingline Loan Commitment shall be permanently reduced and terminated in full on the Revolving Loan Expiration Date, and any outstanding principal balance of the Revolving Loans (including any Swingline Loans) not sooner due and payable will become due and payable on the Revolving Loan Expiration Date.

All repayments of the Facilities pursuant to this Subsection 1.6(A) shall be applied in accordance with Subsection 1.8, and shall be accompanied by any applicable Breakage Fees and any other fees required pursuant to Subsection 1.4.

(B)           Reductions Resulting From Mandatory Repayments.  The Revolving Loan Commitment also will be permanently reduced to the extent and in the amount that Borrower is required, pursuant to Subsection 1.8, to apply mandatory repayments to be made pursuant to Subsections 1.7(B), 1.7(C), 1.7(D) and 1.7(E) to the Revolving Loan Facility (whether or not any Revolving Loans are then outstanding and available to be repaid).  All reductions provided for in this Subsection 1.6(B) shall be in addition to the voluntary reductions provided for in Subsection 1.6(C) and, accordingly, may result in the termination of the Revolving Loan Commitment prior to the date set forth in clause (iii) of the definition of the Revolving Loan Expiration Date.

(C)           Voluntary Reduction of Loan Commitments.

(1)           Borrower shall have the right, upon at least three Business Days’ prior written notice to Administrative Agent, to terminate or permanently reduce the then unused portion of the Revolving Loan Commitment.  Each reduction shall be in a minimum amount of at least $1,000,000, or any whole multiple of $250,000 in excess thereof, and shall be applied as to each Lender based upon its Pro Rata Share. Notwithstanding the foregoing, no reduction of the Revolving Loan Commitment shall be permitted if, after giving effect thereto and to any prepayment made therewith, the Revolving Credit Obligations would exceed the Revolving Loan Commitment, as so reduced.  All reductions to the Revolving Loan Commitment elected under this Subsection 1.6(C)(1) shall be in addition to the reductions in the Revolving Loan Commitment provided for in Subsections 1.6(A)(2) and 1.6(B) and, accordingly, may result in the termination of the Revolving Loan Commitment prior to the date set forth in clause (iii) of the definition of the Revolving Loan Expiration Date.

(2)           Borrower shall have the right, upon at least three Business Days’ prior written notice to Administrative Agent and Swingline Lender, to terminate or permanently reduce the then unused portion of the Swingline Loan Commitment; provided, however, if the CoBank Cash Management Agreement is in effect, Borrower may not reduce the Swingline Loan Commitment without the prior written consent of Swingline Lender (which consent shall be in the sole discretion of Swingline Lender).  All reductions to the Swingline Loan Commitment elected under this Subsection 1.6(C)(2) shall be in addition to the reductions in the Swingline Loan Commitment provided for in Subsections 1.6(A)(2), 1.6(B), and 1.6(E) and, accordingly, may result in the termination of the Swingline Loan Commitment prior to the date set forth in clause (iii) of the definition of the Revolving Loan Expiration Date.  Notwithstanding the foregoing, no reduction to the Swingline Loan Commitment shall be permitted if, after giving effect thereto and to any prepayment made in connection therewith, the aggregate principal balance of all Swingline Loans outstanding at such time would exceed the Swingline Loan Commitment as so reduced or the aggregate principal balance of all Revolving Credit Obligations at such time would exceed the Revolving Loan Commitment, as so reduced.

(D)          Mandatory Repayments.  If at any time the aggregate outstanding amount of Revolving Credit Obligations exceeds the Revolving Loan Commitment, Borrower shall repay promptly the Revolving Loans (other than Swingline Loans), in an amount at least sufficient to reduce the aggregate principal balance of such Revolving Credit Obligations to the amount of the Revolving Loan Commitment, and until such repayment is made, Lenders shall not be obligated to make any additional Loans under any Facility.  If any such excess remains after repayment in full of the aggregate outstanding Revolving Loans (other than Swingline Loans), Borrower shall repay Swingline Loans to the extent required to eliminate such excess.  Any repayments pursuant to this Subsection 1.6(D) shall be paid and applied in accordance with Subsection 1.8 and must be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees and any other fees required pursuant to Subsection 1.4.

(E)           Application of Reduction of the Revolving Loan.  If a reduction in the Revolving Loan Commitment pursuant to Subsections 1.6(B) and/or 1.6(C) would cause the Revolving Loan Commitment to be less than the Swingline Loan Commitment, then the Swingline Loan Commitment will simultaneously with such reduction of the Revolving Loan Commitment be permanently reduced such that the Swingline Loan Commitment does not exceed the reduced Revolving Loan Commitment.

1.7.          Voluntary Prepayments and Other Mandatory Repayments.

(A)          Voluntary Prepayment of Loans.  Subject to the provisions of this Subsection 1.7(A) and Subsection 1.8, at any time, Borrower may prepay any Base Rate Loan, in whole or in part, without penalty.  Subject to the provisions of Subsection 1.8, payment of applicable Breakage Fees and the notice requirement set forth in this Subsection 1.7(A), at any time Borrower may prepay any LIBOR Loan, in whole or in part.  Notwithstanding anything to the contrary contained herein, Borrower may not prepay the Term Loan A except in connection with a prepayment in full of all Loans outstanding under the Facilities, and then only upon payment of applicable Breakage Fees and compliance with the notice requirement set forth in this Subsection 1.7(A).  Notice of any prepayment of (i) a Base Rate Loan (other than a Swingline Loan) shall be given not later than 1:00 p.m. (New York, New York time) on the Business Day that is the date of prepayment, and (ii) a LIBOR Loan or the Term Loan A shall be given not later than 1:00 p.m. (New York, New York time) on the third Business Day preceding the date of prepayment.  All prepayment notices shall be irrevocable.  All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

(B)           Repayments from Insurance Proceeds.  Borrower shall repay the Loans in an amount equal to the Net Proceeds received by any Loan Party or any Subsidiary of any Loan Party which are insurance proceeds from any Asset Disposition; provided, however, that if no Event of Default has occurred and is continuing, Borrower shall not be required to repay the Loans with such Net Proceeds if such Loan Party or such Subsidiary applies such Net Proceeds to repair or replace the lost, damaged or destroyed property (or to acquire similar property) within 270 days of receipt by such Loan Party or such Subsidiary of such Net Proceeds; provided, however, that (i) any new assets purchased with such Net Proceeds (other than any real property that does not constitute Material Owned Property) must be subject to the Lien of Administrative Agent under the Security Documents, subject only to Permitted Encumbrances, and (ii) until so reinvested, such Net Proceeds shall be deposited and held in a deposit account of which Administrative Agent has “control” (as defined in Article 9 of the Uniform Commercial Code in effect in the State of Colorado).  If upon the expiration of such 270-day period any of such Net Proceeds have not been so applied, Borrower immediately shall repay the Loans in an amount equal to such remaining Net Proceeds.  All such repayments shall be applied in accordance with Subsection 1.8.  All such repayments shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

(C)           Repayments from Asset Dispositions.  Promptly upon receipt by any Loan Party or any Subsidiary of any Loan Party of Net Proceeds of an Asset Disposition, other than insurance proceeds reinvested pursuant to Subsection 1.7(B) or Net Proceeds of Asset Dispositions permitted pursuant to Subsection 3.6, without the consent of Administrative Agent (unless pursuant to Subsection 3.6(viii) Borrower is required to apply such proceeds to the repayment of the Loans pursuant to this Subsection 1.7(C)), Borrower shall repay the Loans in an amount equal to the Net Proceeds received by any Loan Party or any Subsidiary of any Loan Party; provided, however, that if no Event of Default has occurred and is continuing, Borrower shall not be required to repay the Loans with such Net Proceeds if such Loan Party or such Subsidiary reinvests such Net Proceeds in assets used or useful in the business of such Loan Party or such Subsidiary within 270 days of receipt by such Loan Party or such Subsidiary of such Net Proceeds; provided, however, that (i) any new assets purchased with such Net Proceeds (other than any real property that does not constitute Material Owned Property) must be subject to the Lien of Administrative Agent under the Security Documents, subject only to Permitted Encumbrances, and (ii) until so reinvested, such Net Proceeds shall be deposited and held in a deposit account of which Administrative Agent has “control” (as defined in Article 9 of the Uniform Commercial Code in effect in the State of New York).  If upon the expiration of such 270-day period any of such Net Proceeds have not been so applied, Borrower immediately shall repay the Loans in an amount equal to such remaining Net Proceeds.  All such prepayments shall be paid and  applied in accordance with Subsection 1.8.  All such repayments shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

(D)          Repayments from Debt Issuances.  Immediately upon receipt by any Loan Party or any Subsidiary of any Loan Party of Net Proceeds relating to the issuance by any Loan Party or any Subsidiary of any Loan Party of any public or private debt (other than Indebtedness permitted to be incurred under Subsection 3.1), Borrower shall be obligated to repay the Loans in an amount equal to all such Net Proceeds.  All such prepayments shall be paid and applied in accordance with Subsection 1.8 and shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

(E)           Repayments from Equity Issuances.  Immediately upon receipt by any Loan Party or any Subsidiary of any Loan Party of Net Proceeds relating to the issuance by any Loan Party or any Subsidiary of any Loan Party of any ownership interest or rights therein (other than issuances permitted under Subsection 3.4), Borrower shall be obligated to repay the Loans in an amount equal to all such Net Proceeds; provided, however, that Borrower shall not be required to prepay the Loans with any Net Proceeds received from the issuance by any Loan Party or any Subsidiary of any Loan Party of any ownership interest in any Loan Party or any Subsidiary of any Loan Party or rights therein, so long as no Default or Event of Default exists before or will result from such issuance.  All such repayments shall be paid and applied in accordance with Subsection 1.8 and shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

1.8.          Application of Prepayments and Repayments; Payment of Breakage Fees, Etc.  Subject to the last sentence of this Subsection 1.8, all prepayments pursuant to Subsection 1.7(A) to be applied to the Loans shall be applied as Borrower shall direct (provided, however, in the absence of any direction from Borrower, Swingline Lender may apply any such prepayments to the Swingline Loans), and shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount prepaid or repaid.  Each repayment made pursuant to Subsection 1.7(B) through 1.7(E) shall be applied first, to all fees and expenses of Administrative Agent, second, to all applicable Breakage Fees and accrued interest on the amount repaid, third, pro rata to the outstanding principal balance of the Term Loan A Facility and the Term Loan B Facility, fourth, to repay the Revolving Loans (other than the Swingline Loans) and fifth, to repay the Swingline Loans.  All prepayment and repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to such of the applicable type of Loans of a Facility as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to Base Rate Loans and then to such LIBOR Loans or the Term Loan A as Borrower and CoBank shall agree (in the absence of agreement, such prepayments and repayments shall be applied to the LIBOR Loans and the Term Loan A on which the lowest amount of Breakage Fees would be due).  All prepayments and repayments applied to the Term Loan B shall be applied to reduce the remaining principal installments under the Term Loan B in the inverse order of maturity.

1.9.          Loan Accounts.  Administrative Agent will maintain loan account records for (i) all Loans, interest charges and payments thereof, (ii) all Letter of Credit Liability, (iii) the charging and payment of all fees, costs and expenses and (iv) all other debits and credits pursuant to this Agreement. All entries in the loan account records shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time.  Absent manifest error, the balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Administrative Agent to maintain such records shall not limit or affect Borrower’s obligation to pay.  During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Administrative Agent and Lenders shall have the continuing exclusive right to apply and reapply payments in any manner it or they deem appropriate.

1.10.        Changes in LIBOR Rate Availability.  If with respect to any proposed Interest Period, Administrative Agent or any Lender (after consultation with Administrative Agent) determines that deposits in dollars (in the applicable amount) are not being offered in the relevant market for such Interest Period, or Lenders having a Pro Rata Share of more than 50% under a Facility determine (and notify Administrative Agent) that the LIBOR rate applicable pursuant to Subsection 1.2(A) for any requested Interest Period with respect to a proposed LIBOR Loan under such Facility does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon and until such affected Lender or Lenders notifies Administrative Agent, and Administrative Agent notifies Borrower and the other Lenders that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of LIBOR Loan shall be suspended and such affected Lender shall make its Pro Rata Share of such type of LIBOR Loan as a Base Rate Loan or such other type of Loan as permitted by Administrative Agent.  Any Lender may, in its sole discretion, waive the benefits and provisions of this Subsection with respect to any proposed Interest Period.

If the introduction of, or any change in, any Applicable Law or treaty or any change in the interpretation or administration thereof by any Governmental Authority, central bank, quasi-governmental entity or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, quasi-governmental agency or comparable agency (collectively, a “Change of Law”; and, for the avoidance of doubt, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or  implemented), shall make it unlawful or impossible for one or more Lenders to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to Administrative Agent, and Administrative Agent shall promptly give notice thereof to Borrower and all other Lenders.  Thereafter, until such Lender or Lenders notifies Administrative Agent, and Administrative Agent notifies Borrower and the other Lenders that such circumstances no longer exist, (i) the obligations of such Lender or Lenders to make LIBOR Loans and the right of Borrower to convert any Loan of such Lender or Lenders to a LIBOR Loan or continue any Loan of such Lender or Lenders as a LIBOR Loan shall be suspended and (ii) if any Lender may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto, such Lender’s Loan shall immediately be converted to a Base Rate Loan.

1.11.        Capital Adequacy and Other Adjustments.

(A)          If any Change of Law would increase the reserve requirement or otherwise increase the cost (other than amounts governed by Subsection 1.14) to any Lender of making or maintaining a LIBOR Loan, then Administrative Agent, on behalf of all affected Lenders, shall submit a certificate to Borrower setting forth the amount and demonstrating the calculation of such increased cost.  Administrative Agent may seek recovery of such additional amounts from Borrower only to the extent it seeks recovery for such amounts from similarly situated borrowers.  Borrower shall pay the amount of such increased cost to Administrative Agent for the benefit of the affected Lenders within 15 days after receipt of such certificate.  Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes.  There is no limitation on the number of times such a certificate may be submitted.

(B)           In the event that any Lender shall have determined that any Change of Law regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any entity controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any entity controlling such Lender and thereby reducing the rate of return on such Lender’s or such entity’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within 15 days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Administrative Agent), pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A Lender may seek recovery of such additional amounts from Borrower only to the extent it seeks recovery for such amounts from similarly situated borrowers.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.  There shall be no limitation on the number of times such a certificate may be submitted.

(C)           Notwithstanding any other provision of this Agreement, Borrower shall not be obligated to pay any increased costs suffered or incurred by a Lender under this Subsection 1.11 more than 180 days prior to the date that such Lender obtained knowledge of the circumstances giving rise to such increased costs; provided, however, that if any Change of Law giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect.  Any Lender which becomes aware of (i) any Change of Law that will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or (ii) any Change of Law or other event or condition that will obligate Borrower to pay any amount pursuant to this Subsection 1.11 shall notify Borrower and Administrative Agent thereof as promptly as practical.  If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrower and Administrative Agent thereof as promptly as practical.  Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or to which Borrower is obligated to pay any amount pursuant to this Subsection 1.11 shall use reasonable commercial efforts (including changing the jurisdiction of its applicable lending office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to this Subsection 1.11 if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender’s normal lending practices.

1.12.        Optional Prepayment/Replacement of Lender in Respect of Increased Costs.  If (a) any Lender shall become a Defaulting Lender at any time, (b) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Subsection 1.11 for a reason which is not applicable to any other Lender, or (c) any Lender shall demand any payment under Subsection 1.11, 1.13 or 1.14 for a reason which is not applicable to any other Lender, then, unless such Lender (an “Affected Lender”) has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality or impossibility, Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to do the following:  Borrower may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent.  In the event Borrower obtains a Replacement Lender within 180 days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Loan Commitments to such Replacement Lender at a price of par plus accrued interest and other amounts due to such Affected Lender, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

1.13.        Taxes: No Deductions.

(A)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(1)           Any and all payments by or on account of any Obligation of Borrower hereunder or under any other Loan Document shall to the extent permitted by Applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, Applicable Law requires Borrower or Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Applicable Law as determined by Borrower or Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Subsection 1.13(E).

(2)           If Borrower or Administrative Agent shall be required by the IRC to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (i) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to Subsection 1.13(E), (ii) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the IRC, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Subsection) Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made; provided, however, to the extent Borrower has an obligation under Applicable Law to perform the duties described in (i) and (ii) above and the performance of such duties by the Administrative Agent does not relieve Borrower of such obligation or of its liability for failure to perform such obligation, Borrower shall perform the duties described in (i) and (ii) above so long as Borrower has provided notice to Administrative Agent prior to undertaking such duties.

(B)           Payment of Other Taxes by Borrower.

Without limiting the provisions of Subsection 1.13(A), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(C)           Tax Indemnification.

(1)           Without limiting the provisions of Subsections 1.13(A) or 1.13(B), Borrower shall indemnify Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefore, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Subsection 1.13) withheld or deducted by Borrower or Administrative Agent (to the extent that such amounts have not been paid by Borrower under Subsection 1.13(A)) or paid in connection with any Loan Document by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, Borrower shall not be obligated to indemnify Administrative Agent or such Lender for any penalties, interest or expenses relating to Indemnified Taxes or Other Taxes arising from Administrative Agent’s or such Lender’s, as the case may be, gross negligence or willful misconduct. Administrative Agent and each Lender agree to give notice to Borrower of any claim for Indemnified Taxes or Other Taxes as promptly as practicable and in no event later than 120 days after such Administrative Agent or such Lender, as the case may be, has knowledge of such claim.  A certificate as to the amount of such payment or liability and setting forth in reasonable detail the calculation and basis for such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  Administrative Agent and each Lender agree to contest, with the cooperation and at the expense of Borrower, any Indemnified Taxes or Other Taxes that Administrative Agent or such Lender, as the case may be, determines in its sole discretion and good faith not to have been correctly or legally assessed.

(2)           Without limiting the provisions of Subsections 1.13(A) or 1.13(B), each Lender shall, and does hereby, indemnify Borrower and, to the extent not otherwise indemnified by Borrower hereunder, Administrative Agent and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Borrower or Administrative Agent) incurred by or asserted against Borrower or Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to Borrower or Administrative Agent pursuant to Subsection 1.13(E).  Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to Administrative Agent under this Subsection 1.13(C)(2).  The agreements in this Subsection 1.13(C)(2) shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all other Obligations.

(D)          Evidence of Payments.  Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Subsection 1.13, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Law to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(E)           Status of Lenders; Tax Documentation.

(1)           Each Lender shall deliver to Borrower and to Administrative Agent, at the time or times prescribed by Applicable Law or when reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Administrative Agent, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Documents are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(2)           Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States of America,

(a)           any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the IRC shall deliver to Borrower and Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(b)           each Foreign Lender that is entitled under the IRC or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, within 10 days of the reasonable request of Borrower or Administrative Agent whenever a lapse in time or change in circumstances renders such forms, certificates, or other evidence obsolete or inaccurate) whichever of the following is applicable:

(I)            executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)         executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation, including executed originals where required,

(IV)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (a) a certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the IRC, (ii) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the IRC, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC and (b) executed originals of Internal Revenue Service Form W-8BEN, or

(V)           executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made.

(3)           If a payment made to a Lender under any Loan Document would be subject to United States of America withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Notwithstanding any other provision of this Subsection 1.13(E)(3), a Lender shall not be required to deliver any form pursuant to this Subsection 1.13(E)(3) that such Lender is otherwise prohibited from delivering pursuant to Applicable Law.

(4)           Each Lender shall promptly (1) notify Borrower and Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption, reduction or compliance with FATCA as described in Subsection 1.13(E)(3), and (2) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office to Administrative Agent) to avoid any requirement of Applicable Law of any jurisdiction that Borrower or Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(F)           Treatment of Certain Refunds.  If Administrative Agent or any Lender shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of the Indemnified Taxes or Other Taxes paid by Borrower pursuant to this Subsection 1.13, Administrative Agent or such Lender shall promptly notify Borrower of the availability of such refund claims and, if Administrative Agent or such Lender, as applicable, determines in good faith that making a claim for a refund will not have an adverse effect on its Taxes or business operations, shall, within 60 days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund.  Unless required by Applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If Administrative Agent or any Lender determines in good faith, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant in this Subsection 1.13, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Subsection 1.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

1.14.        Changes in Tax Laws.  In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority (collectively, a “Change in Tax Law”):

(a)           does or shall subject Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or any Letters of Credit issued hereunder, or change the basis of taxation of payments to Administrative Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except Tax Liabilities covered by Subsection 1.13 and the imposition or, or any change in the rate of, any Excluded Tax payable by such Lender); or

(b)           does or shall impose on Administrative Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby;

and the result of any of the foregoing is to increase the cost to Administrative Agent or any such Lender of making or continuing any Loan or of issuing any Letters of Credit hereunder, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Administrative Agent or such Lender, upon its demand, any additional amounts necessary to compensate such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Administrative Agent or such Lender with respect to this Agreement or the other Loan Documents. If Administrative Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.14, it shall promptly notify Borrower (through Administrative Agent) of the event by reason of which Administrative Agent or such Lender has become so entitled.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.  There is no limitation on the number of times such a certificate may be submitted.

1.15.        Mitigation Obligations.  If any Lender requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Subsection 1.13 or 1.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Subsection 1.13 or 1.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

1.16.        Term of This Agreement.  All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the Term Loan B Maturity Date.  Until all Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents) have been paid and satisfied in full in cash, all Letters of Credit have been terminated and each of the Loan Commitments has been terminated, this Agreement shall remain in full force and effect.

1.17.        Letter of Credit Liability.  Upon the occurrence and during the continuance of an Event of Default, and in the event any Letters of Credit are outstanding at the time that Borrower terminates the Revolving Loan Commitment, then (a) with respect to each such Letter of Credit, Borrower shall either (i) deliver to Administrative Agent for the benefit of all Lenders with a Revolving Loan Commitment a letter of credit in the same currency that such Letter of Credit is payable, with a term that extends 60 days beyond the expiration date of such Letter of Credit, issued by a bank satisfactory to Administrative Agent and in an amount equal to 105% of the aggregate outstanding Letter of Credit Liability with respect to such Letter of Credit, which letter of credit shall be drawable by Administrative Agent to reimburse payments of drafts drawn under such Letter of Credit and to pay any fees and expenses related thereto or (ii) immediately deposit with Administrative Agent an amount equal to the aggregate outstanding Letter of Credit Liability to enable Administrative Agent to make payments under the Letters of Credit when required and such amount shall become immediately due and payable, and (b) Borrower shall prepay the fees payable under Subsection 1.4(E) with respect to all such Letters of Credit for the full remaining terms of such Letters of Credit.  Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

1.18.        Defaulting Lenders; Letters of Credit.

(A)          Cash Collateralized.  If any Lender becomes, and during the period it remains, a Defaulting Lender, Issuing Lender (x) if any Letter of Credit is at the time outstanding, may by notice to Borrower and such Defaulting Lender through Administrative Agent, require Borrower or such Defaulting Lender to cash collateralize the obligations of Borrower to Issuing Lender in respect of such Letter of Credit in an amount equal to the Pro Rata Share of the Letter of Credit Liability (contingent or otherwise) of such Defaulting Lender, as the case may be, in respect thereof, and (y) will not be required to issue any Letter of Credit or to amend or extend any outstanding Letter of Credit unless Issuing Lender is reasonably satisfied that any exposure that would result therefrom is eliminated or fully covered, whether by cash collateralization or otherwise; provided that, at Borrower’s option, instead of such cash collateralization, Borrower may, by notice to Administrative Agent and Issuing Lender, elect to reallocate all or any part of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Liability with respect to such Letter of Credit among all Lenders with a Pro Rata Share of the Revolving Loan Commitment that are not Defaulting Lenders but only to the extent

(1)           all conditions set forth in Subsection 7.2 are satisfied at such time (other than delivery of a Notice of Borrowing); and

(2)           the aggregate Revolving Loan Commitment of all Lenders that are not Defaulting Lenders equals or exceeds the sum of:

(a)           the aggregate principal balance of all Revolving Loans (excluding Swingline Loans) of all Lenders that are not Defaulting Lenders, plus

(b)           the aggregate Pro Rata Share of the Letter of Credit Liability of all Lenders that are not Defaulting Lenders (taking into account all reallocations pursuant to this Subsection 1.18(A)), plus

(c)           the Swingline Loan Commitment.

If the Borrower elects such option and clauses (1) and (2) are satisfied, the Revolving Loan Commitment of such Defaulting Lender shall be deemed to be zero (except to the extent cash collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s Letter of Credit Liability) for purposes of any determination of Lenders’ respective Pro Rata Shares of the Letter of Credit Liability (including for purposes of all fee calculations hereunder); provided, however, that no such reallocation by Borrower shall change the status of a Defaulting Lender as such, or otherwise limit, reduce or qualify the obligations of such Defaulting Lender with respect to its obligations under this Agreement and the other Loan Documents.

No payment by Borrower or delivery or application of cash collateral pursuant to clause (x) of Subsection 1.18(A) shall change the status of a Defaulting Lender as such, or otherwise limit, reduce or qualify the obligations of such Defaulting Lender with respect to its obligations under this Agreement and the other Loan Documents.  Any amount deposited by Borrower pursuant to clause (x) of Subsection 1.18(A) will not be paid or distributed to the relevant Defaulting Lender, but will instead be retained by Administrative Agent in a segregated account until the earlier of (x) such Lender is no longer a Defaulting Lender, at which point such amounts will be returned to Borrower and (y) Administrative Agent elects to debit such account to pay an amount owed to it as Issuing Lender pursuant to Subsection 1.1(E).

(B)           Cure.  If Borrower, Administrative Agent and Issuing Lender agree in writing in their sole discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify Lenders, whereupon as of the effective date specified in such notice (and agreed to by Borrower) and subject to any conditions set forth therein (and agreed to by Borrower) such Lender will cease to be a Defaulting Lender and will be a non-Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(C)           Remedies.  Except as otherwise expressly provided in this Agreement, performance by Borrower of its Obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Subsection 1.18.  The rights and remedies against any Defaulting Lender under this Subsection 1.18 are in addition to any other rights and remedies that Borrower, Administrative Agent or any Lender may have against any such Defaulting Lender.

SECTION 2

AFFIRMATIVE COVENANTS

Each Loan Party hereby covenants and agrees that so long as the Loan Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to Administrative Agent or any Lender hereunder remains outstanding, or any other amount then due and payable is owing to Administrative Agent or any Lender hereunder, and unless the Requisite Lenders shall otherwise give their prior written consent, it shall perform and comply with all covenants in this Section 2.

2.1.          Compliance With Laws.  The Loan Parties will (i) comply with and will cause their respective Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which the Loan Parties and their respective Subsidiaries are now or hereafter doing business, other than those Applicable Laws the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) obtain and maintain and will cause their respective Subsidiaries to obtain and maintain all licenses, qualifications and permits (including the Licenses) now held or hereafter required to be held by the Loan Parties or any of their respective Subsidiaries, the loss, suspension or revocation of which or which the failure to obtain or renew could reasonably be expected to have a Material Adverse Effect and (iii) comply with and will cause their respective Subsidiaries to comply with all Material Contracts, other than, in all such cases, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  This Subsection 2.1 shall not preclude the Loan Parties or any of their respective Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

2.2.          Maintenance of Books and Records; Properties; Insurance.

(A)          The Loan Parties will keep and will cause their respective Subsidiaries to keep adequate records and books of account, in which full, true and correct entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of such Persons.

(B)           The Loan Parties will maintain or cause to be maintained and will cause their respective Subsidiaries to maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all Collateral used in the business of the Loan Parties and their respective Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Loan Parties will and will cause each of their respective Subsidiaries to maintain complete, accurate and up-to-date books, records, accounts and other information relating to all Collateral in such form and in such detail as may be in accordance with sound business practice, and will furnish to Administrative Agent from time to time such statements, schedules and reports (including accounts receivable aging schedules) with regard to the Collateral as Administrative Agent may reasonably request.

(C)           At the request of Administrative Agent, following the occurrence and during the continuance of an Event of Default that is reasonably likely to result in an exercise of remedies by Administrative Agent, each Loan Party will legend, in form and manner reasonably satisfactory to Administrative Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to Administrative Agent and that Administrative Agent on behalf of itself and the other Secured Parties has a security interest therein.  During the period in which an Event of Default shall have occurred and be continuing, Administrative Agent shall have the right to make test verifications of accounts in any reasonable manner and through any reasonable medium, and each Loan Party agrees to furnish all such reasonable assistance and information as Administrative Agent may reasonably require in connection therewith.

(D)          The Loan Parties will and will cause their respective Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their business and properties and the business and properties of their respective Subsidiaries against loss and damage of the kinds and of such types, with such insurers, in such amounts, with such limits and deductibles and otherwise on such terms and conditions as customarily carried or maintained by companies of established reputation engaged in similar businesses, and will deliver evidence thereof to Administrative Agent on or prior to the Effective Date.  Not less than 30 days (or such later date as Administrative Agent shall agree to in writing in its sole discretion) prior to the expiration date of the insurance policies required to be maintained by any Loan Party or its Subsidiaries pursuant to the terms hereof, such Loan Party will deliver to Administrative Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as Administrative Agent may reasonably request.  If any part of the Collateral lies within a “special flood hazard area” as defined and specified by the Federal Emergency Management Agency (or other appropriate Governmental Authority) pursuant to the Flood Disaster Protection Act of 1973, as amended (the “FDPA”), and Administrative Agent determines that flood insurance coverage is required to be obtained for such Collateral in order for Administrative Agent and Lenders to comply with the FDPA, the Loan Parties shall obtain and maintain such flood insurance policies as Administrative Agent reasonably requests in writing so that Administrative Agent and Lenders shall be deemed in compliance with the FDPA and shall deliver evidence thereof to Administrative Agent.  The Loan Parties will, and will cause their respective Subsidiaries (other than any Foreign Subsidiaries and Foreign Subsidiary Holding Companies), to name Administrative Agent, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Administrative Agent, (i) as a lender loss payee and mortgagee, if applicable, in the case of casualty insurance with respect to the Collateral, (ii) as an additional insured in the case of all liability insurance, and (iii) as an additional insured in the case of all flood insurance, if applicable.  Unless Administrative Agent otherwise agrees, all insurance policies required hereunder shall include effective waivers by the insurer of subrogation.  Unless Administrative Agent otherwise agrees, Borrower shall use commercially reasonable efforts to obtain for all insurance policies endorsements providing that each such insurance policy is non-cancelable and not subject to material change as to Administrative Agent except upon 30 days’ (and 10 days’ for non-payment of premiums) prior written notice given by the insurer to Administrative Agent.

Administrative Agent shall be entitled, upon reasonable advance notice, to review and/or receive copies of, the insurance policies of the Loan Parties and their respective Subsidiaries carried and maintained with respect to the Loan Parties’ obligations under this Subsection 2.2.  Notwithstanding anything to the contrary herein, no provision of this Subsection 2.2 or any provision of this Agreement shall impose on Administrative Agent and Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Loan Parties and their respective Subsidiaries, nor shall Administrative Agent and Lenders be responsible for any representations or warranties made by or on behalf of the Loan Parties and their respective Subsidiaries to any insurance broker, company or underwriter.  Administrative Agent, at its sole option, may obtain such insurance if not provided by the Loan Parties and in such event, the Loan Parties shall reimburse Administrative Agent upon demand for the cost thereof.  Each Loan Party will deliver to Administrative Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies with respect to claims in which Administrative Agent is entitled to participate in the adjustment process pursuant to the terms of the Pledge and Security Agreement.

2.3.          Inspection.  The Loan Parties will permit, and will cause each of their respective Subsidiaries to permit, at the expense of the Loan Parties, any authorized representatives of Administrative Agent (i) to visit and inspect any of the properties of the Loan Parties and their respective Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and (ii) to discuss their affairs, finances and business with their officers, employees and certified public accountants, all upon at least five days notice, at such reasonable times during normal business hours and, unless a Default or Event of Default has occurred and is continuing, not more than twice a year.

2.4.          Legal Existence, Etc.  Except as otherwise permitted by Subsection 3.5, the Loan Parties will, and will cause their respective Subsidiaries to at all times preserve and keep in full force and effect, their legal existence and good standing and all rights and franchises (including the Licenses) the loss of which would reasonably be expected to have a Material Adverse Effect.

2.5.          Use of Proceeds.  The Loan Parties will use the proceeds of the Loans, and will cause their respective Subsidiaries who receive (directly or indirectly) proceeds of the Loans to use such proceeds solely for the purposes described in the recital paragraphs to this Agreement; provided, that the proceeds of each Delayed Draw Advance may be used solely for capital expenditures of the Loan Parties and their respective Subsidiaries.  No part of any Loan will be used (directly or indirectly) to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock” as defined in, or otherwise in violation of, section 7 of the Securities Exchange Act of 1934 and Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224, respectively.

2.6.          Notices; Further Assurances.  Pursuant to the terms of this Subsection 2.6 and of the Pledge and Security Agreement, Borrower will, on or before the earlier of (x) if applicable, the time required by Subsection 2.12 or (y) Borrower’s next submission of a Compliance Certificate, notify Administrative Agent of the acquisition of (or, as applicable, of any of the assets of any Loan Party becoming) (i) any Equity Interest not excluded from the Collateral by Section 2.3(G) of the Pledge and Security Agreement, (ii) any Material Owned Property, (iii) any Material Leased Property, (iv) any Material Copyrights, Patents, Trademarks and Domain Names (as such terms are defined in the Pledge and Security Agreement), (v) any commercial tort claim known to any Loan Party that such Loan Party knows to involve an amount in controversy in the aggregate with any other known commercial tort claim of any Loan Party in excess of $5,000,000, (vi) any new or existing deposit, investment or other account which has become a Material Account, in each case, owned, acquired, leased or opened by any Loan Party of which notice has not previously been given to Administrative Agent, and (vii) any new Material Contract or existing agreement that has become a Material Contract.  Furthermore, Borrower will, on or before Borrower’s next submission of a Compliance Certificate, notify Administrative Agent of any FCC, PUC, cable franchise or other License, in each case, owned, acquired, or leased by any Loan Party or any Subsidiary of any Loan Party of which notice has not previously been given to Administrative Agent and the loss of which would reasonably be expected to have a Material Adverse Effect.

The Loan Parties will, and will cause each of their respective Subsidiaries (other than any Excluded Subsidiary) to, from time to time, do, execute, authorize and deliver, as the case may be, all such additional and further acts, documents, instruments, filings and opinions as Administrative Agent reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure Administrative Agent and the other Secured Parties of their respective rights under this Agreement and the other Loan Documents, including such financing statements, regulatory filings or approvals, documents, security agreements and reports to evidence, perfect or otherwise implement the security for repayment of the Secured Obligations contemplated by the Loan Documents.

Administrative Agent may elect not to request any documents, instruments, filings or opinions as contemplated by this Subsection 2.6 or the Pledge and Security Agreement and the other Loan Documents if it determines in its sole discretion that the costs to the Loan Parties of perfecting a security interest or lien in such property exceed the relative benefit afforded the Secured Parties.

2.7.          CoBank Equity.  Each party hereto acknowledges that CoBank has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all of the stock and other equities in CoBank acquired by Borrower in connection with the prior patronage loan from CoBank to Borrower (the “CoBank Equities”), which statutory lien shall be for CoBank’s sole and exclusive benefit.  The CoBank Equities shall not constitute security for the Secured Obligations due to any other Secured Party.  To the extent that any of the Loan Documents create a Lien on the CoBank Equities or on patronage accrued by CoBank for the account of Borrower (including, in each case, proceeds thereof), such Lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder.  Neither the CoBank Equities nor any accrued patronage shall be offset against the Secured Obligations except that, in the event of an Event of Default, CoBank may elect, in its sole discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement. Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Borrower. CoBank shall have no obligation to retire the CoBank Equities upon any Event of Default, Default or any other default by Borrower or at any other time, either for application to the Obligations or otherwise.

2.8.          [Reserved.]

2.9.          Investment Company Act.  None of the Loan Parties or any of their respective Subsidiaries shall be or become an “investment company” as that term is defined in and are not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

2.10.        Payment of Obligations.  Unless contested in good faith by appropriate proceedings and then only to the extent reserves required by GAAP have been set aside therefor, the Loan Parties will, and will cause each of their respective Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination provisions), and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments, claims and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto or a lien would attach to any of the properties of the Loan Parties or their respective Subsidiaries if unpaid unless, in each case, the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor.

2.11.        Environmental Laws.  The Loan Parties will, and will at all times cause each of their respective Subsidiaries to:

(A)          Comply in all material respects with, and ensure compliance in all material respects by all its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all its tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(B)           Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

(C)           Defend, indemnify and hold harmless Administrative Agent and Lenders, and their Affiliates and their and their Affiliates’ respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental

Law applicable to the operations of any Loan Party or any of its respective Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing is determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification therefor.  The agreements in this Subsection 2.11 shall survive repayment of the Obligations and the termination of this Agreement.

2.12.        Creation or Acquisition of Subsidiaries.  Promptly (and in any event within 30 days (or such later date as Administrative Agent shall agree to in writing in its sole discretion)) after (i) the creation or acquisition of a Subsidiary (other than an Excluded Subsidiary) by any Loan Party or any Subsidiary of any Loan Party, or (ii) any Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, each such Subsidiary will execute and deliver to Administrative Agent a Joinder Agreement, pursuant to which such Subsidiary (x) shall become a party hereto as a Guarantor and (y) shall become a party to the Pledge and Security Agreement and shall deliver to Administrative Agent all such other Security Documents and such legal opinions as Administrative Agent shall reasonably request relating to such Subsidiary, and shall grant to Administrative Agent a Lien upon and security interest in its Collateral, to the extent provided in the Security Documents, for the Secured Obligation (provided that (1) no assets of a Foreign Subsidiary or a Foreign Subsidiary Holding Company shall be required to secure the Obligations by pledge or otherwise, (2) no such Subsidiary shall be required to grant to Administrative Agent a Lien upon and security interest in any individual parcel of real property Collateral to the extent that such parcel is valued at less than $2,500,000, as determined by such Subsidiary in its reasonable discretion, and (3) the requirements described in clauses (x) and (y) of this Subsection 2.12 shall be subject to, and conditioned upon, receipt of all necessary approvals, authorizations and consents, if any, of all Governmental Authorities, including the FCC and all applicable PUCs).

Promptly (and in any event within 30 days (or such later date as Administrative Agent shall agree to in writing in its sole discretion)) after (i) the creation or acquisition of a Subsidiary (other than an Excluded Subsidiary) by any Loan Party or any Subsidiary of any Loan Party, or (ii) any Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, all capital stock or other equity interest in such Subsidiary owned by any Loan Party or any Subsidiary of any Loan Party will be pledged to Administrative Agent as follows (provided that any equity interests in any Foreign Subsidiary or Foreign Subsidiary Holding Company owned by a Loan Party or another Subsidiary (other than a Foreign Subsidiary or Foreign Subsidiary Holding Company) which, when aggregated with all of the other shares of equity interests in such Subsidiary pledged to Administrative Agent, would result in more than 65% of the total equity interests entitled to vote of such Subsidiary being pledged to Administrative Agent, shall not be pledged; provided further that no assets of a Foreign Subsidiary or Foreign Subsidiary Holding Company, or any Subsidiary of either thereof or any Equity Interest issued by any such Subsidiary of either thereof, shall be required to secure the Obligations by pledge or otherwise; and, provided, further that such pledge shall be subject to, and conditioned upon, receipt of all necessary approvals, authorizations and consents, if any, of all Governmental Authorities, including the FCC and all applicable PUCs):  (i) if a Loan Party directly owns any of the capital stock of or other equity interest in such Subsidiary, such Loan

Party will execute and deliver to Administrative Agent an amendment or supplement to the Pledge and Security Agreement pursuant to which all such capital stock or other equity interest shall be pledged to Administrative Agent, together with the certificates evidencing such capital stock or other equity interest and undated stock or transfer powers duly executed in blank and such legal opinions as Administrative Agent may reasonably request; and (ii) if any of the capital stock of or other equity interest in such Subsidiary is owned by another Subsidiary (other than a Foreign Subsidiary or Foreign Subsidiary Holding Company), to the extent not already covered by the Pledge and Security Agreement, such other Subsidiary will execute and deliver to Administrative Agent an appropriate joinder, amendment or supplement to the Pledge and Security Agreement, pursuant to which all of the capital stock of or other equity interest in such Subsidiary owned by such other Subsidiary shall be pledged to Administrative Agent, together with the certificates evidencing such capital stock or other equity interest and undated stock or transfer powers duly executed in blank and such legal opinions as Administrative Agent may reasonably request.

As promptly as reasonably possible, the Loan Parties and their respective Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such Subsidiary) regarding such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent may reasonably request in connection therewith and will take such other action as Administrative Agent may reasonably request to create in favor of Administrative Agent a perfected security interest on a first-priority basis in the Collateral being pledged pursuant to the documents described above.

2.13.        ERISA Compliance.  With respect to any Plan, other than a Multi-Employer Plan,  that is intended to qualify under Section 401(a) of the IRC, the Loan Parties will apply for and obtain a favorable determination letter within the period provided by Applicable Law, unless the Plan was adopted by means of a master, prototype or volume submitter plan that has received a favorable opinion letter from the Internal Revenue Service upon which the Loan Parties are entitled to rely.

SECTION 3

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that so long as the Loan Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to Administrative Agent or any Lender hereunder remains outstanding, or any other amount then due and payable is owing to Administrative Agent or any Lender hereunder, and unless Requisite Lenders (or (x) such other number of Lenders as is required by Subsection 9.2 or (y) Administrative Agent if expressly set forth in this Section 3) shall otherwise give their prior written consent, such Loan Party shall perform and comply, and shall cause its Subsidiaries to perform and comply, with all covenants in this Section 3.

3.1.          Indebtedness.  The Loan Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness (including any Guarantee Obligations) other than:

(A)          the Loans and the other Obligations;

(B)           Indebtedness to depository institutions with respect to cash management and similar arrangements in the ordinary course of business;

(C)           Indebtedness representing deferred compensation to employees of the Loan Parties and their Subsidiaries incurred in the ordinary course of business;

(D)          unsecured Indebtedness issued by Borrower not to exceed $25,000,000 in the aggregate principal at any one time, provided, that no Default or Event of Default exists at the time of such issuance or will result therefrom, including under Subsections 4.1 and 4.2, taking such additional Indebtedness into account;

(E)           Indebtedness incurred in connection with any Related Secured Hedge Agreement;

(F)           Indebtedness under purchase money security agreements and Capital Leases not to exceed $40,000,000 in the aggregate principal at any one time;

(G)           Indebtedness among the Loan Parties;

(H)          Acquired Indebtedness not to exceed $10,000,000 in the aggregate principal at any one time, and any Indebtedness that refinances or replaces such Acquired Indebtedness, provided, that

(1)           (a) after giving effect to the incurrence of the Acquired Indebtedness, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available, and

(2)           (a) the equity interests of the Person that is the obligor with respect to such Acquired Indebtedness are pledged to secure the Secured Obligations to the extent required hereunder, and (b) such Person otherwise complies with Subsection 2.12;

(I)            Indebtedness constituting reimbursement obligations with respect to workers’ compensation, unemployment insurance and other types of social security;

(J)            Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business, not to exceed $1,000,000 in the aggregate;

(K)          Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, provided that upon the drawing of such letters of credit or incurrence of such Indebtedness, such obligations are reimbursed within 30 days;

(L)           Guarantee Obligations resulting from endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

(M)         Priority Debt not to exceed at any one time 7.50% of Consolidated Net Assets as of the most recently completed fiscal quarter of Borrower.

3.2.          Liens and Related Matters.

(A)          No Liens.  The Loan Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Loan Parties or their respective Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

(B)           No Negative Pledges.  The Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its or their properties or assets, whether now owned or hereafter acquired, except for (i) operating leases, Licenses and Capital Leases and agreements evidencing purchase money Indebtedness permitted pursuant to Subsection 3.1(F) which only prohibit Liens upon the assets that are subject thereto and proceeds thereof, (ii) customary non-assignment clauses in leases, licenses, agreements regarding Equity Interests excluded from the Collateral by Section 2.3(G) of the Pledge and Security Agreement, and other agreements entered into in the ordinary course of business, or (iii) restrictions imposed by Applicable Law.

3.3.          Investments.  The Loan Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person that is prohibited by Borrower’s Investment Policy, except the CoBank Equities, as set forth in Subsection 2.7, Permitted Acquisitions and Investments acquired in connection with Permitted Acquisitions.  Without the consent of Administrative Agent, Borrower will not amend or modify its Investment Policy in any manner that Administrative Agent determines in its reasonable judgment is materially adverse to the interests of the Lenders hereunder or under any other Loan Document.  Administrative Agent shall provide or withhold its consent to any proposed amendment or modification to Borrower’s Investment Policy within 10 days of Administrative Agent receiving notice of such proposed amendment or modification in accordance with Subsections 4.4(L) and 9.3.  If Administrative Agent fails to respond within such 10-day period it shall be deemed to have consented to such proposed amendment or modification.

3.4.          Restricted Junior Payments.  The Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, however, that (A) any Loan Party and any Subsidiary of any Loan Party may make, declare or pay lawful cash dividends or distributions to, or redeem capital stock or other equity interest held by, any other Loan Party; (B) so long as no Default or Event of Default exists before or will result in the succeeding 12 months after such distributions and repurchases, based upon Borrower’s Budget delivered to Administrative Agent pursuant to Subsection 4.4(D), the Loan Parties and their respective Subsidiaries may (i) declare or pay lawful distributions to its shareholders and (ii) repurchase its issued and outstanding stock so long as the aggregate amount of such distributions and repurchases does not exceed (1) during the fiscal years ending December 31, 2011 and December 31, 2012, the higher of $7,000,000 or 75% of the Free

Cash Flow from the immediately preceding fiscal year (as determined pursuant to the financial statements delivered by Borrower pursuant to Subsection 4.4(B)), and (2) during each fiscal year thereafter, the higher of $10,000,000 or 75% of the Free Cash Flow from the immediately preceding fiscal year (as determined pursuant to the financial statements delivered by Borrower pursuant to Subsection 4.4(B)); and (C) Borrower may satisfy on a non-cash basis the exercise of any stock option or similar award under a stock-based compensation plan.

3.5.          Restriction on Fundamental Changes.  The Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly :  (i) unless and only to the extent required by Applicable Law, amend, modify or waive any term or provision of their respective articles of organization, partnership agreement, operating agreement, management agreements, articles of incorporation or certificates of designations pertaining to preferred stock or by-laws without the consent of Administrative Agent (which consent shall not be unreasonably withheld), other than an amendment, modification or waiver that is solely ministerial or administrative in nature or the reincorporation of Borrower in the State of Delaware; provided, however, Borrower shall promptly give Administrative Agent notice of any such amendment, modification or waiver; (ii) enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except (each of the following, a “Permitted Acquisition”) (a) any Guarantor may be merged with or into Borrower, provided that Borrower is the surviving entity, (b) any Guarantor may be merged with or into any other Guarantor, and (c) the Loan Parties and their respective Subsidiaries may consolidate or merge with or into any other Person or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, provided that no Default or Event of Default then exists or would result from such transaction, such Loan Party or such Subsidiary is the surviving or continuing entity and the consideration for each such transaction provided by such Loan Party or such Subsidiary (whether in the form of stock, cash or other consideration) does not exceed $50,000,000 and such consideration for all such transactions under this subclause (c) after the Effective Date does not in the aggregate exceed $100,000,000; or (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

3.6.          Disposal of Assets or Subsidiary Stock.  The Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, convey, sell (including pursuant to a sale and leaseback transaction), lease (including pursuant to a lease or sale and leaseback transaction), sublease, transfer or otherwise dispose of, or grant any Person an option to acquire (including in the case of any direct or indirect Subsidiary of Borrower, the issuance by such Subsidiary of its capital stock or other equity interests), in one transaction or a series of transactions, any of their respective property, business or assets, or the capital stock of or other equity interests in any such Subsidiary, except for (i) bona fide sales or leases of inventory to customers in the ordinary course of business, dispositions of equipment not used or useful in the business or otherwise obsolete; (ii) any sale, conveyance, lease, sublease, transfer or other disposition of assets of any Loan Party to another Loan Party; (iii) fair market value sales of Cash Equivalents or other Investments permitted by Subsection 3.3; (iv) leasing or subleasing of its property in the ordinary course of business; (v) Restricted Junior Payments permitted by Subsection 3.4; (vi) other Asset Dispositions if all of the following conditions are met: (a) the aggregate book value of such assets sold in any one transaction or series of related transactions for any 12-month period does not exceed 7.50% of

Consolidated Net Assets determined as of the end of the immediately preceding fiscal year in the aggregate for Borrower and its Subsidiaries, (b) the consideration received by the Loan Party or such Subsidiary is at least equal to the fair market value of such assets, (c) the sole consideration received is cash or other assets (other than a note or other delayed payment transaction), (d) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement, and (e) no Default or Event of Default then exists or would result from the Asset Disposition; (vii) (a) the sale by any Loan Party or any of its respective subsidiaries of the real property and improvements located at 8150 Industrial Avenue, 120 Vernon Street, and 114 Vernon Street, Roseville, California, and the subsequent lease, as lessee, of the same property, and (b) the sale by any Loan Party or any of its respective Subsidiaries of any other property and the subsequent lease, as lessee, of the same property, within 180 days following the acquisition or construction of such property, in an aggregate amount under this clause (b) not to exceed $10,000,000; (viii) an Asset Disposition if (a) the aggregate Net Proceeds of such assets disposed of under this clause (viii) does not exceed $75,000,000 from and after the Effective Date, (b) the consideration received is at least equal to the fair market value of such assets, (c) the sole consideration received is cash or other assets (other than a note or other delayed payment transaction), (d) no Default or Event of Default then exists or would result from the Asset Disposition, (e) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available and the Loan Parties and their respective Subsidiaries are in compliance with all other terms and conditions contained in this Agreement, and (f) the proceeds from any sale under this clause (viii) are used, at Borrower’s option, to promptly repay the Loans or to acquire fixed assets or other property useful and intended to be used in the operation of the business of the Loan Parties and their respective Subsidiaries within 365 days of the date of sale of such assets, any remaining unapplied proceeds after such 365 days to be applied promptly to repay the Loans pursuant to Subsection 1.7(C); and (ix) the issuance or other disposition by a direct or indirect Subsidiary of Borrower (other than any Subsidiary of any Loan party that is wholly-owned as of the Effective Date) of its own capital stock or other equity interests so long as such Subsidiary remains a Subsidiary after taking into account such issuance and the proceeds of such issuance are used to repay the Loans to the extent required by Subsection 1.7(E).

3.7.          Transactions with Affiliates.  The Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of the Loan Parties or their respective Subsidiaries or any Affiliate, except (i) as set forth on Schedule 3.7; (ii) transactions among the Loan Parties; (iii) pursuant to the reasonable requirements of the business of such Loan Party or such Subsidiary and upon fair and reasonable terms and are no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; (iv) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated; or (v) Restricted Junior Payments permitted by Subsection 3.4.

3.8.          Conduct of Business.  The Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, engage in any business other than businesses of owning, constructing, managing and operating Telecommunications Systems, or other lines of business necessary to or ancillary to the foregoing or consistent with advances in the Telecommunications Systems industry.

3.9.          Fiscal Year.  The Loan Parties will not, and will not permit their respective Subsidiaries to change their fiscal year from a fiscal year ending on December 31 of each year.

3.10.        Inconsistent Agreements.  The Loan Parties will not, and will not permit their respective Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by the Loan Parties or their respective Subsidiaries of any of their obligations hereunder or under any other Loan Document, or (b) create or permit to exist or become effective any encumbrance or restriction on the ability of such Loan Party or such Subsidiary to (i) pay dividends or make other distributions to its parent or any other applicable Subsidiary of its parent, or pay any Indebtedness owed to its parent or any Subsidiary of its parent, (ii) make loans or advances to its parent or (iii) transfer any of its assets or properties to its parent, the effect of which encumbrance or restriction would reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by this Agreement.

3.11.        Modification of Agreements.  The Loan Parties will not, and will not permit their respective Subsidiaries to, amend, modify or change, or consent or agree to any amendment, modification, change or consent to or regarding, any of the terms of any Material Contracts, except to the extent such change, amendment, modification or consent would not have a Material Adverse Effect.

3.12.        Ownership of Licenses.  Except as noted on Schedule 5.13(A) or pursuant to a permitted Asset Disposition, the Loan Parties will not permit any License issued by the United States of America, or any state or any political subdivision thereof, including any agency or commission of any thereof, and utilized in the business of such Loan Party or any of its respective Subsidiaries and the loss of which would reasonably be expected to have a Material Adverse Effect to be issued to, assigned to, transferred to or acquired by any Subsidiary or Affiliate of a Loan Party who is not a Loan Party or a Subsidiary of a Loan Party whose ownership interests are subject to a valid and perfected first priority Lien in favor of the Secured Parties pursuant to the Pledge and Security Agreement.

3.13.        Hedge Agreements.  The Loan Parties will not, and will not permit their respective Subsidiaries to, engage in any speculative transactions or in any transaction involving a Hedge Agreement except for the sole purpose of hedging in the normal course of business.

3.14.        Secured Obligations.  The Loan Parties other than Borrower will not, and the Loan Parties will not permit their respective Subsidiaries to, enter into any (A) Hedge Agreement with any

Lender or Secured Affiliate, or (B) agreement or arrangement by a Lender or a Secured Affiliate to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including ACH funds transfer services) or other cash management services.

SECTION 4

FINANCIAL COVENANTS AND REPORTING

The Loan Parties hereby covenant and agree that so long as the Loan Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to Administrative Agent or any Lender hereunder remains outstanding, or any other amount then due and payable is owing to Administrative Agent or any Lender hereunder, and unless the Requisite Lenders (or Administrative Agent if expressly set forth in this Section 4) shall otherwise give their prior written consent, the Loan Parties shall perform and comply with, and shall cause their respective Subsidiaries to perform and comply with, all covenants in this Section 4.  For purposes of this Section 4, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower and its Subsidiaries.

4.1.         Leverage Ratio.  Borrower shall have at each fiscal quarter end a Leverage Ratio less than or equal to the ratio set forth below opposite such date:

Date	Covenant
Effective Date through March 30, 2011	3.25:1.00
March 31, 2011 through March 30, 2013	3.00:1.00
March 31, 2013 and thereafter	2.75:1.00

4.2.         Interest Coverage Ratio.  Borrower shall have at each fiscal quarter end an Interest Coverage Ratio greater than or equal to 3.5:1.0.

4.3.         Net Worth.  Borrower shall have at each fiscal quarter end a Consolidated Net Worth not less than $200,000,000.

4.4.         Financial Statements and Other Reports.  The Loan Parties will maintain, and will cause their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures or reflect year end adjustments).  Borrower will deliver each of the financial statements and other reports described below to Administrative Agent.

(A)          Quarterly Financials.  As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, Borrower will deliver consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter; provided that delivery within the time period specified above of copies of Borrower’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefore and filed with the Securities and Exchange Commission (the “SEC”) will be deemed to satisfy the requirements of this Subsection 4.4(A).

(B)          Year-End Financials.  As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, Borrower will deliver (i) consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders’ equity and cash flow for such fiscal year and (ii) a report with respect to the financial statements from Ernst & Young LLP, or another firm of certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”), as amended, entitled “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement) except for any qualifications arising from Accounting Changes; provided that delivery within the time period specified above of copies of Borrower’s Annual Report on Form 10-K prepared in compliance with the requirements therefore and filed with the SEC will be deemed to satisfy the requirements of this Subsection 4.4(B).

(C)          Borrower Compliance Certificate.  Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.4(A) and 4.4(B), Borrower will deliver a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.4(C) (each, a “Compliance Certificate”) signed by the chief financial officer of Borrower, or such other officer as is reasonably acceptable to Administrative Agent.

(D)          Budgets.  As soon as available and in any event no later than 45 days following the first day of each of Borrower’s fiscal years, Borrower will deliver a final Budget of Borrower and its Subsidiaries for such fiscal year approved by Borrower’s senior management and Board of Directors.

(E)           SEC Filings.  Promptly upon their becoming available, Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower or its Subsidiaries to its or their security holders and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, provided, that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by Borrower through the SEC’s EDGAR system or publication by Borrower of such financial statements and reports on its website.

(F)           Events of Default, Etc.  Promptly upon any executive officer of any Loan Party obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by any Loan Party or any of their respective Subsidiaries with respect to any such event or condition and a certificate of Borrower’s chief executive officer, chief financial officer or such other officer as is reasonably acceptable to Administrative Agent, specifying the nature and period of existence of such event or condition and what action such Loan Party or such Subsidiary has taken, is taking and proposes to take with respect thereto:  (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to any Loan Party or any of their respective Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

(G)          Litigation.  Promptly upon any executive officer of any Loan Party obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its respective Subsidiaries not previously disclosed by Borrower to Administrative Agent which, in each case, could reasonably be expected to have a Material Adverse Effect or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any of its respective Subsidiaries which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will give notice thereof to Administrative Agent and provide such other information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matter.

(H)          Environmental Notices.  Immediately after becoming aware of any material violation by any Loan Party or any of its respective Subsidiaries of Environmental Laws or immediately upon receipt of any notice that a Governmental Authority has asserted that any Loan Party or any of its respective Subsidiaries is not in material compliance with Environmental Laws or that its compliance is being investigated, which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will give notice to Administrative Agent thereof and provide such other information as may be reasonably available to any Loan Party to enable Administrative Agent, Lenders, and their respective counsel to reasonably evaluate such matter.

(I)            ERISA Events.  Promptly after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; promptly after any Loan Party’s or any of its respective Subsidiaries’ receipt of any notice concerning the institution of proceedings by the PBGC pursuant to Section 4042 of ERISA to involuntarily terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; promptly upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Loan Party or any of its respective Subsidiaries to any Pension Plan to which any Loan Party or any of its respective Subsidiaries was not contributing at the Closing Date; and promptly upon becoming aware of any other event or condition regarding a Plan or any Loan Party’s, or any of its respective Subsidiaries’ or an ERISA Affiliate’s compliance with ERISA which could reasonably be expected to have a Material Adverse Effect, Borrower will give notice to Administrative Agent thereof and provide such other information as may be reasonably available to such Borrower to enable Administrative Agent, Lenders, and their respective counsel to reasonably evaluate such matter.

(J)            Annual Perfection Certificate.  Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsection 4.4(B),  Borrower will deliver to Administrative Agent an annual perfection certificate in substantially the same form as Exhibit 4.4(J)

(each, an “Annual Perfection Certificate”) signed by the chief financial officer of each of the Loan Parties, or such other officer as is reasonably acceptable to Administrative Agent.

(K)          Regulatory and Other Notices.  Promptly after filing, receipt or becoming aware thereof, Borrower will deliver or cause to be delivered copies of any filings or communications sent to, or notices and other communications received by, any Loan Party or any of its respective Subsidiaries from any Governmental Authority, including the FCC and any applicable PUC (including any cable franchising authority), relating to any noncompliance by any Loan Party or any of its respective Subsidiaries with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

(L)           Investment Policy.  At least 10 days prior to any such changes becoming effective, Borrower shall notify Administrative Agent of any proposed amendments or modifications to its Investment Policy, and shall provide to Administrative Agent an updated copy of its Investment Policy reflecting such changes.

(M)         Other Information.  With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

4.5.         Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Administrative Agent pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation.  No Accounting Changes shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).  All such adjustments resulting from expenditures made subsequent to the Effective Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Effective Date liabilities) shall be treated as expenses in the period the expenditures are made.

SECTION 5

REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent and Lenders to enter into this Agreement and to make Loans, each of the Loan Parties hereby represents and warrants to Administrative Agent and each Lender that the following statements are true and correct on the Closing Date (except for the last sentence of Subsection 5.8(A)), on the Effective Date, on the date of each request for a Loan or the issuance of a Letter of Credit, and on each Funding Date unless another date is expressly noted below:

5.1.         Disclosure.  The information furnished by or on behalf of the Loan Parties or any of their respective Subsidiaries contained in this Agreement, the financial statements referred to in Subsection 5.8 and any other document, certificate, opinion or written statement furnished to Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (other than projections), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections provided by or on behalf of the Loan Parties or any of their respective Subsidiaries have been prepared by management in good faith and based upon assumptions believed by management to be reasonable at the time the projections were prepared.  No Loan Party is aware of any fact which it has not disclosed in writing to Administrative Agent having or which could reasonably be expect to have a Material Adverse Effect.

5.2.         No Material Adverse Effect.  Since December 31, 2009, there has been no event or change in facts or circumstances affecting the Loan Parties or any of their respective Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

5.3.         Organization, Powers, Authorization and Good Standing.

(A)          Organization and Powers.  Each of the Loan Parties and their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is set forth on Schedule 5.3(A) as of the Closing Date or as of the most recent Annual Perfection Certificate).  Each of the Loan Parties and their respective Subsidiaries has all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

(B)          Authorization; Binding Obligation.  Each of the Loan Parties and their respective Subsidiaries has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Administrative Agent and Lenders), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.

(C)          Qualification.  Each of the Loan Parties and their respective Subsidiaries is duly qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof or as of the most recent Annual Perfection Certificate, all jurisdictions in which each Loan Party and its respective Subsidiaries is qualified and authorized to do business are set forth on Schedule 5.3(C).

5.4.         Compliance of Agreement, Loan Documents and Borrowings with Applicable Law.  Except as set forth on Schedule 5.4  hereto, the execution, delivery and performance by the Loan Parties and their respective Subsidiaries of the Loan Documents to which each is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Loan Parties or any of their respective Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Loan Parties or any of their respective Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, the breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) except as required or permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person, the creation or imposition of which could reasonably be expected to have a Material Adverse Effect.

5.5.         Compliance with Law; Governmental Approvals.  Each of the Loan Parties and their respective Subsidiaries (i) has, or has the right to use, all material Governmental Approvals, including the Licenses, required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval, including the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect.  Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding.

5.6.         Tax Returns and Payments.  Each of the Loan Parties and their respective Subsidiaries has duly filed or caused to be filed, except as set forth on Schedule 5.6, all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.  The charges, accruals and reserves on the books of the Loan Parties and their respective Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof are, in the judgment of the Loan Parties and their respective Subsidiaries, adequate.

5.7.         Environmental Matters.  Each of the Loan Parties and their respective Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no contamination or material violation of applicable Environmental Laws at, under or about the properties or operations of the Loan Parties and their respective Subsidiaries, which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof or with such operations, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8.         Financial Statements.

(A)          Except as set forth on Schedule 5.8, all financial statements concerning the Loan Parties and their respective Subsidiaries which have been furnished to Administrative Agent pursuant to this Agreement have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and disclose all material liabilities of any of the Loan Parties and their respective Subsidiaries as at the dates thereof. None of the Loan Parties nor any of their respective Subsidiaries has outstanding, as of the Effective Date, and after giving effect to the initial Loans hereunder on the Effective Date, any Indebtedness for borrowed money other than (i) the Loans and (ii) the Indebtedness permitted under Subsection 3.1.

(B)          All Budgets concerning the Loan Parties and their respective Subsidiaries which have been furnished to Administrative Agent were prepared in good faith by or on behalf of the Loan Parties and such Subsidiaries.  No fact is known to any Loan Party which materially and adversely affects or is reasonably expected to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Subsection 5.8(A) or in such information, reports, papers and data or otherwise disclosed in writing to Administrative Agent prior to the date hereof.

5.9.         Intellectual Property.  Each of the Loan Parties and their respective Subsidiaries owns, or possesses through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently or anticipated to be conducted (collectively, the “Intellectual Property Rights”), to its knowledge, without infringing upon any validly asserted rights of others, except for any Intellectual Property Rights the absence of which could not reasonably be expected to have a Material Adverse Effect.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights the absence of which could not reasonably be expected to have a Material Adverse Effect.

5.10.       Litigation, Investigations, Audits, Etc.  Except as set forth on Schedule 5.10, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Loan Parties, threatened against or in any other manner relating adversely to, the Loan Parties any of their respective Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as affect the industry in which the Loan Parties participate generally which, in each case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the actions, suits, proceedings or investigations disclosed on Schedule 5.10 (i) calls into question the validity of this Agreement or any other Loan Document or any Lien or security interest created hereunder or thereunder, or (ii) individually or collectively could reasonably be expected to result in a judgment or liability not fully covered by insurance which, if determined adversely to the Loan Parties or any of their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect.  None of the Loan Parties nor any of their respective Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law.

5.11.       Employee Labor Matters.  Except as set forth on Schedule 5.11, (i) none of the Loan Parties, their respective Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, unfair labor practice complaints, work stoppages or controversies pending or, to the best knowledge of the Loan Parties after due inquiry, threatened between any such Person and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.12.       ERISA Compliance.

(A)          Each Plan is in compliance with the applicable provisions of ERISA, the IRC and other federal or state law except for failures to comply that would not reasonably be expected to have a Material Adverse Effect.  Each Plan, other than a Multi-employer Plan, which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is adopted by means of a master, prototype or volume submitter plan that has received a favorable opinion letter upon which the Loan Parties and any ERISA Affiliates are entitled to rely and to the best knowledge of the Loan Parties, nothing has occurred that would cause the loss of such qualification.  Except as would not reasonably be expected to have a Material Adverse Effect, the Loan Parties and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

(B)          There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules by Borrower or any of its ERISA Affiliates with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect.

(C)          (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that could reasonably be expected to have a Material Adverse Effect; (iii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (iv) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

5.13.       Communications Regulatory Matters.

(A)          As of the Closing Date or as of the most recent Annual Perfection Certificate, Schedule 5.13(A) sets forth a true, correct and complete list of the following information for each material License issued to, assigned or transferred to, or utilized by any Loan Party or its respective Subsidiaries:  the name of the licensee or franchisee, the type of service, the expiration date and the geographic area covered by such License.  Other than as set forth in Schedule 5.13(A), each material License is held by a Loan Party or a wholly-owned Subsidiary of a Loan Party whose equity interests are subject to a valid and perfected first priority Lien in favor of the Secured Parties pursuant to the Pledge and Security Agreement.

(B)          The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses.  Each Loan Party or Subsidiary of a Loan Party holding a License has all requisite corporate power and authority required under any Applicable Law to hold such Licenses and to own and operate the Telecommunications Systems.  The Licenses constitute in all material respects all of the Licenses necessary for the operation of the Telecommunications Systems in the same manner as they are presently operated.  No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the suspension, revocation, termination or adverse modification of any such License or (ii) materially and adversely affect any rights of the Loan Parties or their respective Subsidiaries or any other holder thereunder.  Neither the Loan Parties nor any of their Subsidiaries have reason to believe or have knowledge that any License will not be renewed in the ordinary course.  Except as disclosed on Schedule 5.10, neither the Loan Parties nor any of their respective Subsidiaries is a party to any investigation, notice of apparent liability, notice of violation, order or complaint issued by or before the FCC, PUC or any applicable Governmental Authority, and there are no proceedings pending by or before the FCC, PUC or any applicable Governmental Authority, which is reasonably likely to result in the invalidity of any License.

(C)          All of the material properties, equipment and systems owned, leased or managed by the Loan Parties or their respective Subsidiaries are, and (to the best knowledge of the Loan Parties) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in material compliance with all terms and conditions of the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telecommunications companies and customers.

(D)          Each of the Loan Parties and their respective Subsidiaries has made all material filings which are required to be filed by it pursuant to any Governmental Approval, paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such material fees and charges which have accrued.

5.14.       Solvency.  After taking into account the rights of each Loan Party under Subsection 9.20(C), each of the Loan Parties and their respective Subsidiaries:  (i) owns and will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party or such Subsidiary and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party or such Subsidiary; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

5.15.       Investment Company Act.  None of the Loan Parties or any of their respective Subsidiaries is an “investment company” as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

5.16.       Certain Agreements and Material Contracts.  Each of the Loan Parties and their respective Subsidiaries has performed all of its material obligations under all loan agreements, indentures, guarantees, capital leases and Material Contracts and, to the best knowledge of such Loan Party or such Subsidiary, each other party thereto is in compliance with each such agreement or Material Contract.  Each such agreement or Material Contract is in full force and effect in accordance with the terms thereof.

5.17.       Title to Properties.  The Loan Parties and their respective Subsidiaries have such title or leasehold interest in and to the real property or interests therein, including material easements, licenses and similar rights in real estate, owned or leased by them as is necessary or desirable to the conduct of their business (subject to such defects in title which would not be reasonably likely to have a Material Adverse Effect) and valid and legal title or leasehold interest in and to all of their personal property, including those reflected on the balance sheets of the Loan Parties and their respective Subsidiaries delivered pursuant to Subsection 5.8, except those which have been disposed of by the Loan Parties and their respective Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

5.18.       Transactions with Affiliates.  No Affiliate of any Loan Party is a party to any agreement, contract, commitment or transaction with such Loan Party or has any material interest in any material property used by such Loan Party, except as permitted by Subsection 3.7.

5.19.       OFAC.  None of the Loan Parties or any of their respective Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

5.20.       Patriot Act.  Each of the Loan Parties and their respective Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and

(ii) Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.21.        Perfection.  Each of the Security Documents is effective to create in favor of Administrative Agent for the benefit of Secured Parties, a legal, valid and enforceable security interest in and Lien on the Collateral covered thereby (the “Security Agreement Collateral”) and, when (a) financing statements and other filings in appropriate form are filed in the appropriate offices and (b) upon the taking of possession or control by Administrative Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Administrative Agent to the extent possession or control by Administrative Agent is required by each Security Document), the Lien created by such Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction or as to which the steps to effect such perfection are not required to be taken under the Security Documents), in each case subject to no Liens other than Liens permitted hereunder.

5.22.        Subsidiaries.  Schedule 5.22 sets forth a complete and accurate list of all direct or indirect Subsidiaries of the Loan Parties as of the Closing Date or as of the most recent Annual Perfection Certificate, including for each such Subsidiary whether such Subsidiary is wholly owned by the applicable Loan Party, and if not, the percentage ownership of such Loan Party or its Subsidiary in such Subsidiary.

SECTION 6

EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

6.1.          Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(A)          Payment.  Failure to repay any outstanding amount of the Loans at the time required pursuant to this Agreement, or to reimburse Administrative Agent (for the account of Issuing Lender) for any payment made by Issuing Lender under or with respect to any Letter of Credit when due, or failure to pay, within five days after the due date, any interest on any Loan or failure to pay, within five days after receipt by Borrower of notice from Administrative Agent, any other Secured Obligation or other amount due under this Agreement or any of the other Loan Documents; or

(B)           Default in Other Agreements.  (i) Failure of any Loan Party or any of its respective Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) in excess of $5,000,000 or (ii) any other breach or default of any Loan Party or any of its respective Subsidiaries with respect to any Indebtedness (other than the Loans), if the effect of such breach or default (either individually or in the aggregate with any other breaches or defaults under this clause (ii)) is to cause or to permit the holder or holders then to cause such Indebtedness having an aggregate principal amount for the Loan Parties and their respective Subsidiaries in excess of $5,000,000 to become or be declared due prior to its stated maturity; or

(C)           Breach of Certain Provisions.  Failure of any Loan Party or any of its respective Subsidiaries to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to such Loan Party’s or its respective Subsidiaries’ obligation to maintain insurance, Subsection 2.4, Section 3 or Section 4; or

(D)          Breach of Warranty.  Any representation, warranty, certification or other statement made by any Loan Party or any of its respective Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its respective Subsidiaries in writing pursuant to any Loan Document is false on the date made or deemed made (i) as stated if such representation or warranty contains an express materiality qualification or (ii) in any material respect if such representation or warranty does not contain such qualification; or

(E)           Other Defaults Under Loan Documents.  Any Loan Party, any of its respective Subsidiaries or any other party (other than Administrative Agent or a Lender) breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents not specifically covered in Subsections 6.1(A), 6.1(B), 6.1(C) or 6.1(D) and such default is not remedied or waived within 30 days after the earlier of (i) the date such Loan Party, such Subsidiary or such other party knows of such breach or default or (ii) the date of receipt by such Loan Party, such Subsidiary or such other party of notice from Administrative Agent of such breach or default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

(F)           Involuntary Bankruptcy; Appointment of Receiver; Etc.  (i) A court enters a decree or order for relief with respect to any Loan Party or any of its respective Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within 60 days; or (ii) the continuance of any of the following events for 60 days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against any Loan Party or any of its respective Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its respective Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of any Loan Party or any of its respective Subsidiaries, for all or a substantial part of the property of any Loan Party or any of its respective Subsidiaries; or

(G)           Voluntary Bankruptcy; Appointment of Receiver; Etc.  Any Loan Party or any of its respective Subsidiaries (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of any Loan Party or any of its respective Subsidiaries, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of any Loan Party or any of its respective Subsidiaries; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors or the shareholders of any Loan Party or any of its respective Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

(H)          Judgment and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving an amount in any individual case or in the aggregate for or against one or more of the Loan Parties or their respective Subsidiaries at any time in excess of $5,000,000 (in either case not adequately covered by insurance as to which the insurance company has not denied coverage) is entered or filed against any Loan Party or any of its respective Subsidiaries and/or any of its respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than 5 Business Days’ prior to the date of any proposed sale thereunder; or

(I)            Dissolution.  Any order, judgment or decree is entered against any Loan Party or any of its respective Subsidiaries decreeing the dissolution or split up of any Loan Party or any of its respective Subsidiaries and such order remains undischarged or unstayed for a period in excess of 15 days; or

(J)            Solvency.  Any Loan Party or any of its respective Subsidiaries ceases to be solvent or any Loan Party or any of its respective Subsidiaries admits in writing its present or prospective inability to pay its debts as they become due; or

(K)          Injunction.  Any Loan Party or any of its respective Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any substantial part of its business or otherwise for more than 60 days to the extent that the results of such injunction or restraint could reasonably be expected to have a Material Adverse Effect; or

(L)           ERISA; Pension Plans.  (i) Any Loan Party or any of its respective Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any Plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) a failure to meet the minimum funding standard under Section 412(a) of the IRC, whether or not waived, with respect to any such Plan of any Loan Party or any of its respective Subsidiaries and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (iii) any Plan of any Loan Party or any of its respective Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

(M)         Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void and any Loan Party or any applicable Subsidiary fails to promptly correct such cessation or declaration, or any Loan Party or any of its Subsidiaries denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(N)          Licenses and Permits.  The loss, suspension or revocation of, or failure to renew, any license or permit, including any License, now held or hereafter acquired by any Loan Party or any of its respective Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(O)          Change in Control.  Any Person acquires or beneficially owns, directly or indirectly, and controls at least 35% of the voting equity in Borrower, or except as permitted pursuant to Subsection 3.5, any Loan Party shall cease to own 100% of the outstanding equity interests or voting power of any of its respective Subsidiaries, that are wholly owned as of the Effective Date;

(P)           Failure of Security.  Administrative Agent, for the benefit of itself, and Lenders, does not have or ceases to have a valid and perfected first priority security interest (subject to Permitted Encumbrances) in the Collateral to the extent required by the Pledge and Security Agreement or by any other Loan Documents or any substantial portion thereof, and such event continues for a period of 3 Business Days, or any Loan Party or any of its respective Subsidiaries denies in writing the validity, perfection or first priority of such security interest; or

(Q)          Expropriation.  Any federal, state or local Governmental Authority takes any action to expropriate or condemn any of the assets of any Loan Party or any of its respective Subsidiaries without fair value being given therefor to allow replacement of such assets and such Loan Party’s continued satisfaction of its obligations hereunder; or

(R)           Environmental Matters.  Any Loan Party or any of its respective Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable Environmental Laws; or (iv) comply with any other Environmental Laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect.

6.2.          Suspension of Commitments.  Upon the occurrence and during the continuation of any Default or Event of Default, and without limiting any other right or remedy hereunder, Administrative Agent may with the consent of the Requisite Lenders or shall upon written instructions from the Requisite Lenders, upon written notice to Borrower, cease making additional Loans and suspend Lenders’ obligation to lend their Pro Rata Share of the Loan Commitments; provided that, in the case of a Default, if the subject condition or event is cured to the reasonable satisfaction of the Requisite Lenders (unless otherwise provided in Subsection 9.2) or waived or removed by the Requisite Lenders (unless otherwise provided in Subsection 9.2) within any applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated.

6.3.          Acceleration.  Upon the occurrence and during the continuance of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees (including Breakage Fees, if any) on the Loans, payments under the Letters of Credit and all other Obligations (other than Obligations under any Related Secured Hedge Agreement to which a Lender or an Affiliate of a Lender is a party, which may be accelerated solely in the discretion of such Lender or Affiliate of a Lender party thereto) shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make Loans and issue Letters of Credit shall thereupon terminate.  Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may and upon written demand of Requisite Lenders shall by written notice to Borrower declare all or any portion of the Loans, all or any Letter of Credit and all or some of the other Obligations (other than Obligations under any Related Secured Hedge Agreement to which a Lender or an Affiliate of a Lender is a party, which may be accelerated solely in the discretion of such Lender or Affiliate of a Lender party thereto) to be, and the same shall forthwith become, immediately due and payable together with accrued interest and fees (including Breakage Fees, if any) thereon, and upon such acceleration the obligations of Lenders to make Loans and issue Letters of Credit shall thereupon terminate and Borrower shall immediately comply with the provisions of Subsection 1.17.

6.4.          Rights of Collection.  Upon the occurrence and during the continuation of any Event of Default and at any time thereafter, unless and until such Event of Default is cured or waived in writing by Requisite Lenders (unless otherwise provided in Subsection 9.2), Administrative Agent may exercise on behalf of Secured Parties all of their rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

6.5.          Consents.  Borrower acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Administrative Agent or a Lender in the exercise of its rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority.  If Administrative Agent or its counsel reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Administrative Agent or any Lender in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower’s sole cost and expense, agrees to use its reasonable efforts, and to cause its Subsidiaries to use their reasonable efforts, to secure such consent and to cooperate with Administrative Agent and such Lender in any action commenced by Administrative Agent or any Lender to secure such consent.

6.6.          Performance by Administrative Agent.  If any Loan Party or any Subsidiary of any Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Loan Party or such Subsidiary after the expiration of any cure or grace periods set forth herein, subject to Applicable Law.  In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in

Subsection 1.2(E) from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that neither Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party or any Subsidiary of any Loan Party under this Agreement or any other Loan Document.

6.7.          Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by each Loan Party at any time or from time to time, with reasonably prompt subsequent notice to such Loan Party (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply against and on account of any of the Obligations any and all (A) balances held by such Lender at any of its offices for the account of such Loan Party or any of its Subsidiaries (regardless of whether such balances are then due to such Loan Party or any of its Subsidiaries), and (B) all other property at any time held or owing by such Lender to or for the credit or for the account of such Loan Party or any of its Subsidiaries; provided, that no Lender shall exercise any such right without the prior written consent of Administrative Agent.  Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares.  Each Loan Party agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Lenders in accordance with their Pro Rata Shares; provided, that CoBank may exercise its rights against any CoBank Equities held by Borrower without complying with this Subsection 6.7.

6.8.          Application of Payments.  Subsequent to the occurrence and during the continuation of any Default or Event of Default, subject to clause (iv) of the last sentence of Subsection 8.5(A), all payments received by Administrative Agent on the Secured Obligations and on the proceeds from the enforcement of Secured Obligations shall be applied among Administrative Agent and the other Secured Parties as follows:  first, pro rata to any fees, expenses, indemnities or reimbursements then due and payable to Administrative Agent, Issuing Lender, or Swingline Lender; second, pro rata to any fees, expenses, indemnities or reimbursements then due and payable to any Lender; third, pro rata to any other indemnitee obligations then due and payable by any Loan Party under the Loan Documents; fourth, pro rata to interest due in respect of any Swingline Loan; fifth, pro rata to interest due in respect of any Loan (other than any Swingline Loan), any Letter of Credit Liability, and any scheduled payments and any termination, unwind and similar payments due to any Secured Party on any Related Secured Hedge Agreement; sixth, pro rata to the outstanding principal amount of any Swingline Loans; seventh, pro rata to the outstanding principal amount of any Loan (other than any Swingline Loan), and any unreimbursed payment on any Letter of Credit; eighth, pro rata any amounts due to any Secured Party under any Cash Management Agreement with any Secured Party; ninth, an amount to Administrative Agent equal to 105% of the aggregate outstanding Letter of Credit Liability to be held as cash collateral for such Obligations; tenth, pro rata to any scheduled payments and any termination, unwind and similar payments due to a Secured Party on any Secured Hedge Agreement other than a Related Secured Hedge Agreement; and eleventh, to any remaining amounts due under the Secured Obligations, in that order.  Any remaining monies not applied as provided in this Subsection 6.8 shall be paid to Borrower or any Person lawfully entitled thereto.

The order of priority set forth in this Subsection 6.8 may at any time and from time to time be changed by all Lenders without necessity of notice to or consent or approval by Borrower or any Loan Party or any other Person.

6.9.          Adjustments.  If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender (other than pursuant to Subsection 1.12), if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender’s Loans as shall be necessary to cause such Benefited Lender to share the excess payment or benefits ratably with each Lender; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest.  Each Loan Party agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.  This Subsection 6.9 shall not apply to any action taken by CoBank with respect to any CoBank Equities held by Borrower.

SECTION 7

CONDITIONS TO LOANS

The effectiveness of this Agreement and the obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

7.1.          Conditions to Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions:

(A)          Executed Loan and Other Documents.  (i) This Agreement, (ii) the Notes, (iii) the Pledge and Security Agreement and (iv) all other documents, financing statements and instruments contemplated by such agreements to be executed and delivered by the Loan Parties or any other Person on the Effective Date shall have been duly authorized and executed by the Loan Parties or other Persons party thereto, as applicable, in form and substance satisfactory to Administrative Agent and Lenders, and the Loan Parties or such other Persons, as applicable, shall have delivered original counterparts thereof to Administrative Agent for delivery to Lenders.

(B)           Control Agreements.  Administrative Agent shall have received executed account control agreements with respect to the Material Accounts as Administrative Agent has specified, in form and substance reasonably satisfactory to Administrative Agent, from the appropriate depository institutions or other entities holding such Material Accounts.

(C)           Closing Certificates; Opinions.

(1)           Officers’ Certificate.  Administrative Agent shall have received a certificate from the chief executive officer and the senior vice president, finance and corporate development of Borrower, or from the chief financial officer and the senior vice president, finance and corporate development of Borrower, or from such other officer is reasonably acceptable to Administrative Agent, dated as of the Effective Date, in form and substance reasonably satisfactory to Administrative Agent, to the effect that, to their knowledge after reasonable diligence, all representations and warranties of the Loan Parties and their respective Subsidiaries contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date thereof; that no Loan Party nor any Subsidiary of any Loan Party is in violation of any of the covenants contained in this Agreement or in any of the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that the Loan Parties have satisfied each of the closing conditions to be satisfied hereby; and that there has not occurred since December 31, 2009 any event, change, circumstance, effect or state of facts that has had or could reasonably be expected to have a Material Adverse Effect.

(2)           Certificates of Secretaries of the Loan Parties.  Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party, dated as of the Effective Date, in form and substance reasonably satisfactory to Administrative Agent, certifying that attached thereto is a true and complete copy of its articles of incorporation, and all amendments thereto, certified as of a recent date by the Secretary of State of the state of its organization; that attached thereto is a true and complete copy of its bylaws as in effect on the date of such certification; that attached thereto is a true and complete copy of resolution of its Board of Directors authorizing the borrowings, pledges or guarantees contemplated hereunder or under the other Loan Documents, the execution, delivery and performance of this Agreement, the Pledge and Security Agreement and the other Loan Documents and the granting of the Security Interest, as applicable; and as to the incumbency and genuineness of the signature of each of its officers executing Loan Documents.

(3)           Closing Certification.  Administrative Agent shall have received a certificate of the chief executive officer and the senior vice president, finance and corporate development of Borrower, or from the chief financial officer and the senior vice president, finance and corporate development of Borrower, or from such other officer is reasonably acceptable to Administrative Agent, dated the Effective Date, in form and substance reasonably acceptable to Administrative Agent, to the effect that as of the Effective Date Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, is in compliance on a pro forma basis (after giving effect to the transactions contemplated by this Agreement and any Loan funded on the Effective Date) with the covenants set forth in Section 4 for the succeeding 12-month period based upon the Budgets delivered pursuant to Subsection 4.4(D) and other reasonable and good faith assumptions, which shall be set forth in such certification, as to transactions contemplated during such 12-month period.

(4)           Certificates of Good Standing.  Administrative Agent shall have received certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization, such other jurisdictions where the failure to so qualify could reasonably be expected to have a Material Adverse Effect and such other jurisdictions as are requested by Administrative Agent.

(5)           Perfection Certificate.  The Administrative Agent shall have received a perfection certificate substantially in the form of Exhibit 4.4(J) hereto (but also including certain matters to be delivered in connection with the Effective Date), covering the matters contained therein with respect to the Loan Parties and their respective assets.

(6)           Opinions of Counsel.  Administrative Agent shall have received favorable opinions of counsel to the Loan Parties addressed to Administrative Agent and Lenders with respect to the Loan Parties, covering such matters as may be reasonably requested by Administrative Agent, including, the Loan Documents, the Security Interest, due authorization and other corporate matters and regulatory matters (including all material Licenses) and which are reasonably satisfactory in form and substance to Administrative Agent.

(D)          Solvency Certificates.  Administrative Agent shall have received a certificate from the chief financial officer of each of the Loan Parties and their respective Subsidiaries, or from such other officer as is reasonably acceptable to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, certifying, as of the Effective Date, that, after taking into account the rights of each Loan Party under Subsection 9.20(C), each such Loan Party or such Subsidiary:  (a) owns and will own assets the present fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party or such Subsidiary, and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party or such Subsidiary; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

(E)           Collateral.

(1)           Collateral Pledge.  The Loan Parties shall have effectively and validly pledged and perfected the Security Interest in the Collateral contemplated by the Security Documents, including, with respect to the Loan Parties’ Material Owned Property and Material Leased Property as of the Effective Date, pursuant to deeds of trust, mortgages or similar instruments in form and content substantially the same as the form of deed of trust attached hereto as Exhibit 10.1(H), with such changes as may be required by the jurisdictions in which such instruments are to be recorded.

(2)           Filings and Recordings.  All filings and recordings (including, all mortgages, fixture filings and transmitting utility filings) that are necessary to perfect the Security Interest in the Collateral described in the Security Documents shall have been filed or recorded in all appropriate locations and Administrative Agent shall have received evidence satisfactory to Administrative Agent that such of the Security Interest as may be perfected by the filing of a financing statement or recording of a mortgage or similar instrument constitutes a valid and perfected first priority Lien therein (subject to Permitted Encumbrances).

(3)           Lien Searches Against Loan Parties.  The Loan Parties shall have delivered to Administrative Agent the results of a Lien search of all filings made against each of the

Loan Parties under the applicable Uniform Commercial Code (and local tax, fixture and judgment filing offices) (a) in the state in which such Loan Party is organized or resides, (b) in any county (or independent city or town) in which the loss of such Loan Party’s assets located in such county could reasonably be expected to have a Material Adverse Effect, and (c) if requested in writing by Administrative Agent, (i) in each county (or independent city or town) in which such Loan Party has a central office, and (ii) if such Loan Party is a transmitting utility (as defined in the applicable Uniform Commercial Code), in each state in which real or personal property of such Loan Party is located, such Lien search to indicate, among other things, that the Loan Parties’ assets and the ownership interests of the Loan Parties are free and clear of any Lien, except for Permitted Encumbrances.

(4)           Lien Searches Against Subsidiaries of Loan Parties.  The Loan Parties shall have delivered to Administrative Agent the results of a Lien search of all filings made against each of the Subsidiaries of Loan Parties (unless such Subsidiary is also a Loan Party) under the Uniform Commercial Code (and local tax, fixture and judgment filing offices) (a) in the state in which such Subsidiary is organized or resides, (b) in any county (or independent city or town) in which the loss of such Subsidiary’s assets located in such county could reasonably be expected to have a Material Adverse Effect, and (c) if requested in writing by Administrative Agent, (i) in each county (or independent city or town) in which such Subsidiary has a central office, and (ii) if such Subsidiary is a transmitting utility (as defined in the applicable Uniform Commercial Code), in each state in which real or personal property of such Subsidiary is located, such Lien search to indicate, among other things, that each such Subsidiary’s assets and the ownership interests of each such Subsidiary are free and clear of any Lien, except for Permitted Encumbrances.

(5)           Insurance.  Administrative Agent shall have received certificates of insurance in the form required under Subsection 2.2 and otherwise in form and substance reasonably satisfactory to Administrative Agent.

(F)           Consents.

(1)           Governmental and Third Party Approvals.  The Loan Parties shall have delivered to Administrative Agent all necessary material approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUCs, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents and granting of the Security Interest, and all such approvals shall be in form and substance reasonably satisfactory to Administrative Agent.

(2)           Permits and Licenses.  Administrative Agent shall have received copies of all material permits and licenses, including all material Licenses required under Applicable Laws, for the conduct of the Loan Parties’ and their respective Subsidiaries’ businesses as conducted on the Closing Date and the Effective Date.

(3)           No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, nor any adverse ruling received from, any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Administrative Agent in its reasonable discretion, is reasonably likely to result in a Material Adverse Effect.

(G)           Fees, Expenses, Taxes, Etc.  There shall have been paid by Borrower to Administrative Agent the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(H)          Repayment of Certain Indebtedness.  Administrative Agent shall have received evidence, in form and substance, reasonably satisfactory to Administrative Agent that (i) all Indebtedness of Borrower under the Note Purchase Agreement has been, or immediately following the disbursement of the proceeds of the Loans on the Effective Date will be, fully paid, satisfied and discharged, (ii) all Indebtedness of the Loan Parties has been, or immediately following the disbursement of the proceeds of the Loans on the Effective Date will be, fully paid, satisfied and discharged, other than Indebtedness permitted under Subsection 3.1 and (iii) all Liens with respect to any such Indebtedness to be paid have been, or immediately following the disbursement of the proceeds of the Loans on the Effective Date will be, terminated, other than Permitted Encumbrances.

(I)            Miscellaneous.

(1)           Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Administrative Agent.  Administrative Agent shall have received copies of all other instruments and other evidence as Administrative Agent or any Lender may request, in form and substance reasonably satisfactory to Administrative Agent and Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

(2)           Litigation, Investigations, Audits, Etc.  There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Loan Parties after due inquiry, threatened against or in any other manner relating adversely to, the Loan Parties or any of their respective Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC and any applicable PUC) that would reasonably be expected to have a Material Adverse Effect.

(3)           No Material Adverse Effect.  Since December 31, 2009, there shall not have occurred any event or condition affecting the Loan Parties or any of their respective Subsidiaries, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

7.2.          Conditions to All Loans.  The obligations of Lenders to make Loans, including any Loan on the Effective Date and any Delayed Draw Advance, and of Issuing Lenders to issue Letters of Credit, including the initial Letter of Credit, and the making of any Swingline Loan, in addition to being subject to Swingline Lender’s sole discretion, on any date (each such date, a “Funding Date”), are subject to the further conditions precedent set forth below.

(1)           Administrative Agent shall have received, in accordance with the provisions of Subsection 1.3, a Notice of Borrowing requesting an advance of a Loan or such notice as Issuing Lender shall require for the issuance of a Letter of Credit.

(2)           The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan or a Letter of Credit shall constitute a representation and warranty by the Loan Parties that such representations and warranties are) true and correct in all material respects (other than any representations or warranties qualified pursuant to their terms by materiality qualifiers, which representations and warranties shall be true, correct and complete in all respects as written) on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by the Loan Parties to Administrative Agent after the Closing Date so long as what is being disclosed does not give rise to a Default or an Event of Default.

(3)           No event shall have occurred and be continuing or would result from the consummation of the borrowing or issuance contemplated that would constitute an Event of Default or a Default.

(4)           No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making any Loan or Issuing Lender from issuing any Letter of Credit.

(5)           Since December 31, 2009, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(6)           All Loan Documents shall be in full force and effect.

Notwithstanding the above, Swingline Lender may waive, in its sole discretion, any one or more of the conditions precedent in this Subsection 7.2 with respect to the making of any Swingline Loan.

7.3.          Condition to Delayed Draw Advances.  The obligations of Lenders to make Delayed Draw Advances, are subject to the further condition precedent that Administrative Agent shall have received a certificate of the chief executive officer and the senior vice president, finance and corporate development of Borrower, or from the chief financial officer and the senior vice president, finance and corporate development of Borrower, or from such other officer is reasonably acceptable to Administrative Agent, dated the applicable Funding Date, in form and substance reasonably acceptable to Administrative Agent, to the effect that as of such Funding Date Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, is in compliance on a pro forma basis (after giving effect to the Delayed Draw Advance funded on such Funding Date) with the covenants set forth in Section 4 for the succeeding 12-month period based upon the Budgets delivered pursuant to Subsection 4.4(D) and other reasonable and good faith assumptions, which shall be set forth in such certification, as to transactions contemplated during such 12-month period.

SECTION 8

ASSIGNMENT AND PARTICIPATION

8.1.          Assignments and Participations in Loans and Notes.

(A)          General.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Subsection 8.1(B), (ii) by way of participation in accordance with the provisions of Subsection 8.1(D), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection 8.1(E) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection 8.1(D) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.  In the event of an assignment pursuant to this Subsection 8.1, if a new Note is requested by the Person to which interests are to be assigned, Borrower shall, upon surrender of the assigning Lender’s Note, issue a new Note to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.  Each Lender may furnish any information concerning Loan Parties and their Subsidiaries in the possession of that Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject to the provisions of Subsection 9.13.  Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a “Lender” hereunder unless such Person shall also be capable of making LIBOR Loans.

(B)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(a)               in the case of an assignment of the entire remaining amount of the assigning Lender’s Loan Commitment and the Loans at the time owing to it or in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)              in any case not described in Subsection 8.1(B)(i)(a), the aggregate amount of the Loan Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Loan Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if an “Effective Date” is specified in the Assignment and Assumption, as of the Effective Date) shall not be less than $5,000,000, unless each of Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Loan Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by Subsection 8.1(B)(i)(b) and, in addition:

(a)               the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and provided that assignments by CoBank to institutions chartered under the Farm Credit System shall not require written consent of Borrower;

(b)              the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Facility if such assignment is to a Person that is not a Lender with a Loan or Loan Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(c)               the consent of Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Loan Commitment.

(iv)          Assignment and Assumption.  Unless waived by Administrative Agent in its sole discretion, the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Borrower.  No such assignment shall be made to Borrower or any of Borrower’s Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Subsection 8.1(C), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Subsections 1.4(D), 1.11, 1.13, 1.14, 9.1, 9.14 and 9.15 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection 8.1(B) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 8.1(D).

(C)           Register.  Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Denver, Colorado a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Loan Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(D)          Participations.  Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  CoBank reserves the right to assign or sell participations in all or any part of its Pro Rata Share of each Loan Commitment and/or Loans on a non-patronage basis.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Subsection 9.2 relating to amendments requiring unanimous consent of Lenders that affects such Participant.  Subject to Subsection 8.1(E), Borrower agrees that each Participant shall be entitled to the benefits of Subsections 1.11, 1.13 and 1.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 8.1(B).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Subsection 6.7 as though it were a Lender, provided such Participant agrees to be subject to Subsection 6.7 as though it were a Lender.

Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender that (i) has purchased a participation in a minimum amount of $5,000,000, (ii) has been designated as a voting Participant (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender (including any existing Voting Participant) to Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of Administrative Agent and Borrower (each such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Subsection 8.1(B) and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis.  Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption.  Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 8.1(D) shall be a Voting Participant without delivery of a Voting Participation Notification and without the prior written consent of Borrower and Administrative Agent.  The selling Lender (including any existing Voting Participant) and the purchasing Voting Participant shall notify Administrative Agent and Borrower within three (3) Business Days of any termination, reduction or increase of the amount of, such participation.  Borrower and Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto.  The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

(E)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Subsections 1.11, 1.13 and 1.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent and after disclosure in writing of such greater payment to the extent such Participant has knowledge of the circumstances giving rise to such greater payment at the time of such sale.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Subsection 1.13 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Subsection 1.13(E) as though it were a Lender.

(F)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender,

including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

8.2.          Administrative Agent.

(A)          Appointment.  Each Lender hereby irrevocably appoints and authorizes CoBank, as Administrative Agent and as Lead Arranger, to act as Administrative Agent or Lead Arranger hereunder and under any other Loan Document with such powers as are specifically delegated to such Person by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto.  Administrative Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders, subject to the requirement that the consent of certain Lenders or all Lenders, as appropriate, be obtained in certain instances as provided in Subsections 8.3 and 9.2.  CoBank hereby agrees to act as Administrative Agent on the express conditions contained in this Subsection 8.2.  The provisions of this Subsection 8.2 are solely for the benefit of Administrative Agent and Lenders, and neither the Loan Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an Administrative Agent or Lead Arranger, as applicable, of Lenders and Administrative Agent shall not assume or be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or their respective Affiliates or any other Person.  Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

(B)           Nature of Duties.  The duties of Administrative Agent shall be mechanical and administrative in nature.  Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.  Each Lender expressly acknowledges that none of Administrative Agent, its Affiliates, or Administrative Agent’s or its Affiliates’ respective officers, directors, employees, agents, attorneys-in-fact have made any representation or warranty to it and that no act by Administrative Agent or any such Person hereafter taken, including any review of the affairs of the Loan Parties, any of their respective Subsidiaries or any other Person, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender.  Each Lender represents to Administrative Agent that (i) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries and made its own decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Loan Parties.  Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein).  If Administrative Agent seeks the consent or approval of any Lenders to the taking or refraining from taking of any action hereunder, then Administrative Agent shall send notice thereof to each Lender.  Administrative Agent shall promptly notify each Lender any time that Requisite Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

(C)           Rights, Exculpation, Etc.  Administrative Agent, its Affiliates and any of its or its Affiliates’ respective officers, directors, employees, agents or attorneys-in-fact shall not be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each such entity shall be liable with respect to its own gross negligence or willful misconduct, as determined by a final judgment by a court of competent jurisdiction.  Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Loan Parties or any other Person.  Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents (i) if such action or omission would, in the reasonable opinion of Administrative Agent, violate any Applicable Law or any provision of this Agreement or any other Loan Document, or (ii) until it shall have received such instructions from Requisite Lenders or all of Lenders, as applicable.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, except in connection with its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(D)          Reliance.  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, electronic mail, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel to Borrower or counsel selected by it in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents.

(E)           Indemnification.  Lenders will reimburse and indemnify Administrative Agent and its Affiliates and its and its Affiliates’ officers, directors, employees, agents, and attorneys-in-fact (collectively, “Representatives”), on demand (to the extent not actually reimbursed by Borrower, but without limiting the obligations of Borrower under this Agreement) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or its Representatives (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Administrative Agent or its Representatives under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender’s Pro Rata Share; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Administrative Agent’s or its Representatives’ gross negligence or willful misconduct, as determined by a final judgment by a court of competent jurisdiction.  If any indemnity furnished to Administrative Agent or its Representatives for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The obligations of Lenders under this Subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

(F)           Administrative Agent, Syndication Agent and Documentation Agent Individually.  With respect to its obligations under the Loan Commitments, the Loans made by it, and the Notes issued to it, each of Administrative Agent, any syndication agent and any documentation agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each of Administrative Agent, any syndication agent and any documentation agent in its individual capacity as a Lender or as one of the Requisite Lenders.  Each of Administrative Agent, any syndication agent and any documentation agent may lend money to, and generally engage in any kind of banking, trust or other business with, Loan Parties or any other Person as if it were not acting as Administrative Agent, syndication agent or documentation agent pursuant hereto.

(G)           Notice of Default.  Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the Loan Parties or any of their respective Subsidiaries or any other Person, or the existence or possible existence of any Default or Event of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative

Agent shall have received written notice from a Loan Party or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that Administrative Agent receives such a notice, Administrative Agent will give notice thereof to Lenders as soon as reasonably practicable; provided, that if any such notice has also been furnished to Lenders, Administrative Agent shall have no obligation to notify Lenders with respect thereto.  Administrative Agent shall (subject to this Subsection 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by Requisite Lenders; provided, further, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of Lenders.

(H)          Successor Administrative Agent.

(a)           Resignation.  Administrative Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least 30 Business Days’ prior written notice to Borrower and Lenders.  Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clause (b) below or as otherwise provided below.

(b)           Appointment of Successor.  Upon any such notice of resignation or removal pursuant to clause (a) above, Requisite Lenders shall (and if no Event of Default or Default shall have occurred and be continuing, upon receipt of Borrower’s prior consent, which shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent from among Lenders or another financial institution.  If a successor Administrative Agent shall not have been so appointed within the 30 Business Day period referred to in Subsection 8.2(H)(a), the retiring Administrative Agent, upon notice to Borrower, shall then appoint a successor Administrative Agent from among Lenders who shall serve as Administrative Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower’s prior written consent (if required under the first sentence of this paragraph), which shall not be unreasonably withheld or delayed, appoint a successor Administrative Agent as provided above.

(c)           Successor Agent.  Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation as Administrative Agent under the Loan Documents, the provisions of this Subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

(I)            Collateral Matters.

(1)           Release of Collateral.  Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any property covered by the Security Documents (a) upon termination of the Loan Commitments and payment in cash and satisfaction of all Obligations (other than indemnification or expense reimbursement Obligations not then due and payable); (b) constituting property being sold or disposed of in compliance with the provisions of this Agreement if Borrower certifies to Administrative Agent in writing that the sale or disposition is made in compliance with the provisions of this Agreement and the other Loan Documents (and Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry); (c) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; or (d) owned by a Guarantor upon release of such Guarantor from its obligations under any Loan Document if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.  In addition, Administrative Agent, with the consent of Requisite Lenders, may release or compromise any Collateral and the proceeds thereof constituting less than all or substantially all of the Collateral.

(2)           Confirmation of Authority; Execution of Releases.  Upon at least 5 Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Administrative Agent, for the benefit of Administrative Agent and Lenders, upon such Collateral, provided that (a) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, (b) such release or compromise shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Loan Parties, in respect of) all interests retained by the Loan Parties in the Collateral, including proceeds of any sale or other disposition of any Collateral, all of which shall continue to constitute part of the property covered by the Security Documents, and (c) nothing in this Subsection 8.2(I)(2) shall limit Administrative Agent’s authorization to release Liens in accordance with Subsection 8.2(I)(1).

(3)           Absence of Duty.  Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by the Loan Parties, or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any other Loan Document, it being understood and agreed that with respect to the property covered by the Security Documents or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Administrative Agent’s own interest in property covered by the Security Documents, as one of Lenders and as Administrative Agent, provided that Administrative Agent shall act in conformance with Subsection 8.2 and shall be liable for its and its Representatives’ gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(J)            Agency for Perfection; Enforcement of Security by Administrative Agent.  Administrative Agent and each Lender hereby appoint Administrative Agent and each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession or control.  Should any Lender (other than Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such Collateral (or control thereof) to Administrative Agent or in accordance with Administrative Agent’s instructions without affecting any Lender’s rights of set-off.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

(K)          Dissemination of Information.  Administrative Agent will use its best efforts (except where otherwise provided herein) to provide Lenders with any information received by Administrative Agent from the Loan Parties which is required to be provided to a Lender hereunder or which is otherwise requested by any Lender, provided that Administrative Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Administrative Agent’s or its Representatives’ gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

8.3.          Amendments, Consents and Waivers for Certain Actions.  Except as otherwise provided in this Agreement (including this Subsection 8.3 and Subsection 9.2), any Assignment and Assumption or any other Loan Document, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents (other than any Secured Hedge Agreement or Cash Management Agreement, which, in each case, may only be amended, modified or terminated, or any provision thereof waived, in accordance with the terms thereof).  In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

8.4.          Disbursement of Funds.  Excluding Swingline Loans until such time as Borrower has failed to reimburse Swingline Lender upon demand pursuant to Subsection 1.1(D)(2), Administrative Agent shall advise each Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of any Loan requested by Borrower no later than 1:00 p.m. (New York, New York time) at least two Business Days immediately preceding the Funding Date applicable thereto (in the case of LIBOR Loans), otherwise no later than 4:00 p.m. (New York, New York time) on the Business Day immediately preceding the Funding Date applicable thereto, and each such Lender shall pay Administrative Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account by no later than 1:00 p.m. (New York, New York time) on such Funding Date.  If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower, and Administrative Agent shall disburse to Borrower, by wire transfer of immediately available funds, that portion of such Loan as to which Administrative Agent has received funds.  In such event, Administrative Agent may, on behalf of any Lender not timely paying Administrative Agent, disburse funds to Borrower for Loans requested, subject to the provisions of Subsection 8.5(B).  Each such Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent.  Nothing in this Subsection 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Subsection 8.5, shall be deemed to require Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

8.5.          Disbursements of Advances; Payments.

(A)          Pro Rata Treatment; Application.  Upon receipt by Administrative Agent of each payment from Borrower hereunder, other than as described in the succeeding sentence, Administrative Agent shall promptly credit each Lender’s account with its Pro Rata Share of such payment in accordance with such Lender’s Pro Rata Share and shall promptly wire advice of the amount of such credit to each Lender.  Each payment to any Person (including Administrative Agent) of its fees under or in connection with any Loan Document shall be made in like manner, but for the account of such Person (including Administrative Agent).

Notwithstanding anything in this Agreement to the contrary, in the event that any Lender fails to fund its Pro Rata Share of any Loan in accordance with this Agreement (each such failing Lender, a “Non-Funding Lender”; the portion of such Loan funded by other Lenders, a “Non Pro Rata Loan”), until such Non-Funding Lender’s cure of such failure the proceeds of all amounts thereafter repaid or prepaid to Administrative Agent by or on behalf of Borrower and otherwise required to be applied to such Non-Funding Lender’s share of any of the Obligations pursuant to the terms of this Agreement shall be advanced to Borrower by Administrative Agent on behalf of such Non-Funding Lender to cure, in full or in part, such failure by such Non-Funding Lender, but shall nevertheless be deemed to have been paid to such Non-Funding Lender in satisfaction of such other Obligations; provided, however, that (i) the foregoing shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Subsections 1.2(G) and 1.3; (ii) any such Non-Funding Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Non-Funding Lender’s original Pro Rata Share of the requested principal portion of such Loan is fully funded to Borrower, whether made by such Non-Funding Lender itself or by operation of the terms of the foregoing, and whether or not the Non Pro Rata Loan with respect thereto has been repaid; (iii) amounts advanced to Borrower to cure, in full or in part, any such Non-Funding Lender’s failure to fund its Pro Rata Share of any Loan (“Cure Loans”) shall bear interest at the rate applicable to Base Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of Borrower as to its desired application, all repayments or prepayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans.

(B)           Availability of Lender’s Pro Rata Share.

(a)           Unless Administrative Agent has been notified by a Lender prior to a Funding Date of such Lender’s intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, and Administrative Agent has given notice pursuant to Subsection 8.4, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Funding Date.  If such amount is not, in fact, made available to Administrative Agent by such Lender when due, and Administrative Agent disburses funds to Borrower on behalf of such Lender, Administrative Agent will be entitled to recover such amount on demand from Borrower, without set-off, counterclaim or deduction of any kind, with interest thereon at the rate per annum then applicable to such Loan.

(b)           Nothing contained in this Subsection 8.5(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Administrative Agent or Borrower may have against such Lender as a result of a default by such Lender under this Agreement.

(c)           Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any Event of Default or acceleration of the Obligations with respect to any draw on a Letter of Credit or demand (whether or not deemed) for payment of any Swingline Loan by Swingline Lender.

(C)           Return of Payments.

(a)           If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(b)           If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

SECTION 9

MISCELLANEOUS

9.1.          Indemnities.  Each Loan Party agrees to indemnify, pay, and hold Administrative Agent and each Lender and their respective Affiliates and the respective officers, directors, partners, employees, agents, and attorneys of Administrative Agent, each Lender and their respective

Affiliates (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of Administrative Agent and each Lender being a party to this Agreement or otherwise in connection with this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby; provided, that the Loan Parties shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided, further, however, that Borrower’s obligations to indemnify or compensate any Indemnitee for taxes shall be subject to Subsection 1.13. This Subsection 9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

9.2.          Amendments and Waivers.  Except as otherwise provided herein or therein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Requisite Lenders (or Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that, Borrower shall provide Administrative Agent with updated Schedules 5.3(A), 5.3(C), 5.13(A) and 5.22 from time to time in connection with its delivery of the Annual Perfection Certificate as required by Subsection 4.4(J) of this Agreement, which shall upon delivery by Borrower be deemed to replace such then existing Schedules, and each such delivery shall constitute a representation by Borrower of the accuracy and completeness of such updated Schedules, but provided, however, that delivery of such updated Schedules shall not be deemed to waive any Default or Event of Default relating thereto (if any); provided further, that, notwithstanding any other provision of this Agreement to the contrary and except, with respect to an assignee or assignor hereunder, to the extent permitted by any applicable Assignment and Assumption, no amendment, modification, termination or waiver shall, unless in writing and signed by Borrower and all Lenders (including Voting Participants) affected thereby (which in the cases of clauses (iv), (v) and (vi) shall be all Lenders), do any of the following: (i) increase any Loan Commitment of any Lender, increase any Lender’s Pro Rata Share of any Loan Commitment or change a pro rata payment of any Lender; (ii) reduce the principal of, rate of interest on (except as contemplated by Subsection 1.2) or fees payable with respect to any Loan; provided, however, that only the consent of the Requisite Lenders shall be necessary (a) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or fees at the Default Rate or (b) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder; (iii) extend the Revolving Loan Expiration Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or extend any other scheduled date on which any Obligation is to be paid (but excluding voluntary and mandatory prepayments); (iv) change the definition of “Requisite Lenders” or change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) release Administrative Agent’s Lien on all or a material portion of the Collateral (except if the release of such Collateral is permitted under and effected in accordance with this Agreement or any other Loan Document ) or any material guaranty of the Obligations (except to the extent expressly contemplated thereby); (vi) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; or (vii) consent to the assignment, delegation or other transfer by any Loan Party or any Subsidiary of a Loan Party of any of its rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent or under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Administrative Agent to take Collateral pursuant to any Loan Document.  No notice to or demand on any Loan Party or any other Person in any case shall entitle such Loan Party or such Person to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on all the Loan Parties and their respective Subsidiaries.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (including Voting Participant) or each affected Lender (including each affected Voting Participant), if the consent of Requisite Lenders is obtained, but the consent of the other Lenders (including other Voting Participants) whose consent is required is not obtained (any such Lender (but not any such Voting Participants) whose consent is required but not obtained being referred to as a “Non-Consenting Lender”), then so long as Administrative Agent is not a Non-Consenting Lender, at Borrower’s request (and at Borrower’s sole cost and expense) Administrative Agent, or a Person reasonably acceptable to Administrative Agent (the “Substitute Lender”), shall have the right (but shall have no obligation) with Administrative Agent’s consent and in Administrative Agent’s sole discretion (and in the case of the Revolving Loan Commitment, the consent and discretion of Swingline Lender) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent or such Person, all of the Loan Commitments and/or Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders, together with the Breakage Fee, if any, and all accrued interest and fees and other amounts due or outstanding to such Non-Consenting Lender through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption; provided, that, such Substitute Lender must agree in writing to consent to the proposed amendment, modification, waiver or termination to which the Non-Consenting Lender did not consent.  Upon execution of any Assignment and Assumption Agreement pursuant to this Subsection 9.2, the Substitute Lender shall be entitled to vote on any pending waiver, amendment or consent in lieu of the Non-Consenting Lender replaced by such Substitute Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Loan Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Loan Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of Lenders hereunder requiring any consent of Lenders).

9.3.          Notices.  Any required notice or other communication shall be in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given:  (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of confirmed transmission if transmitted on a Business Day before 4:00 p.m. (New York, New York time) and otherwise on the Business Day next succeeding the date of transmission; (iii) if delivered by overnight courier, two days after delivery to the courier properly addressed; or (iv) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows or to such other address as a party shall designate in a written notice in accordance with this Subsection 9.3:

If to Borrower,
any other Loan Party or
any Subsidiary of a Loan Party:

SureWest Communications
8150 Industrial Avenue
Roseville, CA 95678
	Attn:	Chief Financial Officer
	Fax:	(916) 786-1800

with a copy to:	SureWest Communications
8150 Industrial Avenue
Roseville, CA 95678
	Attn:	Senior Vice President, Finance and Corporate Development
	Fax:	(916) 786-1800

If to a Lender or Administrative Agent:  To the address set forth on Schedule 9.3 or in the applicable Assignment and Assumption.

9.4.          Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Administrative Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5.          Marshalling; Payments Set Aside.  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Secured Obligations.   To the extent that Borrower or any other Person makes payment(s) or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether by demand, litigation, settlement or otherwise), then to the extent of such recovery, the Secured Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6.          Severability.  The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

9.7.          Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make an Loan as herein provided, Lenders, or any of them, at their sole option, may make the Loan that was to have been made by Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender pursuant hereto or thereto shall be deemed to imply or construe Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall each be a separate and independent debt.

9.8.          Headings.  Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

9.10.        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that none of the Loan Parties may assign their respective rights or obligations hereunder without the written consent of all Lenders.

9.11.        No Fiduciary Relationship.  No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to the Loan Parties or their respective Subsidiaries or Affiliates by Administrative Agent or any Lender.

9.12.        Construction.  Administrative Agent, or each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Administrative Agent, each Lender and Borrower.

9.13.        Confidentiality.  Administrative Agent and Lenders agree to hold any confidential information that they may receive from or on behalf of the Loan Parties or any of their respective Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis to directors, officers, employees, agents or legal counsel, independent public accountants and other professional advisors of Administrative Agent or Lenders or their respective Affiliates; (ii) to regulatory officials having jurisdiction over Administrative Agent or Lenders or their Affiliates; (iii) as required or requested by Applicable Law or legal process; or (iv) in connection with any legal proceeding between or among Administrative Agent or Lenders or their respective Affiliates and the Loan Parties and/or their respective Subsidiaries or Affiliates (provided that, in the event Administrative Agent or Lenders or their respective Affiliates are so required to disclose such confidential information pursuant to clauses (iii) or (iv) of this Subsection 9.13, Administrative Agent or Lenders shall promptly notify Borrower (unless legally prohibited from so doing), so that Borrower or any of its Subsidiaries may seek, at its sole cost and expense, a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or possible disposition to that Person of all or part of that Lender’s interests hereunder or a participation interest in its Pro Rata Share, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.13.  For purposes of the foregoing, “confidential information” shall mean all information respecting The Loan Parties or their respective Affiliates or Subsidiaries, other than (A) information previously filed by the Loan Parties or their respective Affiliates or Subsidiaries with any Governmental Authority and available to the public or otherwise made available by the Loan Parties or any of their respective Affiliates or Subsidiaries to third parties on a non-confidential basis, (B) information previously published in any public medium from a source other than, directly or indirectly, Lenders in violation of this Subsection 9.13 and (C) information obtained by Administrative Agent or Lenders from a source independent of Borrower or its Subsidiaries, which source is not actually known to Administrative Agent or Lenders to be bound by a duty of confidentiality with respect to such information.

9.14.        Consent to Jurisdiction and Service of Process.

(1)  EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT IN THE STATE OF NEW YORK HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS.  EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

(2)  EACH OF THE LOAN PARTIES HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO A LOAN PARTY AT THE ADDRESS TO WHICH NOTICES TO SUCH LOAN PARTY ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF

PROCESS SHALL NOT BE REQUIRED.  NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

9.15.        Waiver of Jury Trial.  EACH OF THE LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH OF THE LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH OF THEM.

9.16.        Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuances of Letters of Credit and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Subsections 1.4(D), 1.11, 1.13, 1.14, 9.1, 9.9, 9.14 and 9.15 and the agreements of Lenders set forth in Subsection 8.2(E) (together with any other Sections and Subsections stated herein to so survive) shall survive the payment of the Loans, the payment of the Letter of Credit Liabilities and the termination of this Agreement.

9.17.        Entire Agreement.  This Agreement and the schedules and exhibits attached hereto, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

9.18.        Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  The counterparts to this Agreement may be delivered by the exchange of signed signature pages by facsimile transmission or by e-mail with a pdf copy attached, and any printed or copied version of any signature page so delivered shall have the same force and effect as an originally signed version of such signature page.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19.        Patriot Act.  Lenders notify the Loan Parties and their respective Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies each of Borrower and its Subsidiaries, which information includes the name and address of such entity and other information that will allow Lenders to identify such in accordance with the Patriot Act.  Each of the Loan Parties and their respective Subsidiaries shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by Lenders in order to assist Lenders in maintaining compliance with the Patriot Act.

9.20.        Guaranty of Secured Obligations by Guarantors.

(A)          The Guaranty.  In order to induce Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Guarantors from the extensions of credit hereunder, subject to the provisions of this Subsection 9.20, each Guarantor hereby agrees with Administrative Agent and the Secured Parties as follows:  each Guarantor jointly and severally hereby irrevocably and unconditionally guarantees to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (collectively, the “Guaranteed Obligations”).

(B)           Limitation of Guaranty.  Notwithstanding any term or provision hereof or of any other Loan Document to the contrary, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering the provisions hereof or of any other Loan Document, as such provisions relate to such Guarantor, subject to avoidance under applicable requirements of law relating to fraudulent conveyance or fraudulent transfer.  Any analysis of the provisions hereof for purposes of laws relating to fraudulent conveyance or fraudulent transfer shall take into account the contribution agreement established in Subsection 9.20(C).

(C)           Contribution by Guarantors.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (i) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Guaranteed Obligations and (ii) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date of enforcement.  The contribution agreement in this Subsection 9.20(C) is intended only to define the relative rights of Guarantors and nothing set forth in this Subsection 9.20(C) is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms hereof.

(D)          Payment by Guarantors.  Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid.

(E)           Liability of Guarantors Absolute.  Each Guarantor agrees that except as expressly provided in Subsection 9.20(B), its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents).  In furtherance of the foregoing and without limiting the generality thereof and subject to Subsection 9.20(B), each Guarantor agrees as follows:

(1)           each Guarantor’s obligations under this Subsection 9.20 is a guaranty of payment when due and not of collectability, and is a primary obligation of such Guarantor and not merely a contract of surety;

(2)           Administrative Agent may enforce each Guarantor’s obligations under this Subsection 9.20 upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

(3)           the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(4)           payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(5)           any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Secured Hedge Agreement or the applicable Cash Management Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or Secured Hedge Agreements or Cash Management Agreements; and

(6)           the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Secured Hedge Agreement or any Cash Management Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed

Obligations; (2) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Secured Hedge Agreements, and of the Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Secured Hedge Agreement, such Cash Management Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Document, any of the Secured Hedge Agreements, any of the Cash Management Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

(F)           Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of the Secured Parties:  (i) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (1) proceed against Borrower, (2) proceed against or exhaust any security held from Borrower, (3) proceed against or have resort to any balance of any deposit, investment or other account or credit on the books of any Secured Party in favor of Borrower or any other Person, or (4) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct, as determined by a final judgment by a court of competent jurisdiction; (v) (1) other than as expressly set forth in Subsection 9.20(B), any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims, and (4) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Secured Hedge Agreements, the Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in this Subsection 9.20 and any right to consent to any thereof; and (vii) other than as expressly set forth in Subsection 9.20(B), any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

(G)           Guarantors’ Right of Subrogation, Contribution, etc.  Until the Guaranteed Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents) shall have been paid and satisfied in full in cash and no commitments of Administrative Agent or any Lender which would give rise to any Obligation are outstanding, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party.  In addition, until the Guaranteed Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents) shall have been paid and satisfied in full in cash and no commitments of Administrative Agent or any Lender which would give rise to any Obligations are outstanding each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Subsection 9.20(C).  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents) shall not have been paid and satisfied in full in cash and no commitments of Administrative Agent or any Lender which would give rise to any Obligations are outstanding, such amount shall be held in trust for Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to

Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

(H)          Subrogation of Other Obligations.  Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

(I)            Continuing Guaranty.  The guaranty obligations of each Guarantor under this Section 9.20 is a continuing guaranty and, subject to the last paragraph of this Subsection 9.20,  shall remain in effect until all of the Guaranteed Obligations (other than unasserted contingent payment obligations that by their nature survive termination of the Loan Documents) shall have been paid and satisfied in full in cash and no commitments of Administrative Agent or any Lender which would give rise to any Obligations are outstanding.  Each Guarantor hereby irrevocably waives any right to revoke its guaranty obligations under this Subsection 9.20 as to future transactions giving rise to any Guaranteed Obligations.

(J)            Authority of Guarantors or Borrower.  It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

(K)          Financial Condition of Borrower.  Any Loan and any other extension of credit may be made to Borrower or converted or continued from time to time, and any Secured Hedge Agreements or Cash Management Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Secured Hedge Agreement or Cash Management Agreement is entered into, as the case may be.  No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, the Secured Hedge Agreements and the Cash Management Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Secured Party.

(L)           Bankruptcy, Etc.  (i) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of the Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any Governmental Authority resulting from any such proceeding.

Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Subsection 9.20(L)(i) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

9.21.        Governmental Authority Compliance.  Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, no party hereto or thereto shall take any action under this Agreement or the other Loan Documents that would constitute or result in an assignment of any License, or a change of control of any Loan Party or Subsidiary of any Loan Party directly or indirectly holding a License, to the extent that such assignment or change of control would require the prior approval by any Governmental Authority under any Applicable Law without first obtaining such required approval.

SECTION 10

DEFINITIONS

10.1.        Certain Defined Terms.  The terms defined below are used in this Agreement as so defined.  Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

“Accounting Changes” means: (i) changes occurring after the Closing Date in accounting principles required by GAAP and implemented by Borrower; (ii) changes occurring after the Closing

Date in accounting principles recommended by Borrower’s certified public accountants and implemented by Borrower; and (iii) changes occurring after the Closing Date in the method of determining carrying value of Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts.

“Acquired Indebtedness” shall mean Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with or into the Loan Parties or any of their respective Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a party to this Agreement or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Loan Parties or any of their respective Subsidiary or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Subsidiary or the time of such acquisition, merger or consolidation.

“Adjustment Date” means each date which is the fifth (5th) Business Day after the receipt by Administrative Agent of (i) each Compliance Certificate delivered by Borrower pursuant to Subsection 4.4(C) and the related financial statements and (ii) in the case a decrease in an applicable margin is warranted, a written notice from Borrower to decrease such margin.

“Administrative Agent” means CoBank in its capacity as Administrative Agent for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

“Affiliate” means, with respect to any Person, any other Person (i) that is directly or indirectly controlling, controlled by, or under common control with, such Person; (ii) that directly or indirectly owns or holds five percent (5%) or more of any equity interests in such Person; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Credit Agreement (including all schedules and exhibits hereto), as amended, modified, supplemented, extended and restated from time to time as permitted herein.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act, PUC Laws and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Approved Fund” means any Fund that is administered or managed by (A) a Lender, (B) an Affiliate of a Lender or (C) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by any Loan Party or any Subsidiary of any Loan Party, of any of the following:  (i) any of the capital stock or the ownership interests of any of its Subsidiaries, or (ii) any or all of its assets.

“Assignment and Assumption” means an agreement among Administrative Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Loan Commitments, the Facilities and other interests under this Agreement and the other Loan Documents in the form attached hereto as Exhibit 10.1(A).

“Available Revolving Commitment” means, at any time, the Revolving Loan Commitment, as it may have been reduced pursuant to this Agreement, minus the Revolving Credit Obligations.

“Banking Day” means a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, or any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect and all rules and regulations promulgated thereunder.

“Base Rate” means a  variable rate of interest per annum equal, on any day, to the rate of interest established by CoBank on the first Business Day of each week as the higher of (i) 1.50% plus the higher of (x) one-week LIBOR and (y) one-month LIBOR; and (ii) the Prime Rate.  For the purpose of this definition of “Base Rate”, “LIBOR” shall mean the one (1) week and/or one (1) month rate (rounded upward to the nearest thousandth), as quoted by the British Bankers Association at 11:00 a.m. London time and published by Bloomberg, on the first Business Day of the week applicable to Borrower’s election of the Base Rate.

“Base Rate Loan” means any Loan then bearing interest at the rate determined by reference to the Base Rate.

“Base Rate Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Budget” means, for Borrower prepared on a segment basis, (i) profit and loss statements and (ii) cash flow statements, all prepared on a consistent basis with Borrower’s or its Subsidiaries’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.  The Budget represents and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the course of its business.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

“Calculation Period” means each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date.

“Capital Lease” means any lease of real or personal property which is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to Borrower and its Subsidiaries but which otherwise would be required to be capitalized under GAAP.

“Cash Equivalents” means:  (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Service or at least P-1 from Moody’s Investors Service, Inc.; (iii) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; and (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $250,000 or the maximum amount of insurance applicable to the aggregate amount of the Loan Party’s deposits at such institution.

“Cash Management Agreement” means (i) the CoBank Cash Management Agreement and (ii) any other agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including ACH funds transfer services) and other cash management services that is between Borrower and a Lender or a Secured Affiliate.

“Closing Date” means the date of this Agreement.

“CoBank Cash Management Agreement” means the Electronic Commerce Master Service Agreement, between CoBank and Borrower, including all exhibits, schedules and annexes thereto and including all related forms delivered by Borrower to CoBank related thereto, including the CoBank Cash Manager Initial Rules Sets and similar documents; provided that, Borrower has elected pursuant to its rule set instructions or similar document to have its accounts that are subject to the Cash Management Agreement settle against the Swingline Loan and such election has not been modified.

“Collateral” means, collectively:  (A) all “Collateral” as defined in the Security Documents; (B) all real property and interests in real property mortgaged pursuant to the Security Documents; and (C) any property or interest provided in addition to or in substitution for any of the foregoing.

“Commitment” and “Commitments” mean, respectively, each of the Term Loan A Commitment, the Term Loan B Commitment and the Revolving Loan Commitment and,

collectively, the Term Loan A Commitment, the Term Loan B Commitment and the Revolving Loan Commitment.

“Communications Act” means the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

“Consolidated Net Assets” means, on a consolidated basis for Borrower and its Subsidiaries, total assets minus the sum of (a) Restricted Investments and (b) current liabilities.

“Consolidated Net Worth” means the consolidated stockholders’ equity of Borrower and its Subsidiaries minus other comprehensive income or loss.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of any Loan or participation in any Letter of Credit required to be funded by it hereunder, or has failed to make a payment to the Swingline Lender pursuant to Subsection 1.1(D), in each case within one Business Day of the date such funding or payment is required to be made by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EBITDA” means the sum of (a) net income or deficit, as the case may be (excluding extraordinary gains, the write up of any asset or any gain realized upon the sale of an asset and excluding any extraordinary, non-cash losses, the write down of any asset and the loss realized upon the sale of any asset), (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, (d) income or franchise taxes, federal, state or local, (e) non-recurring fees and expenses incurred in connection with any investment, disposition or acquisition permitted by this Agreement or any issuance of equity interests or incurrence or early extinguishment of Indebtedness, or refinancing transactions or other modification of any debt instrument, in each case permitted herein, (f) non-recurring expenses incurred in connection with severance and related termination costs, (g) non-cash compensation charges, including any such charges resulting from stock options, stock appreciation rights, restricted stock grants or other equity incentive programs, (h) non-cash pension and certain post-retirement benefits, (i) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with Permitted Acquisitions, and (j) purchase accounting adjustments in connection with Permitted Acquisitions.  For any period of calculation, EBITDA shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

“Effective Date” means the date on which all conditions in Subsection 7.1 are satisfied; provided, that the Effective Date shall occur no later than March 31, 2011

“Environmental Laws” means all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons) to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et seq.).

“Equity Interest” has the meaning assigned to such term in the Pledge and Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with any Loan Party within the meaning of Sections 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to the IRC).

“ERISA Event” means, with respect to any Loan Party, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (e) a notification that a Multi-employer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multi-employer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Excluded Subsidiary” means any direct or indirect Subsidiary of any Loan Party that does not, individually or in the aggregate with all other Excluded Subsidiaries, have, on a combined basis, total assets (including Investments) or annual revenues equal to or greater than 3% of the total assets or annual revenues of Borrower and its Subsidiaries as of the last day of the most recent fiscal year-end of Borrower for which Borrower has delivered the financial statements required to be delivered pursuant to Subsection 4.4(B) for such fiscal year-end.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (A) Taxes imposed on or measured by its gross receipts, revenues, gross income, net income or capital (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Applicable Laws of which such recipient is organized, in which its principal office is located, in which such recipient has or had a connection (other than a connection arising solely as a result of such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or other Loan Document), or, in the case of any Lender, in which its applicable lending office (as identified by such Lender to Administrative Agent) is located, (B) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which Borrower is located, (C) any backup withholding tax that is required by the IRC to be withheld from amounts payable to a Lender that has failed to comply with clause (a) of Subsection 1.13(E)(2), (D) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Subsection 1.12), any withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to Applicable Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new lending office to Administrative Agent) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Tax Law) to comply with Subsection 1.13(E)(1) or clause (b) of Subsection 1.13(E)(2), except to the extent that such Foreign Lender (or its assignor, if any), was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Subsection 1.13(A)(2) or 1.13(C) and (E) any United States of America withholding Tax imposed by FATCA.

“Facility” and “Facilities” mean, respectively, each of the Term Loan A Facility, the Term Loan B Facility and the Revolving Loan Facility and, collectively, the Term Loan A Facility, the Term Loan B Facility and the Revolving Loan Facility.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971.

“FATCA” means Sections 1471 through 1474 of the IRC, and any regulations or administrative guidance or other official interpretation thereunder and any applicable case law.

“FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

“Fixed Rate Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of Borrower that is a “controlled foreign corporation” under Section 957 of the IRC.

“Foreign Subsidiary Holding Company” means any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for federal income tax purposes and substantially all of the assets of which include the Equity Interests of one or more Foreign Subsidiaries.

“Free Cash Flow” means the result of (i) net income, or deficit, as the case may be (excluding (a) extraordinary gains, the write up of any asset or any gain realized upon the sale of an asset and excluding any extraordinary, non-cash losses, the write down of any asset and the loss realized upon the sale of any asset, and (b) non-recurring fees and expenses incurred in connection with any investment, disposition or acquisition permitted by this Agreement or any issuance of equity interests or incurrence or early extinguishment of Indebtedness, or refinancing transactions or other modification of any debt instrument, in each case permitted herein), plus (ii) to the extent deducted from net income, depreciation and amortization expense, minus (iii) capital expenditures, minus (iv) scheduled repayments of the principal amount of Total Debt (or scheduled reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines, minus (v) cash interest expense (but only to the extent net income has not otherwise been reduced by such expense in accordance with GAAP), in each case for the applicable fiscal year.  For any period of calculation, Free Cash Flow shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions or credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

“Governmental Authority” means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, judicial,

regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than any Loan Party.  Guarantee Obligations shall also include any obligation of such Person under any guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Hedge Agreements” means interest rate, currency or cross-currency rate swap agreements, and other similar agreements entered into by Borrower or any other Loan Party in the ordinary course of business (and not for speculative purposes) for the principal purpose of protecting Borrower or any other Loan Party against fluctuations in interest rates or currency exchange rates.

“Indebtedness” as applied to any Person, means, without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than 90 days past due; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vi) the net termination obligations of such Person under any Hedge Agreement, calculated as of any date as if such agreement or arrangement were terminated as of such date; (viii) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business); (ix) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person and (x) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (ix) above.  For the avoidance of doubt, Indebtedness shall not include reimbursement obligations with respect to customer deposits.  The amount of Indebtedness of the Loan Parties and their respective Subsidiaries shall be calculated without duplication of Guarantee Obligations of the Loan Parties and their respective Subsidiaries in respect thereof.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, arising from any payment or obligation hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Interest Coverage Ratio” means the ratio derived by dividing (i) EBITDA by (ii) total interest expense (excluding interest expense attributable to Indebtedness repaid by the seller or otherwise in connection with any Permitted Acquisition, but including for the applicable calculation period prior to the date of any such Permitted Acquisition, pro forma interest expense on any Indebtedness incurred to finance all or a portion of the purchase price for such Permitted Acquisition based on the principal amount of such Indebtedness on the date of such Permitted Acquisition and the rate of interest thereon on such date), in each case for the then most recently completed four fiscal quarters.

“Investment” means (i) any direct or indirect purchase or other acquisition by any Loan Party or any of their respective Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person, other than trade associations and similar organizations purchased or acquired in the ordinary course of business; and (ii) any direct or indirect loan, advance, transfer, guarantee, assumption of liability or other obligation of liability, or capital contribution by any Loan Party or any of their respective Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  Investments which are capital contributions or purchases of capital stock or other equity interest which have a right to participate in the profits of the issuer thereof shall be valued at the amount (or, in the case of any Investment made with property other than cash, the book value of such property) actually contributed or paid (including cash and non cash consideration and any assumption of Indebtedness) to purchase such equity interest as of the date of such contribution or payment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  Investments which are loans, advances, extensions of credit or guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such guarantees.

“Investment Policy” means the investment policy of Borrower attached hereto as Exhibit 10.1(F), as the same may be amended, modified or restated from time to time, subject to Subsection 3.3.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

“Issuing Lender” means CoBank, or any other Lender designated from time to time by Administrative Agent or Borrower (and subject to such Lender’s acceptance of such designation), in such Lender’s capacity as an issuer of Letters of Credit hereunder.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 2.12 and delivered by an additional Subsidiary of any Loan Party in accordance with the provisions of Subsection 2.12.

“Lead Arranger” means CoBank in its capacity as lead arranger for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

“Lender” or “Lenders” means one or more of the banks or other financial institutions party hereto from time to time and their successors and permitted assigns pursuant to Subsection 8.1.

“Letter of Credit Liability” means, as to each Letter of Credit, all reimbursement obligations of Borrower to Issuing Lender consisting of (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by Issuing Lender to the extent not reimbursed by Borrower, whether by the making of a Revolving Loan or otherwise; and (c) all accrued and unpaid interest, fees and expenses with respect thereto.  In the case of any Letter of Credit that is issued in a currency other than United Stated Dollars, the corresponding Letter of Credit Liability shall be determined in United States Dollars based on the currency exchange rate from time to time applicable to the issuer of such Letter of Credit.

“Leverage Ratio” means, for any period, the ratio derived by dividing (i) all Indebtedness as of the last day of the applicable period by (ii) EBITDA for the then most recently completed four fiscal quarters.

“LIBOR” means for each applicable Interest Period, a fixed annual rate equal to: (A) the rate of interest determined by Administrative Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented by the Reuters Screen LIBOR01 page as quoted by the British Bankers Association as of 11:00 a.m. (London time) on the day which is two (2) Banking Days prior to the first day of such Interest Period, provided, that in the event British Bankers Association ceases to provide such quotations (as determined by Administrative Agent), then Administrative Agent will notify Borrower and Administrative Agent and Borrower will agree upon a substitute basis for obtaining such quotations, divided by (B) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Banking Days prior to the beginning of such Interest Period for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (including, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental

Authority having jurisdiction with respect thereto, as now and from time to time in effect); such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (0.0625%).

“LIBOR Loans” means Loans (excluding Swingline Loans) accruing interest at rates determined by reference to the LIBOR.

“LIBOR Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Licenses” means any material landline telephone, long distance, cellular telephone, microwave, personal communications, commercial mobile radio service, private mobile radio service or other telecommunications or similar license, authorization, registration, certificate, waiver, certificate of compliance, franchise (including cable television franchise), approval, material filing, exemption, order, or permit, whether for the acquisition, construction or operation of any Telecommunications System, or to otherwise provide the services related to any Telecommunications System, granted or issued by the FCC, any applicable PUC or any other Governmental Authority.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

“Loan” or “Loans” means an advance or advances under any of the Facilities.

“Loan Commitment” or “Loan Commitments” mean, respectively, each of the Term Loan A Commitment, the Term Loan B Commitment and the Revolving Loan Commitment and collectively, the Term Loan A Commitment, the Term Loan B Commitment and the Revolving Loan Commitment.

“Loan Documents” means, collectively, this Agreement, the Notes, any outstanding Letters of Credit, the Security Documents and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of Administrative Agent or Lenders in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

“Material Accounts” means all deposit, securities or other investment accounts in the name of the Loan Parties and their respective Subsidiaries to the extent the average daily balance of any such account (or market value of items held in such account), individually, for the most recently completed six calendar months exceeds $1,000,000.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties and their respective Subsidiaries, taken as a whole, or (ii) the material impairment of any Liens in favor of Administrative Agent or the ability of the Loan Parties and their respective Subsidiaries to perform their obligations under the Loan Documents or of Administrative Agent or any Lender to enforce any

Loan Document or collect any of the Obligations.  In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

“Material Contracts” means (a) any contract or any other agreement, written or oral, of any Loan Party or any Subsidiary of any Loan Party involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, and (b) any other contract or agreement, written or oral, of any Loan Party or any Subsidiary of any Loan Party the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that any (i) vendor contract or (ii) contract or agreement which is terminable by a party other than any Loan Party or any of its respective Subsidiaries without cause upon notice of 95 days or less shall not be considered a Material Contract.

“Material Leased Property” means any real property leased or licensed by any Loan Party that (A) is not a tower site and (B)(i) is the headquarters or principal place of business of any Loan Party or (ii) is a headend site, central office (but not principal place of business), switch site or such other location, in each case with respect to this clause (ii), the loss of which would have a Material Adverse Effect.

“Material Owned Property” means any real property owned by any Loan Party in fee simple (A) that has a book value in excess of $2,500,000, (B) that is the headquarters or principal place of business of any Loan Party, or (C) as to which the loss thereof would have a Material Adverse Effect.

“Multi-employer Plan” means a Multi-employer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding 6 years obligated to make contributions.

“Negative Pledge Agreement” means a negative pledge agreement, executed in favor of Administrative Agent, for the benefit of itself and the other Secured Parties, in form and content approved by Administrative Agent, pursuant to which the executing party agrees not to grant a Lien with respect to any of its property, real and personal, except to the extent such Lien constitutes a Permitted Encumbrance, as such agreement may be amended, modified, supplemented, extended and restated from time to time.

“Net Proceeds” means cash proceeds received by any Loan Party or any Subsidiary of any Loan Party from any Asset Disposition or debt or equity issuance (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the reasonable costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“Note” or “Notes” means one or more of the Term Loan A Note, the Term Loan B Notes, the Revolving Notes and the Swingline Notes.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 9, 1998, between Borrower and the purchasers listed on Schedule A thereto, as supplemented by that certain Supplement to Note Purchase Agreement, dated as of March 13, 2003, between Borrower and the purchasers listed on Schedule A thereto, and as further amended, supplemented, modified, extended or restated from time to time.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Borrower and all other Loan Parties under the Loan Documents from time to time owed to Administrative Agent, any Lender or any Indemnitee, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, all reimbursement obligations in respect of any Letters of Credit and all indemnities, fees, costs and expenses thereunder, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, or any combination thereof, whether before or after the filing of a proceeding under the Bankruptcy Code or any other debtor relief laws (whether or not allowed in such proceeding) by or against any Loan Party or any of its respective Subsidiaries.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Loan Party or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

“Permitted Encumbrances” means the following:

(1)           Liens for taxes, assessments or other governmental charges not yet due and payable unless the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained in accordance with GAAP;

(2)           statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 90 days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           deposits, in an aggregate amount not to exceed $1,000,000, made in the ordinary course of business to secure liability to insurance carriers or others;

(5)           any attachment or judgment Lien which, individually or when aggregated with all other such Liens, does not constitute an Event of Default under Subsection 6.1(H);

(6)           easements, rights of way, zoning and other restrictions, municipal ordinances, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of their respective Subsidiaries or materially adversely affecting the value of any Collateral;

(7)           Liens in favor of CoBank as set forth in Subsection 2.7;

(8)           Liens securing purchase money security agreements and Capital Leases permitted under Subsection 3.1(F), provided that such Liens do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness and such Liens do not secure any amounts other than amounts necessary to purchase or lease such items;

(9)           other Liens securing Priority Debt not otherwise permitted by this definition of Permitted Encumbrances, provided that Priority Debt does not exceed at any one time 7.50% of Consolidated Net Assets as of the most recently completed fiscal quarter of Borrower;

(10)         Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(11)         Liens in favor of Administrative Agent, for the benefit of itself and Lenders;

(12)         Liens representing any interest or title of a lessee in equipment subject to any lease, in an aggregate amount not to exceed $10,000,000;

(13)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(14)         Liens existing on the assets of any Person that becomes a Subsidiary or existing on assets acquired pursuant to a Permitted Acquisition and Investment to the extent the

Liens on such assets secure Indebtedness permitted by Subsection 3.1(H); provided that such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured (or any Indebtedness that refinances or replaces such Indebtedness or obligations), immediately prior to the such Permitted Acquisition and Investment;

(15)         with respect to any leased or owned real property which is subject to a Lien in favor of Administrative Agent, for the benefit of itself and the other Secured Parties, pursuant to a Security Document, any Schedule B exceptions appearing in the respective policies of title insurance issued in favor of Administrative Agent concurrently herewith;

(16)         Liens existing on or with respect to any inside wiring that a customer of any Loan Party acquires or has the right to acquire, and Liens existing on or with respect to any equipment or facilities, including but not limited to conduit, duct, cable or wiring, installed on the premises of a property owner, landlord or licensor under an access, entrance, installation or similar agreement in order to serve a customer of any Loan Party and that is or may be required to be transferred to such property owner, landlord or licensor during or after the term of such agreement and

(17)         Liens consisting of collocation arrangements required by the FCC or any PUC.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Loan Party or any of their ERISA Affiliates sponsor or maintain or to which any Loan Party or any of their ERISA Affiliates make, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the Effective Date, executed by the Loan Parties in favor of Administrative Agent, for the benefit of itself and the other Secured Parties, in form and content substantially the same as attached hereto as Exhibit 10.1(G), pursuant to which the Loan Parties have pledged, as security for the Secured Obligations, on a first priority basis, substantially all personal property of the Loan Parties including, stock in their respective Subsidiaries, that they now own or may hereafter acquire, as such agreement may be amended, modified, supplemented, extended and restated from time to time.

“Prime Rate” means, a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 75% of the United States’ 30 largest commercial banks, or if the Eastern Edition of

The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal.  In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent on a regular basis, the term “Prime Rate” shall be determined on any day by reference to such other regularly published average prime rate for such date applicable to such commercial banks as is acceptable to Administrative Agent in its sole discretion.  Any change in Prime Rate shall be automatic, without the necessity of notice provided to Borrower or any other Loan Party.

“Priority Debt” means (without duplication) the sum of (a) unsecured Indebtedness of the Subsidiaries of the Loan Parties other than Indebtedness owing to Borrower or any other Loan Party and (b) Indebtedness of the Loan Parties and their respective Subsidiaries incurred after the Effective Date secured by a Lien described in clause (9) of the definition of Permitted Encumbrances.

“Pro Rata Share” means (i) with respect to matters relating to a particular Loan Commitment, the percentage obtained by dividing (a) the commitment of a Lender under such Loan Commitment by (b) such Loan Commitment and (ii) with respect to all other matters, the percentage obtained by dividing (a) the Total Lender Loan Commitments of a Lender by (b) the aggregate Total Lender Loan Commitments of all of the Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to Subsection 8.1; provided, however, if any Loan Commitment is terminated pursuant to the terms hereof, in lieu of commitments, the calculation of clauses (i) and (ii) above, as they relate to or include such Loan Commitment, shall be based on the aggregate amount of a Lender’s outstanding loans related to such Loan Commitment and the aggregate amount of all outstanding loans related to such Loan Commitment.

“PUC” means any state, provincial or other local public utility commission, local franchising authority or similar regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications System (and its related facilities) or over Persons who own, construct or operate a Telecommunications System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

“PUC Laws” means all relevant rules, regulations, and published policies of, and all laws administered by, any PUC asserting jurisdiction over any Loan Party or its Subsidiaries.

“Related Parties” means with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Secured Hedge Agreement” means a Secured Hedge Agreement entered into by any Loan Party to hedge the interest rate exposure applicable to any portions of the Loans.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requisite Lenders” means, to the extent more than one (1) Lender holds any Loan Commitment or Loan, two (2) or more Lenders (including Voting Participants) (provided that for purposes hereof, such two (2) or more Lenders (including Voting Participants) may not consist solely of (i) Voting Participants who purchased their participations from the same Lender, (ii) Voting Participants and Lender who sold such participations to such Voting Participant, or (iii) Lenders and/or Voting Participants that are Farm Credit Lenders) who are not Defaulting Lenders and who have in the aggregate Pro Rata Shares greater than 50% (calculated without giving effect to any Loans or Loan Commitments held or deemed to be held by a Defaulting Lender).

“Restricted Investment” means all Investments except (i) property to be used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Subsidiaries or any Person that concurrently becomes a Subsidiary; (iv) Investments existing on December 9, 1998; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America or an agency thereof; (vi) Investments in municipal securities, maturing within one year, which are rated in one of the top two ratings classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker’s acceptances issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rating in one of the top two rating classifications by at least one national rating agency; and (ix) Investments in money market instrument programs which are classified as current assets in accordance with GAAP.

“Restricted Junior Payment” means:  (i) any dividend or other distribution, direct or indirect, on account of any capital stock or other equity interest in any Loan Party or any of its respective Subsidiaries, including any ownership interest and any shares of any class of stock or other equity interest of any Loan Party or any of its respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, repurchase, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any capital stock or other equity interest in any Loan Party or any of its respective Subsidiaries, including any ownership interest and any shares of any class of stock of or other equity interest of any Loan Party or any of its respective Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subject to subordination provisions for the benefit of Administrative Agent and Lenders, unless expressly permitted by such subordination provisions and Administrative Agent and Requisite Lenders have consented in writing to such provisions; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in any Loan Party or any of its respective Subsidiaries, including any ownership interest and shares of any class of stock of any Loan Party or any of its respective Subsidiaries now or hereafter outstanding.

“Revolving Credit Obligations” means, at any particular time, the sum of (A) the aggregate principal balance of all Revolving Loans (other than the Swingline Loans), plus (B) the amount of the Swingline Loan Commitment, plus (C) the amount of all Letter of Credit Liability then outstanding.

“Revolving Loan” or “Revolving Loans” means an advance or advances under the Revolving Loan Commitment, including any advance or advances under the Swingline Loan Commitment.

“Revolving Loan Commitment” means, when used as to each Lender, its obligation to make Revolving Loans to Borrower pursuant to Subsection 1.1(C) and purchase participations in the Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedules 1.1(A) and 1.1(B), as applicable, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and, otherwise, the aggregate of such commitments of all Lenders.  The Revolving Loan Commitment of all Lenders as of the Effective Date is $34,000,000.

“Revolving Loan Expiration Date” means the earlier of (i) the suspension (subject to reinstatement) of Lenders’ obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) the date that is 5 years following the Closing Date.

“Revolving Loan Facility” means, the revolving loan credit facility extended to Borrower pursuant to Subsection 1.1(C), including the Letter of Credit and Swingline subfacilities.

“Revolving Note” or “Revolving Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Secured Affiliate” means an Affiliate of a Lender that is a party to a Secured Hedge Agreement or a Cash Management Agreement that has executed and delivered to Administrative Agent a letter agreement in form and substance acceptable to Administrative Agent pursuant to which such Affiliate (i) appoints Administrative Agent as its collateral agent under the applicable Security Documents, (ii) agrees that it will not have any right individually to enforce or seek to enforce any Security Document or any guaranty of the Secured obligations, or to realize upon any Collateral security for the Secured Obligations, and (iii) it agrees and acknowledges that all rights and remedies to enforce or seek to enforce any Security Document or any guaranty or to realize upon any Collateral security for the Secured Obligations may be exercised only by Administrative Agent.

“Secured Hedge Agreement” means any Hedge Agreement between Borrower and any Lender or Secured Affiliate.

“Secured Obligation” means (A) the Obligations, (B) all obligations of Borrower under any Secured Hedge Agreement, and (C) all obligations of Borrower under any Cash Management Agreement.

“Secured Party” means (A) Administrative Agent, (B) any Lender, (C) any Secured Affiliate, and (D) any Indemnitee.

“Security Documents” means, collectively, all instruments, documents and agreements executed by or on behalf of the Loan Parties to provide collateral security with respect to the Secured Obligations, including, the Pledge and Security Agreement, any Negative Pledge Agreement, mortgages, account control agreements, and all instruments, documents and agreements executed pursuant to the terms of the foregoing, in such case, as amended, modified, supplemented, extended and restated from time to time.

“Security Interest” means all Liens in favor of Administrative Agent, for the benefit of itself, and the other Secured Parties, created hereunder or under any of the Security Documents to secure the Secured Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Swingline Lender” means CoBank, and its successors and permitted assigns under the Swingline Loan Commitment pursuant to Subsection 8.1.

“Swingline Loan Commitment” means the commitment of Swingline Lender to make the Swingline Loans, which commitment shall be $6,000,000 on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Swingline Note” means a Note of Borrower substantially in the form of Exhibit 10.1(E), and any replacements, reinstatements, renewals or extension of any such note, in whole or in part.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Telecommunications System” means the network, equipment, facilities and associated business activities of any one or more of the Loan Parties used or to be used in providing any of the following to consumer, business or carrier customers: (i) telecommunications products and services, including but not limited to local exchange telephone, access, interconnection, long distance, and any related services ancillary to telecommunications; (ii) cable television and other video and video-related products and services; (iii) data services, including data transport, data storage, Internet access, services utilizing the Internet protocol and any other information services; and (iv) any other products and services offered by a Loan Party utilizing or reasonably related to any of the foregoing.

“Term Loan A” means the Loan under the Term Loan A Commitment.

“Term Loan A Commitment” means $40,000,000.

“Term Loan A Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(A).

“Term Loan A Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) May 31, 2011.

“Term Loan A Note” means the note of Borrower substantially in the form of Exhibit 10.1(C) and any replacements, restatements, renewals or extensions of any such note, in whole or in part.

“Term Loan B” means the Loan under the Term Loan B Commitment.

“Term Loan B Availability Period” means the period commencing on May 31, 2011 and ending on the earlier to occur of (i) the date on which the full amount of the Delayed Draw Amount has been advanced to Borrower, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) September 1, 2012.

“Term Loan B Commitment” means, for the period from the Effective Date to, but excluding, the Term Loan A Maturity Date, $190,000,000 and, for the period from and including the Term Loan A Maturity Date through and including the Term Loan B Maturity Date, $230,000,000.

“Term Loan B Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(B).

“Term Loan B Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) the date that is 5 years following the Closing Date.

“Term Loan B Note” or “Term Loan B Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(D), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Total Lender Loan Commitment” means the aggregate commitments of any Lender with respect to the Loan Commitments.

“Withholding Agent” means the Borrower or the Administrative Agent.

10.2.        Other Definitional Provisions.  References to “Sections,” “Subsections,” “Exhibits” and “Schedules” shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, extensions, renewals and other modifications thereto, but only to the extent such amendments, assignments, extensions, renewals and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

[Signatures follow on the next page.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

SUREWEST COMMUNICATIONS, a California corporation, as Borrower

By:		/s/ Steven C. Oldham
Steven C. Oldham
President and Chief Executive Officer

SUREWEST BROADBAND, a California corporation,
SUREWEST KANSAS HOLDINGS, INC., a Delaware corporation,
SUREWEST TELEVIDEO, a California corporation,
SUREWEST KANSAS, INC., a Delaware corporation, and
SUREWEST TELEPHONE, a California corporation, each as a Guarantor

By:		/s/ Steven C. Oldham
Steven C. Oldham
President and Chief Executive Officer

SUREWEST KANSAS CONNECTIONS, LLC, a Delaware limited liability company, as a Guarantor

By:		SureWest Kansas Holdings, Inc.,
its manager

	By:	/s/ Steven C. Oldham

Steven C. Oldham
President and Chief Executive Officer

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

SUREWEST KANSAS LICENSES, LLC,
SUREWEST KANSAS OPERATIONS, LLC, and
SUREWEST KANSAS PURCHASING, LLC, each a Delaware limited liability company, each as a Guarantor

By:	SureWest Kansas Connections, LLC,
its manager

	By:	/s/ Steven C. Oldham

Steven C. Oldham
President and Chief Executive Officer

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

COBANK, ACB, as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender, Swingline Lender and a Lender

By:	/s/ Robert F. West
Robert F. West
Senior Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

ROYAL BANK OF CANADA, as Syndication Agent, Bookrunner, Lead Arranger and a Lender

By:	/s/ D.W. Scott Johnson
	Name:	D.W. Scott Johnson
	Title:	Authorized Signatory

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

UNION BANK, as Documentation Agent, Lead Arranger and a Lender

By:	/s/ Edward Khaymenis
	Name:	Edward Khaymenis
	Title:	Assistant Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

RBC BANK (USA), as a Lender

By:	/s/ Richard Marshall
Richard Marshall
Market Executive — National Division

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John T. Pearson
	Name:	John T. Pearson
	Title:	Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Alexander L. Rody
	Name:	Alexander L. Rody
	Title:	Senior Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

BANK OF THE WEST, as a Lender

By:	/s/ Edward Unwin
Edward Unwin
Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

BROWN BROTHERS HARRIMAN & CO., as a Lender

By:	/s/ Scott C. Meves
	Name:	Scott C. Meves
	Title:	SVP

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:	/s/ Horace R. Harrod
	Name:	Horace R. Harrod
	Title:	Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant

By:	/s/ John Zhang
John Zhang
Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

NORTHWEST FARM CREDIT SERVICES, as a Voting Participant

By:	/s/ Jeremy Roewe
Jeremy Roewe
Account Manager

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

UNITED FCS, FLCA, d/b/a FCS COMMERCIAL FINANCE GROUP, as a Voting Participant

By:	/s/ Jeremy Voigts
Jeremy Voigts
Vice President

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

FCS FINANCIAL, FLCA, as a Voting Participant

By:	/s/ Sean Uniterreiner
Sean Uniterreiner
Senior Lending Officer

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

FARM CREDIT SERVICES OF THE MOUNTAIN PLAINS, FLCA, as a Voting Participant

By:	/s/ Bradley K. Leafgren
Bradley K. Leafgren
Senior Vice President

[Signatures Continued on Following Page]

SCHEDULE 1.1(A)

LOANS AND COMMITMENTS PRIOR TO TERM LOAN A MATURITY DATE

	REVOLVER LOAN		TERM LOAN A		TERM LOAN B		TOTALS
LENDER	Revolver Loan Commitment	Pro Rata Share of Revolver Loan Commitment	Term Loan A	Pro Rata Share of Term Loan A	Term Loan B	Pro Rata Share of Term Loan B	Total Commitment and Loan	Pro Rata Share of Total Commitment and Loan
CoBank, ACB	$16,871,212.00	49.621211765%	$40,000,000.00	100%	$74,128,788.00	39.015151579%	$131,000,000.00	49.621212121%
Royal Bank of Canada	$3,863,636.00	11.363635294%	$0.00	—	$26,136,364.00	13.755981053%	$30,000,000.00	11.363636364%
RBC Bank (USA)	$1,287,879.00	3.787879412%	$0.00	—	$8,712,121.00	4.585326842%	$10,000,000.00	3.787878788%
Union Bank, N.A.	$4,378,788.00	12.878788235%	$0.00	—	$29,621,212.00	15.590111579%	$34,000,000.00	12.878787879%
U.S. Bank National Association	$2,318,182.00	6.818182353%	$0.00	—	$15,681,818.00	8.253588421%	$18,000,000.00	6.818181818%
Raymond James Bank, FSB	$2,318,182.00	6.818182353%	$0.00	—	$15,681,818.00	8.253588421%	$18,000,000.00	6.818181818%
Bank of the West	$1,674,242.00	4.924241176%	$0.00	—	$11,325,758.00	5.960925263%	$13,000,000.00	4.924242424%
Brown Brothers Harriman & Co.	$1,287,879.00	3.787879412%	$0.00	—	$8,712,121.00	4.585326842%	$10,000,000.00	3.787878788%
All Lenders	$34,000,000.00	100.000000000%	$40,000,000.00	100.000000000%	$190,000,000.00	100.000000000%	$264,000,000.00	100.000000000%

SCHEDULE 1.1(B)

LOANS AND COMMITMENTS ON AND AFTER TERM LOAN A MATURITY DATE

	REVOLVER LOAN		TERM LOAN A		TERM LOAN B		TOTALS
LENDER	Revolver Loan Commitment	Pro Rata Share of Revolver Loan Commitment	Term Loan A	Pro Rata Share of Term Loan A	Term Loan B	Pro Rata Share of Term Loan B	Total Commitment and Loan	Pro Rata Share of Total Commitment and Loan
CoBank, ACB	$16,871,212.00	49.621211765%	$0.00	—	$114,128,788.00	49.621212173%	$131,000,000.00	49.621212121%
Royal Bank of Canada	$3,863,636.00	11.363635294%	$0.00	—	$26,136,364.00	11.363636522%	$30,000,000.00	11.363636364%
RBC Bank (USA)	$1,287,879.00	3.787879412%	$0.00	—	$8,712,121.00	3.787878696%	$10,000,000.00	3.787878788%
Union Bank, N.A.	$4,378,788.00	12.878788235%	$0.00	—	$29,621,212.00	12.878787826%	$34,000,000.00	12.878787879%
U.S. Bank National Association	$2,318,182.00	6.818182353%	$0.00	—	$15,681,818.00	6.818181739%	$18,000,000.00	6.818181818%
Raymond James Bank, FSB	$2,318,182.00	6.818182353%	$0.00	—	$15,681,818.00	6.818181739%	$18,000,000.00	6.818181818%
Bank of the West	$1,674,242.00	4.924241176%	$0.00	—	$11,325,758.00	4.924242609%	$13,000,000.00	4.924242424%
Brown Brothers Harriman & Co.	$1,287,879.00	3.787879412%	$0.00	—	$8,712,121.00	3.787878696%	$10,000,000.00	3.787878788%
All Lenders	$34,000,000.00	100.000000000%	$0.00	0.00%	$230,000,000.00	100.000000000%	$264,000,000.00	100.000000000%

SCHEDULE 3.7

TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 5.3(A)

JURISDICTION OF ORGANIZATION

SureWest Communications	California

SureWest Broadband	California

SureWest Kansas Holdings, Inc.	Delaware

SureWest Kansas, Inc.	Delaware

SureWest Telephone	California

SureWest TeleVideo	California

SureWest Kansas Connections, LLC	Delaware

SureWest Kansas Licenses, LLC	Delaware

SureWest Kansas Operations, LLC	Delaware

SureWest Kansas Purchasing, LLC	Delaware

SCHEDULE 5.3(C)

QUALIFICATION TO TRANSACT BUSINESS

California

Delaware

Missouri

Kansas

SCHEDULE 5.4

GOVERNMENTAL APPROVALS

Approval of the California Public Utilities Commission (CPUC), is necessary in connection with the execution, delivery and performance by the Loan Parties and their respective Subsidiaries of the Loan Documents.

SCHEDULE 5.6

TAX RETURNS AND PAYMENTS

None.

SCHEDULE 5.8

FINANCIAL STATEMENTS

None.

SCHEDULE 5.10

LITIGATION, INVESTIGATIONS, AUDITS, ETC.

Borrower reported in its most recent Form 10Q for the nine months ended Sep 30, 2010, that it is subject to certain legal proceedings, Internal Revenue Service examinations and other income tax exposures, and other claims arising in the ordinary course of business. The ultimate outcome of these matters will not materially affect the consolidated financial position, results of operations or cash flows of Borrower.

Borrower is also subject to a number of regulatory proceedings occurring at the federal and state levels including but not limited to competition, interconnection access charges, broadband deployment and universal service reform.  The outcomes and impact on Borrower’s operations of these proceedings and related court matters cannot be determined at this time.

SCHEDULE 5.11

EMPLOYEE LABOR MATTERS

None.

SCHEDULE 5.13(A)

LICENSE INFORMATION

Licensee/Franchisee	City/Jurisdiction	Type	Ordinance or Resolution No.	Effective Date	Expiration Date

SureWest Kansas Licenses, LLC	Fairway	telecom	Ord. No. 1340	4/11/2005	12/31/2022

SureWest Kansas Licenses, LLC	Leawood	public lands use	None - passed by the Governing Body of the City of Leawood on November 15, 2010	11/15/2010	11/15/2014

SureWest Kansas Licenses, LLC	Leawood	Telecom Contract franchise	Res. No. 2470	11/14/2010	11/14/2014

SureWest Kansas Licenses, LLC	Lenexa	cable	Ord. No. 4969	7/25/2007	12/31/2017

SureWest Kansas Licenses, LLC	Lenexa	telecom	Ord. No. 5127	1/1/2010	12/31/2019

SureWest Kansas Licenses, LLC	Merriam	cable	Ord. No. 1393	12/18/2000	2/19/2016 however extension is required on 2/19/2011

SureWest Kansas Licenses, LLC	Merriam	cable	Pursuant to KSA 12-2024(b)	11/22/2010	Begins 2/19/2011 with no expiration

Licensee/Franchisee	City/Jurisdiction	Type	Ordinance or Resolution No.	Effective Date	Expiration Date

SureWest Kansas Licenses, LLC	Merriam	telecom	Ord. No. 1501	5/9/2005	4/1/2023

SureWest Kansas Licenses, LLC	Mission	cable	Ord. No. 994	6/28/2000	6/28/2020

SureWest Kansas Licenses, LLC	Mission	telecom	Ord. No. 1202	6/12/2006	4/1/2023

SureWest Kansas Licenses, LLC	Olathe	telecom	Ord. 05-139	1/4/2006	11/15/2023

SureWest Kansas Licenses, LLC	Overland Park	cable	CATV-2333	12/27/2001	12/27/2016

SureWest Kansas Licenses, LLC	Overland Park	telecom	TF-2612A	6/7/2010	5/31/2013

SureWest Kansas Licenses, LLC	Prairie Village	telecom	Ordinance No. 2172	8/25/2008	4/1/2024

SureWest Kansas Licenses, LLC	Roeland Park	telecom	Ordinance No. 856	1/3/2011	12/31/2028

SureWest Kansas Licenses, LLC	Shawnee	cable	Ord. No. 2586	2/25/2002	2/25/2017

Licensee/Franchisee	City/Jurisdiction	Type	Ordinance or Resolution No.	Effective Date	Expiration Date

SureWest Kansas Licenses, LLC	Shawnee	telecom	Ord. No. 2808	5/15/2006	6/30/2012

SureWest Kansas Licenses, LLC	United Government of Wyandotte County, Kansas City, Kansas	telecom	Ordinance No. 0-38-07	5/3/2007	5/2/2019

SureWest Kansas Licenses, LLC	Westwood	telecom	Ord. No. 896	7/28/2009	12/31/2026

SureWest Kansas Licenses, LLC	Kansas City, Missouri	OVS	Ordinance No. 040566	6/13/2004	N/A

SureWest Kansas Licenses, LLC	State of Kansas	State Video Franchise	Docket No. 08-EVMT-1088-VSA	7/1/2008	N/A

		Amendment #1	Docket No. 08-EVMT-1088-VSA	11/24/2008	N/A

		Amendment #2	Docket No. 08-EVMT-1088-VSA	2/19/2011	N/A

SureWest Kansas Licenses, LLC	State of Kansas	CLEC certificate	Docket No. 01-EVMT-416-CCN	6/21/2001	N/A

SureWest Kansas Licenses, LLC	State of Kansas	IXC certificate	Docket No. 01-EVMC-417-CCN	12/26/2000	N/A

SureWest Kansas Licenses, LLC	State of Missouri	CLEC/IXC authority	Case No. TA-2001-350	8/6/2001	N/A

SureWest Kansas Operations, LLC	FCC	Domestic 214 authority	WC Docket No. 07-300	2/8/2008	N/A

SureWest Kansas Operations, LLC	FCC	International 214 authority	ITC-T/C-20071219-00514	1/25/2008	N/A

SureWest Kansas Operations, LLC	FCC	Cable Registrations	FRN 0004069035	Various	N/A

SureWest Kansas Licenses, LLC	FCC	Open Video System Authority	Memorandum Opinion and Order Adopted 3/13/2003	3/13/2003	N/A

Licensee/Franchisee	City/Jurisdiction	Type	Ordinance or Resolution No.	Effective Date	Expiration Date

SureWest Kansas Connections, LLC	FCC	Earth Station Registration	SES-REG-20001002-01851	10/2/2010

SureWest Communications	FCC	Receive Only Earth Station	SES-T/C-20071219-1726	1/29/2008

SureWest Broadband	FCC	39 Ghz Licenses	KKB579 & KEU816	N/A	9/5/2020

SureWest Telephone	FCC	Radio License	KKB579	N/A	7/1/2018

SureWest Telephone	FCC	Radio License	KEU816	N/A	4/30/2015

SureWest TeleVideo	FCC	Antenna Structure Registration	Registration No. 1223935	8/6/2002	N/A

SureWest TeleVideo	FCC	Cable Registrations	FRN 0007287782	Various Dates	N/A

SureWest TeleVideo	FCC	Open Video System Authority	Memorandum Opinion and Order	12/29/2004	N/A

SureWest TeleVideo	FCC	Domestic 214 authority	WC Docket No. 02/191, DA 02-1864	9/6/2002	N/A

SureWest TeleVideo	FCC	International 214 authority	ITC-ASG-20020621-00379	8/21/2002	N/A

SureWest Telephone	CPUC	Certificate of Public Convenience and Necessity (CPCN)	Decision 1491	5/7/1914	N/A

SureWest TeleVideo	CPUC	Certificate of Public Convenience and Necessity (CPCN)	Decision 02-07-042	7/17/2002	N/A

SureWest TeleVideo	CPUC	California Video Franchise Certificate: Franchise Number 29	CPUC Letter dated 12/8/2008 granting video application	1/1/2009	1/1/2019

Licensee/Franchisee	City/Jurisdiction	Type	Ordinance or Resolution No.	Effective Date	Expiration Date

SureWest Telephone (CLEC)	CPUC	Certificate of Public Convenience and Necessity (CPCN)	Decision 98-06-067	6/18/1998	N/A

With respect to the second sentence of Subsection 5.13(A):

Licensee/Franchisee	City/Jurisdiction	Type	Ordinance or Resolution No.	Effective Date	Expiration Date	Description

SureWest Long Distance	FCC	International 214 authority	ITC-214-19970130-00049	4/12/2006	N/A	Domestic 214 authority to carriers is granted by rule

SureWest Long Distance	CPUC	Certificate of Public Convenience and Necessity (CPCN)	Decision 97-08-027	8/1/1997	N/A	Authority to Provide interLATA and intraLATA services as a nondominant interexchange carrier

SCHEDULE 5.22

SUBSIDIARIES

Issuer	Holder/Owner	% Owned

SureWest Broadband	SureWest Communications	100%
SureWest Kansas Holdings, Inc.	SureWest Kansas, Inc.	100%
SureWest Kansas, Inc.	SureWest Communications	100%
SureWest Communications, Inc.	SureWest Communications	100%
SureWest Long Distance	SureWest Communications	100%
SureWest Telephone	SureWest Communications	100%
SureWest TeleVideo	SureWest Communications	100%
SureWest Kansas Connections, LLC	SureWest Kansas Holdings, Inc.	100%
SureWest Kansas Licenses, LLC	SureWest Kansas Operations, LLC	100%
SureWest Kansas Operations, LLC	SureWest Kansas Holdings, Inc.	100%
SureWest Kansas Purchasing, LLC	SureWest Kansas Holdings, Inc.	100%

SCHEDULE 8.1(D)

VOTING PARTICIPANTS

Farm Credit Bank of Texas

Farm Credit Services of America, FLCA

Farm Credit Services of the Mountain Plains, FLCA

FCS Financial, FLCA

Northwest Farm Credit Services

United FCS, FCLA, d/b/a FCS Commercial Finance Group

SCHEDULE 9.3

ADDRESSES OF LENDERS AND ADMINISTRATIVE AGENT

CoBank, ACB

CoBank, ACB

5500 S. Quebec Street

Greenwood Village, CO 80111

Attn: Communications Banking Group

Fax No.: (303) 224-2718

For purposes of Subsection 1.1(D)(4):  agencybank@cobank.com

Royal Bank of Canada

Royal Bank of Canada

One Liberty Plaza

New York, NY 10006-1404

Attn: Scott Johnson, Corporate Banking, and Dustin Craven, Credit Transaction Management

Fax Nos.: (212) 428-6460 and (212) 428-2319

RBC Bank (USA)

RBC Bank (USA)

301 Fayetteville Street, Suite 1100

Raleigh, NC 27601

Attn: Richard Marshall

Fax No.: (919) 788-5515

Union Bank, N.A.

Union Bank, N.A.

455 South Figueroa Street

Los Angeles, CA 90071

Attn: Richard Vain

Fax No.: (213) 236-6515

U.S. Bank National Association

U.S. Bank National Association

1420 Fifth Avenue

Seattle, WA 98101

Attn: John Pearson

Fax No.: (206) 344-3646

Raymond James Bank, FSB

Raymond James Bank, FSB

710 Carillon Parkway

St. Petersburg, FL  33716

Attn: Joseph A. Ciccolini

Fax No.: (866) 204-1396

Bank of the West

Bank of the West

500 Capitol Mall, Suite 1200

Sacramento, CA 95814

Attn: Edward Unwin

Fax No.: (916) 552-4347

Brown Brothers Harriman & Co.

Brown Brothers Harriman & Co

1531 Walnut Street

Philadelphia, PA 19102

Attn: Scott Meyes

Fax No.: (215) 864-1851

EXHIBIT 1.3

FORM OF

NOTICE OF BORROWING/CONVERSION/CONTINUATION

CoBank, ACB, as Administrative Agent

5500 S. Quebec Street

Greenwood Village, Colorado 80111

Attention:  Communications Banking Group

Ladies and Gentlemen:

Pursuant to the Credit Agreement, dated as of March 2, 2011 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”) by and among SureWest Communications (“Borrower”), each Subsidiary of Borrower that is a party to the Credit Agreement as a Guarantor of the Secured Obligations, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Issuing Lender, Swingline Lender and a Lender, and the other Lenders as from time to time may become a party to the Credit Agreement, Borrower hereby requests that Administrative Agent take the actions indicated below.  Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Note:  The following requirements apply to all requests (other than Swingline Loans):

•	Requests must be made no later than 1:00 p.m. (New York, New York time) on a Business Day.

•

In the case of a borrowing of Base Rate Loans, requests must be made at least one Business Day in advance of the proposed borrowing date. In the case of a conversion to Base Rate Loans, Borrower will endeavor to notify Administrative Agent at least three Business Days in advance of the proposed conversion date.

•	In the case of a borrowing of or conversion to or continuation of a LIBOR Loan, requests must be made at least three Banking Days in advance of the proposed borrowing, conversion or continuation date.

•	Borrowings under the Base Rate Loan must be in a minimum amount of $100,000 and whole multiples of $5,000 in excess of $100,000.

•	LIBOR Loans must be in a minimum amount of $1,000,000 and whole multiples of $100,000 in excess of $1,000,000.

•	No more than five LIBOR Loans may be outstanding at any one time under each of the Facilities.

☐            REQUEST FOR BORROWING:

Borrower hereby requests under the                [Term Loan B/Revolving Loan] Facility an advance of $                                            , to be made on [insert date]                    and to bear interest pursuant to the interest rate option(s) checked below [check all applicable]:

☐            A Base Rate Loan in the principal amount of $

☐            A LIBOR Loan in the principal amount of $                    , for an Interest Period of [check one]:

☐ 1 month         ☐ 2 months           ☐ 3 months         ☐ 6 months         ☐ 9 months         ☐ 12 months

In connection with such request under the Revolving Loan Facility, Borrower hereby certifies as follows:

(a)           The Revolving Loan Commitment as reduced by the Swingline Loan Commitment ($                        ) and as otherwise reduced pursuant to the Credit Agreement is $                            ; and

(b)           The aggregate principal balance of Revolving Loans outstanding (not including this requested Loan) is $                            ; and

(c)           The aggregate amount of the outstanding Letter of Credit Liability is $                            ; and

(d)           Therefore, the Available Revolving Loan Commitment is $                            .  [(a) minus (b) and also minus (c))].

☐            REQUEST FOR CONVERSION:

Borrower hereby requests that the following Loan(s) be converted to new interest rate option(s) as indicated:

Description of Loan(s) to be Converted [check one]:

☐            On [insert date]                    , convert $                         of the Base Rate Loan under the                   [Term Loan B/Revolving Loan] Facility

☐            Upon expiration of its current Interest Period, convert the LIBOR Loan under the                  [Term Loan B/Revolving Loan] Facility in the principal amount of $                            , the Interest Period for which expires on [insert date]

Description of New Loan(s) [check all applicable]:

☐            to a Base Rate Loan in the principal amount of $

☐            to a LIBOR Loan in the principal amount of $                                    , for an Interest Period of [check one]:

☐ 1 month         ☐ 2 months           ☐ 3 months         ☐ 6 months         ☐ 9 months         ☐ 12 months

☐            REQUEST FOR CONTINUATION:

Borrower hereby requests that the interest rate option(s) applicable to the following loan(s) be continued as indicated:

Upon expiration of its current Interest Period, continue the LIBOR Loan under the                       [Term Loan B/Revolving Loan] Facility in the principal amount of $                          , the current Interest Period for which expires on [insert date]                        for a new Interest Period of:

☐ 1 month         ☐ 2 months           ☐ 3 months             ☐ 6 months           ☐ 9 months or        ☐ 12 months

[Signature Appears on Following Page]

[The undersigned hereby certifies that both before and after giving effect to the borrowing requested above, (i) all of the conditions precedent set forth in [Subsection 7.1](1), Subsection 7.2 and, with respect to the funding of any Delayed Draw Advance only, Subsection 7.3 of the Credit Agreement have been satisfied to the extent applicable; (ii) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, are true and correct in all material respects (other than any representations or warranties qualified pursuant to their terms by materiality qualifiers, which representations and warranties shall be true and correct in all respects as written) as of the date hereof to the same extent as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date (which shall be true any correct in all material respects as of such date) and taking into account any amendments to the Schedules or Exhibits to the Credit Agreement as a result of any disclosures made in writing by Borrower to Administrative Agent after the Closing Date so long as what is being disclosed does not give rise to a Default or an Event of Default, (iii) no Default or Event of Default has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby, (iv) since December 31, 2009, there has not occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect, (v) the undersigned is authorized to execute and deliver this Notice on behalf of Borrower, and (vi) the Loan Documents remain in full force and effect as to the Loan Parties.](2)

SUREWEST COMMUNICATIONS

By:
Name:
Title:

Date:

(1)  To-be-included for the borrowings on the Effective Date only.

(2)  To-be-included for requests for borrowings only.

EXHIBIT 2.12

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”), dated as of                 ,               , is among                              , a                                [corporation/limited liability company/partnership/other] (“New Subsidiary”), SUREWEST COMMUNICATIONS, a California corporation (“Borrower”), each Subsidiary of Borrower that is a party to the Credit Agreement as a Guarantor of the Secured Obligations, the Grantors under the Pledge and Security Agreement (as defined in the Credit Agreement), and COBANK, ACB, as Administrative Agent (“Administrative Agent”) under that certain Credit Agreement, dated as of March 2, 2011, among Borrower, the Guarantors party thereto, Administrative Agent, CoBank, ACB, as Issuing Lender, Swingline Lender and a Lender, and such other Lenders as may from time to time become a party thereto (as amended, modified, extended or restated from time to time, the “Credit Agreement”).  All of the defined terms in the Credit Agreement are incorporated herein by reference.

Borrower is required by Subsection 2.12 of the Credit Agreement to cause New Subsidiary to become a “Guarantor” and a “Loan Party” thereunder and to become a “Subsidiary Guarantor” and a “Grantor” under the Pledge and Security Agreement.  New Subsidiary will obtain benefits as a result of the continued extension of credit to Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Joinder.  Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lenders to continue to extend credit to Borrower under the Credit Agreement, New Subsidiary, Borrower, each existing Guarantor, each existing Grantor and Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.             New Subsidiary and Administrative Agent, on behalf of itself and Lenders, hereby acknowledge, agree and confirm that, by New Subsidiary’s execution of this Joinder, New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” and a “Loan Party” for all purposes of the Credit Agreement, including Subsection 9.20 thereof, and the other Loan Documents, and shall have all of the obligations and rights of a Guarantor and a Loan Party thereunder as if it had executed the Credit Agreement and the other Loan Documents.  New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents, including, (i) all of the representations and warranties of a Loan Party set forth in Section 5 of the Credit Agreement, (ii) all of the affirmative and negative covenants set forth in Sections 2, 3 and 4 of the Credit Agreement, and (iii) the right of set off set forth in Subsection 6.7 of the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, New Subsidiary hereby jointly and severally, together with the other Guarantors, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Secured Obligations strictly in accordance with the terms thereof, on order, or demand, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations of Borrower, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal, all as provided in the Credit Agreement, including Subsection 9.20 of the Credit Agreement.

2.             New Subsidiary and Administrative Agent, on behalf of itself and Lenders, hereby acknowledge, agree and confirm that, by its execution of this Joinder, New Subsidiary will be deemed to be a party to the Pledge and Security Agreement and a “Subsidiary Guarantor” and a “Grantor” for all purposes of the Pledge and Security Agreement and the other Loan Documents, and shall have all the obligations and rights of a Subsidiary Guarantor and a Grantor thereunder as if it had executed the Pledge and Security Agreement.  New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge and Security Agreement, including, all of the representations and warranties and all of the negative and affirmative covenants set forth in the Pledge and Security Agreement.  Without limiting the generality of the foregoing terms of this paragraph 2, New Subsidiary hereby grants to Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in its Collateral, all on the terms and subject to the conditions set forth in the Pledge and Security Agreement.

3.             New Subsidiary acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and the Pledge and Security Agreement and the annexes and exhibits thereto.  Each of the parties hereto acknowledges and agrees that the information on the schedules to the Credit Agreement and annexes to the Pledge and Security Agreement are hereby amended to provide the information shown on the attached Schedule A.

4.             Except to the extent excluded pursuant to Section 2.3 of the Pledge and Security Agreement, each of the parties hereto acknowledges and confirms that the Equity Interests described in the Annex A to the attached Schedule A are part of the Equity Interests within the meaning of the Pledge and Security Agreement and are part of the Collateral and secure all of the Secured Obligations as provided in the Pledge and Security Agreement.

5.             Each of Borrower, the existing Guarantors, and the existing Grantors confirms that all of its obligations under the Credit Agreement, the Pledge and Security Agreement, and the other Loan Documents are, and upon New Subsidiary becoming a Guarantor and Grantor, shall continue to be, in full force and effect.

6.             Each of Borrower, New Subsidiary, the existing Guarantors and the existing Grantors agree that at any time and from time to time, upon the written request of Administrative Agent, they will execute and deliver such further documents and do such further acts and things as Administrative Agent may reasonably request in order to effect the purposes of this Joinder.

7.             This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8.             This Joinder shall be governed by and shall be construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles that require or permit application of the laws of any other state or jurisdiction.

9.             This Joinder shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of Borrower, New Subsidiary, the existing Guarantors, the existing Grantors and Administrative Agent, for the benefit of Administrative Agent and the other Secured Parties, has caused this Joinder to be duly executed by its authorized officer as of the day and year first above written.

SUREWEST COMMUNICATIONS, as Borrower and a Grantor

By:
Name:
Title:

[NEW SUBSIDIARY]

By:
Name:
Title:

[EXISTING GUARANTORS AND GRANTORS]

By:
Name:
Title:

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:

Schedule A

Updated Schedules and Annexes to Loan Documents

EXHIBIT 4.4(C)

FORM OF

COMPLIANCE CERTIFICATE

THIS COMPLIANCE CERTIFICATE is given by                              , the [chief financial officer](3) of SUREWEST COMMUNICATIONS (“Borrower”) pursuant to Subsection 4.4(C) of that certain Credit Agreement, dated as of March 2, 2011 (as such agreement may hereafter be amended, modified or supplemented, the “Credit Agreement”), among Borrower, each Subsidiary of Borrower that is a party to the Credit Agreement as a Guarantor of the Secured Obligations, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Issuing Lender, Swingline Lender and a Lender, and the other Lenders as from time to time may become a party to the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

I hereby certify on behalf of Borrower, and not in my individual capacity and without personal liability therefor, as follows:

1.             I am the [chief financial officer] of Borrower, and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate, and hereby certify that the matters set forth below are true and accurate to my present knowledge, information and belief after reasonable diligence;

2.             Attached hereto as Annex A are the [audited/unaudited] [annual/quarterly] financial statements of Borrower and its Subsidiaries that are consolidated with Borrower in accordance with GAAP, for the fiscal [year/quarter] ended                           , as required by Subsection 4.4[(A)/(B)] of the Credit Agreement.  Such financial statements were prepared in accordance with GAAP consistently applied (except as expressly provided in the Credit Agreement), fairly present the condition of Borrower and its consolidated Subsidiaries during the periods covered thereby and as of the dates thereof, and are in a format that demonstrates any accounting or formatting changes that may be required by various jurisdictions in which the businesses of Borrower and its consolidated Subsidiaries is conducted (to the extent not inconsistent with GAAP);

3.             As of the date of such financial statements, Borrower is in compliance with the covenants set forth in Section 4 of the Credit Agreement, except as disclosed on Annex B hereto.  Attached hereto as Annex B are calculations which demonstrate the extent of compliance by Borrower with such covenants;

4.             I have reviewed the activities of Borrower and each of its Subsidiaries, and consulted with appropriate representatives of Borrower and each of its Subsidiaries during the fiscal [year/quarter] ended                             , and reviewed the Credit Agreement and the other

(3)  This Certificate may be delivered by another officer reasonably acceptable to Administrative Agent.

Loan Documents.  As of the date of this Compliance Certificate, there is no condition, event or act which constitutes a Default or an Event of Default under the Credit Agreement, except as disclosed on Annex C hereto; and

5.             [Pursuant to Subsection 2.6 of the Credit Agreement and the terms of the Pledge and Security Agreement, attached hereto as Annex D is a list of  the following (in each case, only to the extent owned, acquired, or leased by any Loan Party or any Subsidiary of any Loan Party of which notice has not previously been given to Administrative Agent): [(A) (i) any Equity Interest (as such term is defined in the Pledge and Security Agreement) not excluded from the Collateral by Section 2.3(G) of the Pledge and Security Agreement, (ii) any Material Owned Property, (iii) any Material Leased Property, (iv) any Material Copyrights, Patents, Trademarks and Domain Names  (as such terms are defined in the Pledge and Security Agreement), (v) any commercial tort claim known to any Loan Party (such that a senior officer of such Loan Party has actual knowledge of the existence of a tort cause of action and not merely of the existence of the facts giving rise to such cause of action) that such Loan Party knows to involve an amount in controversy in the aggregate with any other known commercial tort claim of any Loan Party in excess of $5,000,000, (vi) any new or existing deposit, investment or other account which has become a Material Account, in each case, owned, acquired, leased or opened by any Loan Party of which notice has not previously been given to the Administrative Agent, and (vii) any new Material Contract or existing agreement that has become a Material Contract; and (B) any FCC, PUC, cable franchise or other License the loss of which would reasonably be expected to have a Material Adverse Effect.](4)

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of                               , 20        .

[CHIEF FINANCIAL OFFICER]
SUREWEST COMMUNICATIONS

(4)  Paragraph 5 should only be used in the Compliance Certificates for quarterly financial statements and should only be included if needed.

ANNEX A

Annual (audited) or Quarterly (unaudited)

Financial Statements

ANNEX B

Financial Covenant Compliance Worksheet

COVENANT 4.1

Leverage Ratio

As of the fiscal year/quarter ended                          ,                        .

(A)	Indebtedness		$

(B)	EBITDA (the sum of 1 through 10, without duplication; calculated for the then most recently completed four fiscal quarters)

1.

Net income or deficit (excluding extraordinary gains, the write up of any asset or any gain realized upon sale of an asset and excluding any extraordinary, non-cash losses, the write down of any asset and loss realized upon sale of any asset), plus

$

	2.	Total interest expense (including non-cash interest), plus	$

	3.	Depreciation and amortization expense, plus	$

	4.	Income and franchise taxes, federal, state or local, plus	$

5.

Non-recurring fees and expenses incurred in connection with any investment, disposition or acquisition permitted by the Credit Agreement or any issuance of equity interests or incurrence or early extinguishment of Indebtedness, or refinancing transactions or other modification of any debt instrument, in each case permitted in the Credit Agreement, plus

$

	6.	Non-recurring expenses incurred in connection with severance and related termination costs, plus	$

	7.	Non-cash compensation charges, including any such charges resulting from stock options, stock appreciation rights, restricted stock grants or other equity incentive programs, plus	$

	8.	Non-cash pension and certain post-retirement benefits, plus	$

	9.	To the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with Permitted Acquisitions, plus	$

	10.	Purchase accounting adjustments in connection with Permitted Acquisitions	$

Sum of 1 through 10	$

Leverage Ratio = (A) ÷ (B)	=	:1.0

Required Ratio:  Not more than

Date	Covenant
Closing Date through March 30, 2011	3.25:1.00
March 31, 2011 through March 30, 2013	3.00:1.00
March 31, 2013 and thereafter	2.75:1.00

Compliance:          Yes         No

COVENANT 4.2

Interest Coverage Ratio

As of the fiscal quarter/year ended                           ,                        .

(Calculated for the then most recently completed four fiscal quarters)

(A)	EBITDA		$

(B)

Total interest expense (excluding interest expense attributable to Indebtedness repaid by the seller or otherwise in connection with any Permitted Acquisition, but including for the applicable calculation period prior to the date of any such Permitted Acquisition, pro forma interest expense on any Indebtedness incurred to finance all or a portion of the purchase price for such Permitted Acquisition based on the principal amount of such Indebtedness on the date of such Permitted Acquisition and the rate of interest thereon on such date)

$

Interest Coverage Ratio = (A) ÷ (B)			= :1.0

Required Ratio: Not less than 3.5:1.0

Compliance:	Yes	No

COVENANT 4.3

Net Worth

As of the fiscal quarter/year ended                       ,                    .

(A)	Consolidated stockholders’ equity of Borrower and its Subsidiaries		$

(B)	Other comprehensive income or loss		$

Consolidated Net Worth = (A) - (B)			=$

Required Amount: Not less than $200,000,000

Compliance:	Yes	No

ANNEX C

Disclosure of Defaults

11

ANNEX D

Disclosure under Section 2.6 of the Credit Agreement and the Pledge and Security Agreement

12

EXHIBIT 4.4(J)

FORM OF ANNUAL PERFECTION CERTIFICATE

This ANNUAL PERFECTION CERTIFICATE is given by the undersigned officer of (a) SUREWEST COMMUNICATIONS, a California corporation (“Borrower”), (b) SUREWEST BROADBAND, a California corporation, (c) SUREWEST KANSAS HOLDINGS, INC., a Delaware corporation, (d) SUREWEST TELEVIDEO, a California corporation, (e) SUREWEST KANSAS CONNECTIONS, LLC,  a Delaware limited liability company, (f) SUREWEST KANSAS LICENSES, LLC, a Delaware limited liability company, (g) SUREWEST KANSAS OPERATIONS, LLC, a Delaware limited liability company, (h) SUREWEST KANSAS PURCHASING, LLC, a Delaware limited liability company, (i) SUREWEST KANSAS, INC., a Delaware corporation, (j) SUREWEST TELEPHONE, a California corporation[, and (k)                             , a                                             ] (clauses (b) through ([j]), inclusive, collectively, “Guarantors”; and, together with Borrower, collectively, the “Loan Parties”), pursuant to Subsection 4.4(J) of that certain Credit Agreement, dated as of March 2, 2011 (as amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, each of the other Loan Parties, CoBank ACB, as Administrative Agent, Issuing Lender, Swingline Lender and a Lender, and such other Lenders as from time to time may become a party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

I hereby certify as follows on behalf of the Loan Parties and not in my individual capacity and without personal liability therefor:

1.             I am the                                                of each of the Loan Parties, and as such possess the knowledge and authority to certify to the matters set forth in this Annual Perfection Certificate, and hereby certify that the matters set forth below are true and accurate to the best of my present knowledge, information and belief after reasonable diligence;

2.             [As of the date hereof, the Annexes to the Pledge and Security Agreement and Schedules 5.3(A), 5.3(C), 5.4, 5.6, 5.8, 5.10, 5.11, 5.13(A) and 5.22 of the Credit Agreement delivered on [the Closing Date][the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement] are true, correct and complete in all material respects.][As of the date hereof, the [Annexes to the Pledge and Security Agreement][and][Schedules] to the Credit Agreement] attached hereto as Exhibit A are true, correct and complete in all material respects.];

3.             Borrower [has provided or caused to be provided][will provide or cause to be provided promptly (and no later than thirty (30) days from such request by Administrative Agent or such later date as Administrative Agent specifies in writing)] to Administrative Agent, for the benefit of the Secured Parties, executed account control agreements with respect to any Material Account specified by Administrative Agent, all in form and substance reasonably satisfactory to Administrative Agent, from the appropriate depository institutions, securities intermediaries or other entities holding such deposit, investment or other accounts; and such account control agreements are in full force and effect as of the date hereof.

13

4.             Borrower [has provided or caused to be provided][will provide or cause to be provided promptly (and no later than thirty (30) days from such request by Administrative Agent or such later date as Administrative Agent specifies in writing)] to Administrative Agent, for the benefit of the Secured Parties, executed mortgages or equivalent under Applicable Law, title commitments, environmental questionnaires, Phase I reports, fixture filings, legal opinions, landlord consents and flood insurance, and such other documents or instruments specified by Administrative Agent with respect to any of the Material Owned Property and Material Leased Property of any Grantor, as specified by Administrative Agent, all in form and substance reasonably satisfactory to Administrative Agent; and the same are in full force and effect as of the date hereof.

5.             (a)           Governing Documents.  No modifications to the articles/certificates of incorporation or formation, certificates of limited partnership, articles of organization, or equivalent of any Loan Party, any Subsidiary of any Loan Party, or any Minority Investment and no modifications to the bylaws, operating agreements, partnership agreement or equivalent of any Loan Party, any Subsidiary of any Loan Party or any Minority Investment has been made since the Closing Date[, except as attached hereto].

(b)           Other Names.  [Except to the extent written notice has previously been given to Administrative Agent, there are no][Set forth on Schedule 5(b) attached hereto is a complete list, by Loan Party, of all] other names (including, without limitation former legal names, trade names or similar appellations) used by (for example, under which it has conducted any business, entered into any contract or granted any lien) any of the Loan Parties, or any other business or organization to which any of the Loan Parties became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years [and not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

(c)           Corporate Structure.  The following is a list of all Subsidiaries of the Loan Parties and Minority Investments of the Loan Parties and of the Subsidiaries of the Loan Parties, including for each such Loan Party (other than Borrower), Subsidiary and Minority Investment the type of ownership interest, certificate number (if any), number of shares, units or equivalent (if any), and the percentage ownership of such owner, Loan Party or its Subsidiary in such Loan Party, Subsidiary or Minority Investment, in each case, to the extent not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement:

Issuer (Loan Party/Subsidiary/ Minority Investment)	Holder/Owner	Type of Interest	Certificate No.	No. of Shares/ Units	% Owned

14

(d)           Other Investments.  Other than as described in item 5(c) above, the following is a list of all Investments (including notes) owned by or owed to any Loan Party, in each case, to the extent not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement:

Loan Party	Issuer/Debtor	Description of Investment	Amount or Estimated Value of Investment.

(e)           Pledge or Transfer Restrictions.  [Except to the extent written notice has previously been given to Administrative Agent, there are no][Set forth on Schedule 5(e) attached hereto is a complete list, by Loan Party, of all] shareholder, partner, member or manager agreement or any other document or agreement which restricts the ability of any of the owners of any Loan Party (other than Borrower), any Subsidiary of any Loan Party, or any minority investment in equity interests of any Loan Party or any Subsidiary of any Loan Party to pledge or transfer its respective ownership interest [and not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement.

6.             (a)           Insurance Policies.  [Except to the extent written notice has previously been given to Administrative Agent, there are no][Set forth on Schedule 6(a) attached hereto is a complete list, by Loan Party, of all] life insurance (key man or similar) policies owned by any Loan Party, each with a description of the insurer, type of policy, cash surrender value of the policy, death benefit, beneficiary, and name and age of life insured [not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

(b)           Material Contracts.  [Except to the extent written notice has previously been given to Administrative Agent, there are no] [Set forth on Schedule 6(b) attached hereto is a complete list of all] Material Contracts of any Loan Party [not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

7.             Lockboxes, Sweeps, etc.  [Except to the extent written notice has previously been given to Administrative Agent, there are no,][Set forth on Schedule 7 is a complete list, by Loan Party, of all,] to the extent any of the following have assets on deposit therein or that are subject thereto with an average daily balance (or average daily market value) for the most recently completed six calendar months that exceeds $1,000,000, (i) existing lockboxes established by each of the Loan Parties, together with a contact at each, (ii) sweep arrangements, together with a description, (iii) cash management agreements and all other agreements establishing the lockboxes, blocked accounts, deposit accounts, securities accounts and commodity accounts, and

15

(iv) deposit account control letter or payment instruction applicable to any such scheduled lockbox or account, together with a description of them same, in each case, not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

8.             Chattel Paper and Letters of Credit.  [Except to the extent written notice has previously been given to Administrative Agent, there is no][Set forth on Schedule 8 is a complete list, by Loan Party, of all] chattel paper (i.e. a record that evidences a lease of specific goods, a monetary obligation and a security interest, etc., see UCC 9-102(11)) evidencing an obligation equal to or in excess of $1,000,000 and letters of credit of which any Loan Party is a beneficiary with a face principal amount equal to or in excess of $1,000,000, together with the payee, original amount, and a description or the issuing bank, beneficiary, amount and number and issue and maturity dates[, in each case, not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

9.             (a)           Current Locations.  The chief executive office, principal place of business and mailing address of each Loan Party has not changed since the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement[, except as set forth below (please give physical address as well as mailing address if mailing address is a P.O. Box)]:

Loan Party	Chief Executive Office	Principal Place of Business	Mailing Address

(b)           Property held by Third-Parties.  [Except to the extent written notice has previously been given to Administrative Agent, there are no][Set forth on Schedule 9(b) is a complete list, by Loan Party, of all] Persons, other than any of the Loan Parties, who have or are intended to have possession of any Collateral (such as lessees, consignees, bailees, warehousemen(5) or purchasers of chattel paper), of any Loan Party, including the name and address of such Person, a description of such Collateral, and the location where such Collateral will be held by such Person[, in each case, not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

(c)           Easements and Licenses.  [Except to the extent written notice has previously been given to Administrative Agent, there are no][Set forth on Schedule 9(c) is a complete list, by Loan Party, of all] easements or licenses in favor of any Loan Party valued in excess of $2,500,000[, in each case, not previously disclosed to Administrative Agent in writing on the

(5)    For warehouse receipts, please provide the transaction ID, receipt number, sales date, and quantity.

16

Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

(d)           Owned Real Estate.  [Except to the extent written notice has previously been given to Administrative Agent, there is no][Set forth on Schedule 9(d) hereto is a complete list, by Loan Party, of all] real property owned by each of the Loan Parties (listed by entity) that is not currently mortgaged to Administrative Agent, for the benefit of the Secured Parties, including an indication of the primary use of each property (including any related purchase options, rights of first refusal or similar contractual rights), description of the primary improvements on each property and whether such property includes fixtures, appraised value (if available) or estimated value of each property, street address (including county) and legal description of each property, whether there are any title insurance policies, appraisals or environmental reports/studies (e.g., Phase I’s) or notices of violation for such property[, in each case, not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

(e)             Leased Real Estate.  [Except to the extent written notice has previously been given to Administrative Agent, there is no][Set forth on Schedule 9(e) hereto is a complete list, by Loan Party, of all] real property leased, licensed or subleased by any of the Loan Parties (listed by entity) and that is not currently mortgaged to Administrative Agent, including an indication of the primary use of the property (including any related purchase options, rights of first refusal or similar contractual rights), the street address (including county) and legal description of each property, the name and address of the landlord, whether the landlord has granted a mortgage on the real property in favor of its secured lenders, whether the lease or a memorandum of lease is of record, a description of the terms of the lease including whether consent is required for a collateral assignment of the lease or the granting of a leasehold mortgage, current fair market rent of each property, the estimated value of the assets of any Loan Party located at each property, description of the primary improvements on each property (to the extent such improvements are owned by a Loan Party), whether fixtures belonging to any Loan Party are present, whether there are any title insurance policies, appraisals or environmental reports/ studies or notices of violation for such property[, in each case, not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

10.             Mobile Goods.  [Except to the extent written notice has previously been given to Administrative Agent, there are no][Set forth on Schedule 10 is a complete list of all] Mobile Goods of any Loan Party with a value individually in excess of $50,000, including the model, model year, identification number (if any), and estimated value[, in each case, not previously disclosed to Administrative Agent in writing on the Closing Date or the date of the most recent Annual Perfection Certificate delivered pursuant to Subsection 4.4(J) of the Credit Agreement].

11.             Financing Statements.  Other than as disclosed in the search results obtained and delivered on the Closing Date, the Loan Parties have no knowledge of any financing statements or other filings under the Uniform Commercial Code having been filed or made against any Loan Party or any Subsidiary of any Loan Party other than the filings against the Loan Parties by Administrative Agent for the benefit of the Secured Parties.

17

IN WITNESS WHEREOF, the parties have caused this Perfection Certificate to be executed and delivered by their duly authorized officer as of                      , 20    .

SUREWEST COMMUNICATIONS, a California corporation,
SUREWEST BROADBAND, a Delaware corporation,
SUREWEST KANSAS HOLDINGS, INC., a Delaware corporation,
SUREWEST TELEVIDEO, a California corporation,
SUREWEST KANSAS CONNECTIONS, LLC, a Delaware limited liability company,
SUREWEST KANSAS LICENSES, LLC, a Delaware limited liability company,
SUREWEST KANSAS OPERATIONS, LLC, a Delaware limited liability company,
SUREWEST KANSAS PURCHASING, LLC, a Delaware limited liability company,
SUREWEST KANSAS, INC., a Delaware corporation,
SUREWEST TELEPHONE, a California corporation, and
[ , a
]

By:
Name:
Title:

[Exhibit A

Modified Annexes to the Pledge and Security Agreement and/or Schedules to the Credit Agreement]

EXHIBIT 10.1(A)

FORM OF ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION is dated as of                       , 20    between                                   (the “Assignor”) and                                  (the “Assignee”).

Reference is made to the Credit Agreement, dated as of March 2, 2011 (as the same has been and may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among SureWest Communications (“Borrower”), CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender, Swingline Lender and a Lender, and the other Lenders as from time to time may become a party thereto.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Assignor and the Assignee hereby agree as follows:

1.               The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor’s rights and obligations under the Credit Agreement equal to the Pro Rata Share of [the Revolving Loan Facility] [and] [the Term Loan [A/B] Facility] specified on Section 1 of Schedule I hereto.  The [Revolving Loan Commitment] [and] [Term Loan [A/B] Commitment] and principal amount of the Loans assigned to the Assignee are set forth in Section 1 of such Schedule I and the [Revolving Loan Commitment] [and] [Term Loan [A/B] Commitment] and principal amount of the Loans retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2.               The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any Loan Party or the performance or observance by the Borrower and any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto [and (d) attaches the Note[s] held by the Assignor and requests that Administrative Agent exchange such Note[s] for [a] new Note[s] in accordance with Subsection 8.1 of the Credit Agreement.]

3.               The Assignee (a) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes Administrative Agent to take such action as agent on the Assignee’s behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, and (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption.

4.               Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date of this Assignment and Assumption shall be the effective date specified in Section 3 of Schedule I hereto (the “Effective Date”).

5.               Upon such acceptance and recording by Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations under the Credit Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.               Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.               This Assignment and Assumption shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles that require or permit application of the laws of any other state or jurisdiction.

8.               This Assignment and Assumption may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Assignment and Assumption by telecopier or by electronic transmission in readable form, shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

,
as Assignor

By:
Name:
Title:
Notice Address:

Attn:
Telephone:
Fax:
Email:

,
as Assignee

By:
Name:
Title:
Notice Address:

Attn:
Telephone:
Fax:
Email:

ACCEPTED AND AGREED
this day of , 20 :

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:

[SUREWEST COMMUNICATIONS,
as Borrower

By:
Name:
Title:]

SCHEDULE I
TO
ASSIGNMENT AND ACCEPTANCE

SECTION 1.
Pro Rata Share assigned to the Assignee:
Revolving Loan Facility	%(6)
Term Loan A Facility	%
Term Loan B Facility	%
Revolving Loan Commitment assigned to the Assignee:	$
Term Loan A Commitment assigned to the Assignee:	$
Term Loan B Commitment assigned to the Assignee:	$
Aggregate Outstanding Principal Amount of Revolving
Loans assigned to the Assignee:	$
Aggregate Outstanding Principal Amount of Term Loan A
Loans Assigned to the Assignee:	$
Aggregate Outstanding Principal Amount of Term Loan B
Loans Assigned to the Assignee:	$

SECTION 2.
Pro Rata Share retained by the Assignor:
Revolving Loan Facility	%
Term A Loan Facility	%
Term B Loan Facility	%
Revolving Loan Commitment retained by the Assignor:	$
Term Loan A Commitment retained by the Assignor:	$
Term Loan B Commitment retained by the Assignor:	$
Aggregate Outstanding Principal Amount of Revolving
Loans retained by the Assignor:	$
Aggregate Outstanding Principal Amount of Term Loan A
Loans retained by the Assignor:	$
Aggregate Outstanding Principal Amount of Term Loan B
Loans retained by the Assignor:	$

(6)  Note: Percentages should be taken out to 9 decimals.

SECTION 3.
Effective Date:	, 20

EXHIBIT 10.1(B)

FORM OF

REVOLVING NOTE

SUREWEST COMMUNICATIONS

[$ ]	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                      (“Lender”), at the office of Administrative Agent (as defined below) at 5500 S. Quebec Street, Greenwood Village, Colorado 80111, or at such place as the holder of this Revolving Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of [                                   UNITED STATES DOLLARS (US $                   )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(C) of the Credit Agreement described below, at such times and in the manner specified therein.

This Revolving Note is payable on the dates and in the amounts set forth in the Credit Agreement described below.  This Revolving Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Credit Agreement, dated as March 2, 2011 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender, Swingline Lender and a Lender, each of the other Lenders as may become a party thereto from time to time, and the Guarantors referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Revolving Note at the rates of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Revolving Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Revolving Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.  The indebtedness evidenced by this Revolving Note is secured pursuant to the terms of the Loan Documents.

Except for any notices expressly required by the Loan Documents and as otherwise required by Applicable Law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by Applicable Law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Revolving Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF NEW YORK.  Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Revolving Note shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Revolving Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Revolving Loans as permitted by the Credit Agreement.  The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s respective successors and  assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(C)

FORM OF

TERM LOAN A NOTE

SUREWEST COMMUNICATIONS

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                     (“Lender”), at the office of Administrative Agent (as defined below) at 5500 South Quebec Street, Greenwood Village, Colorado  80111, or at such place as the holder of this Term Loan A Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of [                               UNITED STATES DOLLARS (US $                   )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(A) of the Credit Agreement described below, at such times and in the manner specified therein.

This Term Loan A Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement described below.  This Term Loan A Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Term Loan A Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Credit Agreement, dated as March 2, 2011 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender, Swingline Lender and a Lender, each of the other Lenders as may become a party thereto from time to time, and the Guarantors referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Term Loan A as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan A Note at the rates of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Term Loan A Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Term Loan A, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.  The indebtedness evidenced by this Term Loan A Note is secured pursuant to the terms of the Loan Documents.

Except for any notices expressly required by the Loan Documents and as otherwise required by Applicable Law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by Applicable Law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Term Loan A Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS TERM LOAN A NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF NEW YORK.  Whenever possible each provision of this Term Loan A Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Term Loan A Note shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Term Loan A Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Term Loan A Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan A or in its commitment to make the Term Loan A as permitted by the Credit Agreement.  The provisions of this Term Loan A Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(D)

FORM OF

TERM LOAN B NOTE

SUREWEST COMMUNICATIONS

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                     (“Lender”), at the office of Administrative Agent (as defined below) at 5500 South Quebec Street, Greenwood Village, Colorado  80111, or at such place as the holder of this Term Loan B Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of [                               UNITED STATES DOLLARS (US $                   )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(B) of the Credit Agreement described below, at such times and in the manner specified therein.

This Term Loan B Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement described below.  This Term Loan B Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Term Loan B Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Credit Agreement, dated as March 2, 2011 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender, Swingline Lender and a Lender, each of the other Lenders as may become a party thereto from time to time, and the Guarantors referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Term Loan B as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan B Note at the rates of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Term Loan B Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Term Loan B, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.  The indebtedness evidenced by this Term Loan B Note is secured pursuant to the terms of the Loan Documents.

Except for any notices expressly required by the Loan Documents and as otherwise required by Applicable Law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by Applicable Law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Term Loan B Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS TERM LOAN B NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF NEW YORK.  Whenever possible each provision of this Term Loan B Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Term Loan B Note shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Term Loan B Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Term Loan B Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan B or in its commitment to make the Term Loan B as permitted by the Credit Agreement.  The provisions of this Term Loan B Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(E)

FORM OF

SWINGLINE NOTE

SUREWEST COMMUNICATIONS

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                     (“Lender”), at the office of Administrative Agent (as defined below) at 5500 S. Quebec Street, Greenwood Village, Colorado 80111, or at such place as the holder of this Swingline Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of [                                   UNITED STATES DOLLARS (US $                   )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(D) of the Credit Agreement described below, at such times and in the manner specified therein.

This Swingline Note is payable on the dates and in the amounts set forth in the Credit Agreement described below.  This Swingline Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Swingline Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Credit Agreement, dated as March 2, 2011 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender, Swingline Lender and a Lender, each of the other Lenders as may become a party thereto from time to time, and the Guarantors referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Swingline Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Swingline Note at the rates of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Swingline Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Swingline Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.  The indebtedness evidenced by this Swingline Note is secured pursuant to the terms of the Loan Documents.

Except for any notices expressly required by the Loan Documents and as otherwise required by Applicable Law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by Applicable Law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Swingline Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF NEW YORK.  Whenever possible each provision of this Swingline Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Swingline Note shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Swingline Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Swingline Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Swingline Loans as permitted by the Credit Agreement. The provisions of this Swingline Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns.  Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(F)

BORROWER’S INVESTMENT POLICY

SUREWEST COMMUNICATIONS

INVESTMENT POLICY FOR

CORPORATE FUNDS

February 2007

I.              PURPOSE

The purpose of this Investment Policy (“Policy”) is to set forth the investment objectives and parameters for the management of surplus corporate funds generated by SureWest Communications (“Company”) or any of its designated subsidiary companies under the corporate cash management system.  The policy specifies the scope and nature of the investment “portfolios” necessary to achieve the objectives as defined by the Company’s board of directors and the respective boards of directors of the designated subsidiaries.

The guidelines following are designed to minimize the risk of investing surplus funds.  It is the expectation of the board of directors that in the implementation of this policy that the Chief Financial Officer (or in his absence the President) exercises due diligence in evaluating and recommending investment instruments as well as the institutions issuing such instruments.

I.              INVESTMENT OBJECTIVES

Investments must be selected to achieve the following objectives in priority order:

A.            Safety of principal

B.            Diversification of risk

C.            Maintenance of liquidity at least adequate to meet projected cash needs

D.            Maximization of return

II.            INVESTMENT RESPONSIBILITY

The Chief Financial Officer (or in his absence the President) has the responsibility for overseeing the management of the investment portfolio, including: (1) monitoring the existing portfolio for suitability; (2) proposing alterations to the investment policy; (3) maintaining a check and balance system to ensure compliance with this policy; and (4) executing the investment policy and designating individuals who may execute the investment policy on behalf of the Company.

1

III.           INVESTMENT POLICY:

A.            Fixed Income Restriction

All investments must be fixed income securities purchased from Approved Issuers or portfolios comprised of securities from Approved Issuers.  An Approved Issuer is the United States Government or its agency, an individual financial institution (e.g., a bank), or a corporation that meet the credit quality criteria outlined in Part (D) below.

B.            Allowable Securities from Approved Issuers

1.      Commercial Paper

2.      Funding Agreements

3.      Certificates of Deposit

4.      Repurchase Agreements which are at least 100% collateralized with US Government or Agency Securities

5.      Bankers Acceptances

6.      Obligations issued or guaranteed by the United States Government agencies

7.      U.S. Treasury Obligations

8.      Municipal Notes and Bonds, including Variable Rate Demand Notes (VRDO) and Auction Rate Municipals

9.      Money Market Funds (institutional shares, which have at least $1 billion in assets and are rated AAA by Standard & Poors (S&P), Moody’s or Fitch)

C.            Diversification

Investments are to be selected and managed so as to assure an appropriate balance of quality, maturity and yield consistent with the current money market and economic conditions.

No more than 20% of the total investments made by the Company should be invested in any Allowable Securities of any one Approved Issuer.   An exception to the 20% limitation is permissible when the total amount invested in an Approved Issuer does not exceed $1 million or is in money market funds, certificates of deposit, or U.S. Treasury Obligations.

D.            Credit Rating Requirements on Approved Issuers

A financial institution or corporation with outstanding debt obligations rated at least AA- or Aa3 or better by either, S&P, Fitch or Moody’s, respectively, or short term securities rated A1, P1 and/or F1 by either S&P, Moody’s or Fitch,

2

respectively, at the time of purchase.  AAA rating securities only need to be rated by one rating agency.  Split rated securities are not permitted.

Municipal securities which have short-term ratings must have ratings of MIG1/VMIG1 by Moody’s, SP-1 by S&P or F1 by Fitch. Municipal Securities with long-term ratings should be at least Aa3/AA- by Moody’s, S&P’s, or Fitch.

No limit will be applied to securities issued or guaranteed by the United States Government or any of its agencies.

No portion of Company funds will be invested in or managed by any entity or manager that is considered a related party for reporting purposes as defined by GAAP.

E.             Restrictions on Managers and Management Groups

No more than 50% of the Company’s total investments will be managed by one management group.  A management group (“Manager”) can be a bank, investment brokerage firm, or independent money manager.

The addition or removal of a Manager requires the joint written approval of the Chief Financial Officer and the President.

The total investments placed with one Manager may not exceed 5% of the total funds managed by that Manager as measured at the most recent quarterly reporting period prior to making the investment.

The Manager shall provide written confirmations of purchase transactions.

F.             Allowable Investments for Managers

Managers are permitted to invest in any of the securities listed in Part (B) of the Policy: Allowable Securities from Approved Issuers.

G.            Foreign Investments

No portion of Company funds will be invested in instruments issued outside of the United States.

H.            Maturity of investments

Maximum weighted average maturity, by each Manager, should not exceed 6 months with no final maturity exceeding 1 year.

3

For securities which have an auction reset or put, the next auction or put date will be used for maturity purposes.

For purposes of SFAS 115, securities are deemed “held to maturity” and not available for sale before final maturity.

IV.           PERFORMANCE BENCHMARK

The portfolios will be monitored on a quarterly basis so that investment returns are consistent with the investment objectives.

V.            COMPLIANCE

Compliance with the policy herein is based on the time of purchase of any security. If any security or instrument within the portfolios of the Company is downgraded below the above standards, the outside manager will notify the Company to discuss options.

The portfolio will be monitored on a quarterly basis (or monthly if there are material investment transactions) for compliance with the requirements of this policy.

VI.           DESIGNATED COMPANIES

The following entities are included in the corporate cash management system of   SureWest Communications:

SureWest Communications - Parent

SureWest Telephone - Subsidiary

SureWest Long Distance - Subsidiary

SureWest Wireless - Subsidiary

SureWest Broadband - Subsidiary

SureWest TeleVideo - Subsidiary

4

Corporate Secretary’s Certificate

I, Darla Yetter, Secretary of SureWest Communications, a corporation organized and existing under the laws of the State of California, hereby certify that the foregoing document, “Investment Policy for Corporate Funds,” was duly and regularly adopted by the Board of Directors of the Corporation on                  , 2007 at a meeting in which a quorum of the Board of Directors of the Corporation was present, and that a requisite number of such directors voted in favor of adopting such policy.

SECRETARY,

SUREWEST COMMUNICATIONS

A CALIFORNIA CORPORATION

5

EXHIBIT 10.1(G)

FORM OF PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of March      , 2011 (this “Agreement”), is made and entered into by SUREWEST COMMUNICATIONS (the “Borrower”) and each Subsidiary of the Borrower that is now or which hereafter becomes a party to the Credit Agreement (as hereinafter defined) as a guarantor of the Secured Obligations described in such Credit Agreement (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; and, together with the Borrower, individually, a “Grantor” and, collectively, the “Grantors”), in favor of COBANK, ACB, as Administrative Agent (together with its successors from time to time, if any, in such capacity, the “Administrative Agent”) for the benefit of the banks and other financial institutions (collectively, the “Lenders”) from time to time party to the Credit Agreement and for the benefit of the other Secured Parties.

RECITALS

The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 2, 2011 (the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.

It is a condition to the extension of credit to the Borrower under the Credit Agreement that the Grantors shall have agreed, by executing and delivering this Agreement, to secure the full and prompt payment and performance of the Secured Obligations.  The Lenders are relying on this Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Grantors.

Each Grantor will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, each Grantor desires to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Grantor hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms.  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

“Accounts” shall mean, collectively, all of each Grantor’s accounts, as defined in Article 9 of the Uniform Commercial Code.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Collateral Accounts” shall have the meaning given to such term in Section 6.3.

“Commercial Tort Claims” shall mean, collectively, all of each Grantor’s commercial tort claims, as defined in Article 9 of the Uniform Commercial Code.

“Contracts” shall mean, collectively, all rights of each Grantor under all contracts and agreements to which such Grantor is a party, including all rights, privileges and powers under Investment Agreements and IP Licenses and all rights of such Grantor to receive monies due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such contracts and agreements.

“Copyrights” shall mean, collectively, all of each Grantor’s copyrights, copyright registrations and applications for copyright registration, whether under Applicable Law of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which any Grantor is a party and all other General Intangibles embodying, incorporating or evidencing any Copyright or Copyright License.

“Copyright License” shall mean any agreement (A) under which a Grantor grants any right to any other Person under any Copyright owned by any Grantor or which any Grantor otherwise has the right to license to any other Person, or (B) granting any right to any Grantor under any property of the type described in the definition of Copyright owned by any other Person (other than the purchase of one or more copies of a work without the right to copy, modify or create derivative works), and all rights of any Grantor under any such agreement.

“Deposit Accounts” shall mean, collectively, all of each Grantor’s demand, time, savings, passbook or similar accounts maintained with the Administrative Agent or any other bank or depository institution, including any such accounts described on Annex H and any Collateral Accounts, together with all funds held therein and all certificates and instruments representing, evidencing or deposited into such accounts.

“Documents” shall mean, collectively, all of each Grantor’s documents, as defined in Article 9 of the Uniform Commercial Code.

“Domain Name” shall mean, collectively, all of each Grantor’s Internet domain names and associated URL addresses and all goodwill associated therewith or symbolized thereby.

“Domain Name Collateral” shall mean, collectively, all Domain Names and Domain Name Licenses to which any Grantor is a party and all other General Intangibles embodying, incorporating or evidencing any Domain Name or Domain Name License.

2

“Domain Name License” shall mean any agreement (A) under which a Grantor grants any right to any other Person under any Domain Name owned by any Grantor or which any Grantor otherwise has the right to license to any other Person, or (B) granting any right to any Grantor under any property of the type described in the definition of Domain Name owned by any other Person, and all rights of any Grantor under any such agreement.

“Equipment” shall mean, collectively, all of each Grantor’s equipment, as defined in Article 9 of the Uniform Commercial Code.

“Equity Interests” shall mean, collectively, (A) all securities, whether certificated or uncertificated, (B) all of the issued and outstanding shares, interests or other equivalents of capital stock of any corporation (including any corporation that is a Subsidiary of such Grantor or a Minority Investment), whether voting or non-voting and whether common or preferred, (C) all partnership, joint venture, limited liability company or other equity interests in any Person not a corporation (including any such Person that is a Subsidiary of such Grantor or a Minority Investment), (D) all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, (E) all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), (F) all additional stock, warrants, options, securities, interests and other property, paid or payable or distributed or distributable, with respect to any of the foregoing (but subject to the provisions of Section 5.3), including, all rights of such Grantor to receive amounts due and to become due under or in respect of any Investment Agreement or upon the termination thereof and all rights of access to the books and records of any such Person, and (G) all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under Applicable Law in connection therewith, including, such Grantor’s right to vote and to manage and administer the business of any such Person pursuant to any applicable Investment Agreement, together with all certificates, instruments and entries upon the books of financial intermediaries evidencing any of the foregoing.

“Financial Asset” has the meaning given in Article 8 of the Uniform Commercial Code.

“Fixtures” shall mean, collectively, all of each Grantor’s fixtures, as defined in Article 9 of the Uniform Commercial Code.

“General Intangibles” shall mean, collectively, all of each Grantor’s general intangibles, as defined in Article 9 of the Uniform Commercial Code.

“Goods” shall mean, collectively, all of each Grantor’s goods, as defined in Article 9 of the Uniform Commercial Code.

“Instruments” shall mean, collectively, all of each Grantor’s instruments, chattel paper, electronic chattel paper or documents, each as defined in Article 9 of the Uniform Commercial Code.

3

“Intercompany Obligations” shall mean, collectively, all indebtedness, obligations and other amounts owing to any Grantor from any Loan Party, any Subsidiary of any Loan Party, or any Minority Investment of any Loan Party.

“Inventory” shall mean, collectively, all of each Grantor’s inventory, as defined in Article 9 of the Uniform Commercial Code.

“Investment Agreement” shall mean any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests and to which any Grantor is a party.

“Investment Property” shall mean, collectively, all of each Grantor’s investment property, as defined in Article 9 of the Uniform Commercial Code.

“IP License” shall mean any Copyright License, Patent License, Trademark License or Domain Name License.

“Letter-of-Credit Rights” shall mean, collectively, all of each Grantor’s letter-of-credit rights, as defined in Article 9 of the Uniform Commercial Code.

“Letters of Credit” shall mean, collectively, all of each Grantor’s letters of credit, as defined in Article 5 of the Uniform Commercial Code.

“Material” shall mean, an asset (A) which individually has an estimated book value of in excess of $1,000,000 or (B) the loss of which would reasonably be expected to have a Material Adverse Effect.

“Minority Investment” shall mean, collectively, any Person in whom any Loan Party owns any Equity Interests provided that such Person is not a Subsidiary of a Loan Party.

“Mobile Goods” shall mean, collectively, all of each Grantor’s motor vehicles, tractors, trailers, aircraft, rolling stock and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Partner Obligations” shall have the meaning given to such term in Section 6.6.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which any Grantor is a party and all other General Intangibles embodying, incorporating or evidencing any Patent or Patent License.

“Patent License” shall mean any agreement (A) under which a Grantor grants to any other Person any right to make, use or sell any invention covered by a Patent that is owned by any Grantor or which any Grantor otherwise has the right to license to any other Person, or (B) granting to any Grantor any right to make, use or sell any invention covered by a Patent owned by any other Person, and all rights of any Grantor under any such agreement (other than the right to use an invention covered by a patent conveyed upon purchase of such invention under the exhaustion doctrine).  For purposes of this definition, “covered by a Patent” shall mean

4

that without a valid license under such Patent a Person making, using or selling such invention would otherwise be infringing such Patent.

“Patents” shall mean, collectively, all of each Grantor’s letters patent, whether under the Applicable Laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including the inventions described therein, all reissues, continuations, divisions, renewals, extensions, or continuations-in-part thereof.

“Pledge Amendment” shall have the meaning given to such term in Section 5.1(B).

“Proceeds” shall mean, collectively, all proceeds, as defined in Article 9 of the Uniform Commercial Code, and, in any event, shall include, but not be limited to, (A) all products, rents and profits of or from any of the Collateral and (B) to the extent not otherwise included in the foregoing, (i) all interest, cash, instruments and other property received, receivable or otherwise distributed with respect to or in exchange for any or all of any Intercompany Obligations, Accounts or other Collateral, (ii) all payments under any insurance (whether or not the Administrative Agent is the lenders loss payee or loss payee thereunder), indemnity, warranty or guaranty with respect to any of the Collateral, (iii) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the Collateral, (iv) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral, Trademark Collateral or Domain Name Collateral, and (v) all other amounts from time to time paid or payable under or with respect to any of the Collateral.  For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

“Securities Account” shall mean, collectively, all of each Grantor’s securities accounts, as defined in Article 8 of the Uniform Commercial Code.

“Securities Act” shall have the meaning given to such term in Section 6.5.

“Securities Entitlement” shall have the meaning given to such term in Article 8 of the Uniform Commercial Code.

“Securities Intermediary” shall have the meaning given to such term in Article 8 of the Uniform Commercial Code.

“Specified Contracts” shall have the meaning given to such term in Section 3.7.

“Supporting Obligations” shall mean, collectively, all of each Grantor’s supporting obligations, as defined in Article 9 of the Uniform Commercial Code.

“Termination Requirements” shall mean (A) the payment in full of the Secured Obligations (other than contingent liabilities that, by their nature, may survive after principal and interest on the Loans have been repaid in full), and (B) the termination of all Loan Commitments.

5

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which any Grantor is a party and all other General Intangibles embodying, incorporating or evidencing any Trademark or Trademark License.

“Trademark License” shall mean an agreement (A) under which a Grantor grants any right to any other Person under any Trademark owned by any Grantor or which any Grantor otherwise has the right to license to any other Person, or (B) granting any right to any Grantor under any property of the type described in the definition of Trademark owned by any other Person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean, collectively, all of each Grantor’s trademarks, service marks, trade names, corporate and company names, business names, logos, trade dress, trade styles, other source of business identifiers, designs, Domain Names (to the extent such Domain Name constitutes a trade name, corporate or company name, business name, logo, trade dress, trade style, other source of business identifier or design), and General Intangibles of a similar nature, whether under the Applicable Laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of Applicable Law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

1.2           Other Terms and Rules of Construction. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.  Unless otherwise defined herein or in the Credit Agreement, any terms in this Agreement which are defined in the Uniform Commercial Code shall have the meaning provided in the Uniform Commercial Code, as amended and in effect from time to time.  For avoidance of doubt, it is expressly understood and agreed that, to the extent the Uniform Commercial Code is revised subsequent to the date hereof such that the definition of any of the terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in such grant on the date hereof, be included in such grant immediately upon the effective date of such revision, to the extent a security interest in such personal property may be granted under such revised Uniform Commercial Code (and, to the extent effective under Applicable Law, such security interest will attach immediately without further action).

References to “Sections,” “Articles,” “Exhibits,” “Annexes” and “Schedules” shall be to Sections, Articles, Exhibits, Annexes and Schedules, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this

6

Agreement as a whole and not merely to the specific section, article, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, extensions, renewals, and other modifications thereto, but only to the extent such amendments, assignments, extensions, renewals and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; the words “assets” or “property” shall be constructed to have the same meaning and effect and to refer to any and all tangible and intangible assets and property, including cash, securities, accounts and contract rights.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1           Pledge and Grant of Security Interest.  Each Grantor hereby grants, pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Grantor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”):

(i)            all Accounts, Letters of Credit, Letter-of-Credit Rights, and Supporting Obligations;

(ii)           all Contracts;

(iii)          all Deposit Accounts;

(iv)          all Goods, including all Equipment and Inventory;

(v)           all Fixtures;

(vi)          all oil, gas or other minerals before extraction;

(vii)         all Commercial Tort Claims listed in Annex I hereto;

(viii)        all Equity Interests and all Investment Property;

(ix)           all General Intangibles (including, to the fullest extent permitted by Applicable Law, (A) all Licenses, (B) all rights to sale, transfer, lease, assign or otherwise dispose of the Licenses, and (C) all Proceeds from the sale, transfer, lease, assignment or other disposition of the Licenses);

(x)            all monies and Cash Equivalents;

7

(xi)           all Instruments;

(xii)          all Documents;

(xiii)         to the extent not covered and not specifically excluded by clauses (i) through (xii) above, all of such Grantor’s other personal property; and

(xiv)        all Proceeds of the foregoing.

2.2           Security for Secured Obligations.  This Agreement and the Collateral secure the full and prompt payment and performance of the Secured Obligations.

2.3           Excluded Collateral.  Notwithstanding anything to the contrary contained herein, as and to the extent provided in this Section 2.3, the Collateral shall not include, and the Lien of this Agreement and any other Security Documents shall not attach to, the following:

(A)          “intent to use” Trademark applications, in each case, only until such time as such Grantor begins to use such Trademarks (the security interest provided herein in such Trademark shall be deemed granted by such Grantor at such time and will attach immediately without further action);

(B)           the Equity Interests of any Grantor in (i) any Foreign Subsidiary (1) that represents in excess of 65% of the outstanding voting stock of such Foreign Subsidiary or (2) that is not a “First Tier” Foreign Subsidiary owned by any Grantor, (ii) any domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, and (iii) any Foreign Subsidiary Holding Company;

(C)           any item of real or personal, tangible or intangible, property to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Grantor in its right, title and interest in such item of property is prohibited by Applicable Law or is permitted only with the consent (that has not been obtained) of a Governmental Authority and such prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(D)          any property subject to a Lien permitted under clause 8 of the definition of Permitted Encumbrances to the extent and only for so long as the applicable purchase money security agreement, Capital Lease or other applicable documentation contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor, any other Loan Party or any Subsidiary of a Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(E)           any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor or any Contracts or property subject to a

8

Contract) to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Grantor in its right, title and interest in such item of property (i) would give any other Person (other than such Grantor, any other Loan Party or any Subsidiary of a Loan Party) the right to terminate its obligations with respect to such item of property, or (ii) would cause any Grantor’s interest in such property to become void or voidable if a security interest therein was created, attached or perfected, in each case, to the extent not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(F)           any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor) to the extent and only for so long as such property that is a Contract or is subject to a Contract that contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor, any other Loan Party or any Subsidiary of a Loan Party) to, the creation, attachment or perfection of the security interest granted herein and any such restriction, prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(G)           the Equity Interests in any Minority Investment (other than any Minority Investment in which the Grantors own in the aggregate 5% or more of the Equity Interests) to the extent that the governance or similar documents of such Minority Investment contain a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor, any other Loan Party or any Subsidiary of a Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by Applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); and

(H)          any inside wiring that a customer of any Grantor acquires or has the right to acquire, and any equipment or facilities, including but not limited to conduit, duct, cable or wiring, installed on the premises of a property owner, landlord or licensor (an “Owner”) under an access, entrance, installation or similar agreement in order to serve a customer of any Grantor and that is or may be required to be transferred to such Owner during or after the term of such agreement.

If at any time the creation, attachment or perfection of the security interest granted herein in any of the property subject to clauses (C) through (G) of this Section 2.3 shall be permitted or consent in respect thereof shall have been obtained, then the applicable Grantor shall at such time be deemed to have granted a security interest in such property (and such security interest will attach immediately without further action).  Notwithstanding anything to the contrary set forth above, the rights to receive, and any interest in, all Proceeds of, or monies or other consideration received or receivable from or attributable to the sale, transfer, lease, assignment or other disposition of, any of the property subject to this Section 2.3 (to the extent a direct security interest in such property or Proceeds from the sale, transfer, lease, assignment or other disposition of such property shall not have already been granted) shall attach immediately and be subject to the security interest granted pursuant to Section 2.1.

9

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party, on the Effective Date, on the date of each Loan (including on the date of each Delayed Draw Advance) or the issuance of a Letter of Credit, and on any other Funding Date, that the following statements are true, correct and complete:

3.1           Ownership of Collateral.  Each Grantor owns, or has valid rights as a lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted hereunder and except for other Permitted Encumbrances.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Grantor has filed or consented to the filing of any such statement or notice, except (A) Uniform Commercial Code financing statements naming the Administrative Agent as secured party, (B) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Administrative Agent as secured party and (C) as may be otherwise permitted by the Credit Agreement.

3.2           Security Interests; Filings.  This Agreement, together with (A) the filing of duly completed Uniform Commercial Code financing statements (i) naming each Grantor as debtor, (ii) naming the Administrative Agent as secured party, and (iii) indicating the Collateral, in the jurisdictions set forth with respect to such Grantor in Annex B hereto, (B)  the filing of duly completed and executed grants of security interest in the forms set forth as Exhibits B and C with the U.S. Copyright Office or the U.S. Patent and Trademark Office, with regard to federally registered Copyright Collateral, Patent Collateral, and Trademark Collateral of each Grantor, as the case may be, (C) the execution by the issuer, securities intermediary or commodity intermediary of a control agreement satisfying the requirements of Sections 9-106 and 8-106 (or its successor provision) of the Uniform Commercial Code with regard to Investment Property, (D) the notation of the Administrative Agent’s Lien on the applicable certificates of title or ownership with regard to Mobile Goods covered by a certificate of title or ownership, and (E) the delivery to the Administrative Agent of all stock or other certificates evidencing Equity Interests and Instruments included in the Collateral, together with undated stock powers or other instruments of assignment, as applicable, duly executed in blank (and assuming continued possession thereof by the Administrative Agent and that the Administrative Agent has acquired its security interest and taken possession of such stock or other certificates evidencing Equity Interests and Instruments without notice of any adverse claim), creates and at all times shall constitute a valid and perfected security interest in and Lien upon the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, to the extent a security interest therein can be perfected by such filings, possession or control, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Encumbrances which by operation of Applicable Law or contract would have first priority), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the Uniform

10

Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-109 or 9-311 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code.

3.3           Locations.  Annex C lists, as to each Grantor and each of its wholly-owned Subsidiaries, as of the date hereof or as of the date of the most recent Annual Perfection Certificate, (A) its exact legal name, (B) the jurisdiction of its incorporation or organization and its organizational identification number (if any), (C) its federal tax identification number, (D) its mailing address and (E) the address of its chief executive office.  No Grantor nor any wholly-owned Subsidiary of any Grantor, as of the date hereof or as of the date of the most recent Annual Perfection Certificate, conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex C, and no Grantor nor any wholly-owned Subsidiary of any Grantor has entered into any contract or granted any Lien within the past five years from the date hereof under any name other than its legal corporate name or a trade or fictitious name indicated on Annex C.

3.4           Authorization; Consent.  No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in any jurisdiction) is required for the valid execution, delivery and performance by any Grantor of this Agreement or any other Loan Document to which it is a party, or the grant by it of the Lien and security interest in favor of the Administrative Agent provided for herein or in any other Security Document to which it is a party, except for (A) the filings described in Section 3.2, (B) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Administrative Agent of a notice of assignment in accordance with the Federal Assignment of Claims Act of 1940, (C) in the case of Equity Interests, such filings and approvals as may be required in connection with a disposition of any such Collateral by Applicable Law affecting the offering and sale of securities generally, (D) any filing, approval, assignment or action on an application for transfer of control or ownership of any License required in connection with the exercise of the remedies set forth in Article VI, and (E) in the case only of the performance by any Grantor of this Agreement or any other Loan Document to which it is a party, such authorizations, consents or approvals of, or declarations or filings with, any Governmental Authority, with respect to which the failure to so obtain or make would not reasonably be expected to have a Material Adverse Effect.

3.5           Accounts.  Each Account is, or at the time it arises, will be:  (A) a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of goods or services by the Grantors or any of them, (B) subject to no material offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Grantors in the ordinary course of business and warranties or refunds provided by Applicable Law, and (C) not evidenced by any chattel paper or other Instrument; or if so, any such chattel paper or other Instrument (other than invoices and related correspondence and supporting documentation) relating to Accounts in excess of $1,000,000 in the aggregate at any time shall promptly be duly endorsed to the order of the Administrative Agent and delivered to the Administrative Agent to be held as Collateral hereunder.  To the knowledge of each Grantor,

11

there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Accounts except as set forth above.

3.6           Equity Interests.  As of the date hereof or as of the date of the most recent Annual Perfection Certificate, the Equity Interests required to be pledged hereunder by each Grantor that owns any Equity Interests consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Equity Interests (in the case of issuers other than corporations) described beneath such Grantor’s name in Annex A. Other than as set forth in Schedule 5.4 of the Credit Agreement, all of the Equity Interests required to be pledged hereunder have been duly and validly issued, are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar Equity Interests, not subject to any capital call or other additional capital requirement), and are not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer, except as set forth in Section 3.4 and restrictions permitted under the Credit Agreement, and other than Applicable Law affecting the transfer of securities generally.

3.7           Specified Contracts.  Except in each case as would not reasonably be expected to have a Material Adverse Effect, as to (A) each Investment Agreement and (B) each Material Contract to which any Grantor is a party (the foregoing, collectively, “Specified Contracts”), (i) such Grantor is not in default under such Specified Contract, and to the knowledge of such Grantor, none of the other parties to such Specified Contract is in default thereunder (except as shall have been disclosed in writing to the Administrative Agent), (ii) such Specified Contract is, or at the time of execution will be, the legal, valid and binding obligation of the Grantor party thereto, enforceable against such Grantor in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Law affecting creditors’ rights generally, and no defense, offset, deduction or counterclaim will exist thereunder in favor of such Grantor, and (iii) to the knowledge of such Grantor, the performance by such Grantor of its obligations under such Specified Contract in accordance with its terms will not contravene any requirement of Applicable Law, the Loan Documents or any other contractual restriction binding on or affecting such Grantor or any of its properties, and will not result in or require the creation of any Lien upon or with respect to any of its properties (except for Permitted Encumbrances).  Each Grantor, promptly upon the request of the Administrative Agent, will furnish the Administrative Agent with a correct and complete copy of each Specified Contract to which it is a party as then in effect.

3.8           Intellectual Property.

(A)          The Grantors have registered, or are talking all commercially reasonable steps to register, all Material Copyrights, Material Copyright Licenses, Material Patents, Material Patent Licenses, Material Trademarks, and Material Trademark Licenses with the U.S. Copyright Office, the U.S. Patent and Trademark Office or any applicable office or agency in any other country or political subdivision.  Annexes D, E, and F correctly set forth all Material Copyrights, Material Copyright Licenses (other than non-exclusive licenses for commercially available software), Material Patents, Material Patent Licenses (other than non-exclusive licenses for commercially available software), Material Trademarks, and Material Trademark Licenses (including, in each case, all applications

12

for registrations thereof) as of the date hereof or as of the date of the most recent Annual Perfection Certificate that are used or proposed to be used in any Grantor’s business.  Except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, (i) the Grantors own all of the Material Copyrights, Material Patents, and Material Trademarks or possess the valid right to use all of the licensed copyrights, patents and trademarks subject to and in accordance with the Material Copyright Licenses, Material Patent Licenses and Material Trademark Licenses; (ii) all registrations of such Material Copyrights, Material Patents, or Material Trademarks have been validly issued under Applicable Law and are in full force and effect; (iii) all applicable maintenance fees, affidavits and other filings or payments are current; (iv) to the knowledge of such Grantor, no claim has been made in writing that any of such Material Copyrights, Material Copyright Licenses, Material Patents, Material Patent Licenses, Material Trademarks, or Material Trademark Licenses are invalid or unenforceable; and (v) to the knowledge of such Grantor, no other Person is presently infringing upon the rights of such Grantor with regard to any of such Material Copyrights, Material Patents, or Material Trademarks, or infringing the underlying intellectual property of the Material Copyright Licenses, Material Patent Licenses or Material Trademark Licenses licensed by any Grantor.

(B)           Annex G correctly sets forth all Material Domain Names and Material Domain Name Licenses as of the date hereof or as of the date of the most recent Annual Perfection Certificate that are used or proposed to be used by any Grantors in its business (other than any Domain Name or Domain Name License disclosed under Annex F).  Except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, (i) each Grantor is the sole and exclusive owner of all of its Domain Names and has the authority to transfer all of its Domain Names; (ii) the Grantors possess the  right to use all of the domain names pursuant to the Domain Name Licenses; (iii) all registrations of Domain Names with the applicable domain name registry and with any domain name registrars are in full force and effect; (iv) all applicable maintenance fees, affidavits and other filings or payments are current; and (v) to the knowledge of such Grantor, no claim has been made in writing that any of its Domain Names are not validly owned by such Grantor.

3.9           Documents of Title.  As of the date hereof, no bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Mobile Goods and Inventory in transit in the ordinary course of business to a location set forth in Annex C, to a customer of a Grantor, or to a bailee, warehouseman, agent or processor of a Grantor (provided that such bailee, warehouseman, agent, or processor is in compliance with Section 4.6).

3.10         Real Property.  All real property constituting Material Leased Property (as defined in the Credit Agreement) as of the date hereof, a description of the use of such property, and the name of the lessor of such real property are set forth in Annex J.  The leases of each Grantor set forth in Annex J are valid, enforceable and in full force and effect, and have not been modified or amended, except as otherwise set forth in Annex J.  The Grantors are the sole holders of the lessee’s interests under such leases, and have the right to pledge, mortgage, assign and sublet the

13

same, and no consents to any such pledge, mortgage, assignment or sublease are necessary, except as set forth in Annex J.  No Grantor has made any pledge, mortgage, assignment or sublease of any of its rights under such leases except pursuant to the Loan Documents and as set forth in Annex J and, to the knowledge of the Grantors, there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a default on the part of any party under such leases that would permit any party to terminate such lease or which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and the Grantors have paid all rents and other charges due and payable under such leases.  If any Grantor shall receive any notice of default, such Grantor shall promptly forward notice of the same to the Administrative Agent.  All real property constituting Material Owned Property (as defined in the Credit Agreement) as of the date hereof, together with the estimated value of such property and a description of the use of such property, is set forth in Annex J. Each Grantor owns good and marketable fee simple title to all of its owned real property set forth in Annex J, and none of its respective owned real property set forth in Annex J is subject to any Liens, except as permitted under the Credit Agreement.  Except as set forth in Annex J, no Grantor owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any Material Owned Property (as defined in the Credit Agreement).

3.11         Deposit Accounts and Securities Accounts.  All Deposit Accounts and Securities Accounts owned by any Grantor as of the date hereof or as of the date of the most recent Annual Perfection Certificate with an average daily balance (or market value of items held in such account), individually, for the most recently completed six calendar months, in excess of $1,000,000 are set forth in Annex H, including, with respect to each such account: (A) the name and address of the bank, depository institution, or Securities Intermediary, (B) the account name and number, (C) the type of account, (D) a description of the assets in such account, if applicable, and (E) the estimated average daily balance of such account or estimated market value of the assets in such account, as applicable.

3.12         Commercial Tort Claims. Annex I lists all Commercial Tort Claims of any Grantor, as of the date hereof or as of the date of the most recent Annual Perfection Certificate, that are known to any Grantor (such that an officer of any Grantor has actual knowledge of the existence of a tort cause of action and not merely of the existence of the facts giving rise to such cause of action) and that any Grantor knows to involve an amount in controversy in the aggregate with any other known commercial tort claim of any Grantor in excess of $5,000,000.

ARTICLE IV

COVENANTS

Each Grantor hereby covenants and agrees that so long as this Agreement is in effect and until the occurrence of the Termination Requirements, such Grantor shall perform and comply, and shall cause each of its respective Subsidiaries which is a Grantor to perform and comply, with all covenants in this Article IV.

14

4.1           Use and Disposition of Collateral. So long as no Event of Default shall have occurred and be continuing, each Grantor may, in any lawful manner not prohibited by the provisions of this Agreement and the other Loan Documents, use, control and manage the Collateral in the operation of its business, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that, except for the security interest created in favor of the Administrative Agent hereunder and except as otherwise expressly permitted in accordance with the terms of this Agreement or the Credit Agreement, including Subsections 3.2 and 3.6 of the Credit Agreement, or as required by Applicable Law, no Grantor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein.

4.2           Change of Name, etc. No Grantor will, nor will any Grantor permit any of its wholly-owned Subsidiaries to, (A) change its name or legal entity, (B) change its mailing address, (C) change its chief executive office, or (D) change the jurisdiction of its incorporation or organization (whether by merger or otherwise), in each case, from that listed in Annex C, unless, in each case, (i) such change is not prohibited by the Credit Agreement or any other Loan Documents, (ii) such Grantor has given 15 days’ (or such later date as specified by Administrative Agent in writing in its sole discretion) prior  written notice to the Administrative Agent of its or such Subsidiary’s intention to do so, together with such information in connection with such proposed action as the Administrative Agent thereafter may reasonably request, and (iii) such Grantor has delivered to the Administrative Agent 10 days (or such later date as specified by Administrative Agent in writing in its sole discretion) prior to any such change such documents, instruments and financing statements as may be reasonably required by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the reasonable request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2.

4.3           [Reserved].

4.4           Accounts.  Unless notified otherwise by the Administrative Agent in accordance with the terms hereof, each Grantor shall collect its Accounts and all amounts owing to it thereunder in the ordinary course of business and shall apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, if an Event of Default has occurred and is continuing, at the request of the Administrative Agent, take such action as the Administrative Agent may deem necessary or advisable (within Applicable Laws) to enforce such collection.  Each Grantor shall promptly inform the Administrative Agent of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, $1,000,000 or more, or in the aggregate, $5,000,000 or more, where such Grantor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

15

4.5           Instruments.  Each Grantor agrees that if any Intercompany Obligations, Accounts or other Collateral shall at any time be evidenced by a promissory note, chattel paper, electronic chattel paper or other Instrument, any such promissory note, chattel paper, electronic chattel paper or other Instrument shall be in form suitable for transfer by delivery (or the granting of “control”) and, to the extent amounts thereof exceed in the aggregate $1,000,000 at any one time and the possession of such promissory note, chattel paper, electronic chattel paper or other Instrument is required to perfect the Administrative Agent’s security interest therein, shall be promptly delivered to the Administrative Agent to be held as Collateral hereunder, together with appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance reasonably satisfactory to the Administrative Agent, and in each case together with such other instruments or documents as the Administrative Agent may reasonably request from time to time.

4.6           Inventory. Each Grantor will, in accordance with sound business practice, use commercially reasonable efforts to maintain all Inventory held by it or on its behalf in reasonable saleable or useable condition.  So long as no Event of Default shall have occurred and be continuing, each Grantor may, in any lawful manner not prohibited by the provisions of this Agreement and the other Loan Documents, process, use and, in the ordinary course of business and as permitted under the Credit Agreement, but not otherwise, sell its Inventory.

4.7           Contracts.  Except to an extent that would not reasonably be expected to have a Material Adverse Effect, each Grantor (A) will, at its expense, at all times perform and comply with all terms and provisions of each Specified Contract to which it is or hereafter becomes a party required to be performed or complied with by it and enforce the terms and provisions thereof in accordance with its terms, and (B) will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of such Grantor (provided that in no event may any waiver, amendment or modification be made that would materially adversely affect the interests of the Administrative Agent or the other Secured Parties under the Loan Documents or that is prohibited by any Loan Document).  Each Grantor will use commercially reasonable efforts not to enter into any Specified Contract (including leases and IP Licenses that constitute Specified Contracts) that by its terms prohibits the assignment of such Grantor’s rights and interest thereunder in the manner contemplated by this Agreement.  Each Grantor will notify the Administrative Agent promptly in writing upon written notice of (i) any termination of any Specified Contract, in whole or in part, prior to its stated date of maturity or (ii) any material breach, default or event of default by any party thereunder, in each case, if any of the foregoing would reasonably be expected to have a Material Adverse Effect.

4.8           [Reserved].

4.9           Intellectual Property.

(A)          (i)  Each Grantor will, at its own expense, execute and deliver upon the request of the Administrative Agent, fully completed grants of security interests in the forms of Exhibits B and C, as applicable, in the U.S. Copyright Office or the U.S. Patent and Trademark Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205, as applicable, with regard to any Material United States Copyright, Patent, or Trademark, as the case may be, described in Annexes D, E, and F hereto.  In the event that after the

16

date hereof any Grantor shall acquire any Material registered Copyright, Copyright License, Patent, Patent License, Trademark, or Trademark License or effect any registration of any Material Copyright, Material Copyright License, Material Patent, Material Patent License, Material Trademark, or Material Trademark License (including, in each case, any application for registration thereof), whether within the United States or any other country or jurisdiction, such Grantor shall, on or before the Borrower’s next submission of a Compliance Certificate, furnish written notice thereof to the Administrative Agent, and upon request of the Administrative Agent, such Grantor shall additionally, at its own expense, execute and deliver with regard to any Material United States Copyrights, Patents, and Trademarks, fully completed grants of security interest in the forms of Exhibits B and C, as applicable, together in all instances with any other agreements, instruments and documents that the Administrative Agent may reasonably request from time to time to further effect and/or confirm the assignment and grant of security interest created by this Agreement in such Material Copyright, Material Patent or Material Trademark.  Each Grantor hereby appoints the Administrative Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Grantor.

(ii)           Unless disclosed under Section 4.9(A)(i), in the event that after the date hereof any Grantor shall acquire any Material Domain Name or Material Domain Name License or effect any registration of any Material Domain Name, or file any application for registration thereof with any domain name registry or registrar, such Grantor shall, on or before the Borrower’s next submission of a Compliance Certificate, furnish written notice thereof to the Administrative Agent, and upon request of the Administrative Agent, such Grantor shall additionally, at its own expense, execute and deliver any agreements, instruments and documents that the Administrative Agent may reasonably request from time to time to further effect and/or confirm the assignment and grant of security interest created by this Agreement in such Material Domain Name or Material Domain Name License.  Each Grantor hereby appoints the Administrative Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Grantor.

(B)           Each Grantor will, for any Material Trademark used in the conduct of its business, use commercially reasonable efforts to (i) maintain such Material Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Material Trademark, (iii) display such Material Trademark with notice of federal registration to the extent required by Applicable Law, (iv) take all commercially reasonable steps to police and defend such Material Trademark and prevent or arrest infringement, dilution or other harm to such Material Trademark and (v) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third-party rights.

17

(C)           Each Grantor will use commercially reasonable efforts to refrain from committing any act, or omitting any act, whereby any Material Patent used in the conduct of such Grantor’s business would reasonably be expected to become invalidated or dedicated to the public, and shall continue to mark any products covered by any such Material Patent with the relevant patent number as required by Applicable Law.

(D)          Each Grantor will, for each work covered by any Material Copyright used in the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under Applicable Law.

(E)           Each Grantor shall use commercially reasonable efforts to notify the Administrative Agent, on or before the Borrower’s next submission of a Compliance Certificate, if it knows that any Material Copyright, Material Patent or Material Trademark used in the conduct of its business may become abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office or any court) regarding (i) such Grantor’s ownership of any Material Copyright, Material Patent, or Material Trademark, its right to register the same, or to keep and maintain or license the same or (ii) the underlying intellectual property of such Grantor’s Material Copyright Licenses, Material Patent Licenses, or Material Trademark Licenses (other than under licenses of commercially available software).

(F)           Each Grantor will take commercially reasonable steps in any proceeding before the U.S. Copyright Office, U.S. Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, or, in the case of any Domain Name, any domain name register or domain name registrar, to maintain and pursue each application relating to any Material Copyrights, Material Copyright Licenses, Material Patents, Material Patent Licenses, Material Trademarks, Material Trademark Licenses or Material Domain Names useful for its business or otherwise of material commercial value (and to obtain the relevant grant or registration) and to maintain each registration of any Material Copyrights, Material Copyright Licenses, Material Patents, Material Patent Licenses, Material Trademarks, Material Trademark Licenses and Material Domain Names useful for its business or otherwise of material commercial value, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees.

(G)           Except for any Asset Disposition permitted by the Credit Agreement, no Grantor will permit any Material Copyright, Material Patent, Material Trademark, or Material Domain Name useful for its business or otherwise of material commercial value to be owned or held by or held in the name of any Person who is not a Grantor, and no Grantor will assign or transfer its rights and interests in any Material Copyright License, Material Patent License, Material Trademark License or Material Domain Name License to any Person who is not a Grantor (in each case, other than the Administrative Agent in connection with any collateral arrangement pursuant hereto).

18

(H)          In the event that any Collateral, useful in the conduct of any Grantor’s business or otherwise of material commercial value, consisting of any Material Copyright or Patent is believed infringed, consisting of any Material Trademark is believed infringed or diluted, or consisting of any Material Domain Name is believed misappropriated, such Grantor shall notify the Administrative Agent promptly after it learns thereof and shall, if consistent with sound business judgment, take such actions as are reasonably appropriate under the circumstances to protect such Collateral.

(I)            Upon request of the Administrative Agent, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each Material IP License included within the Copyright Collateral, Patent Collateral, Trademark Collateral or Domain Name Collateral useful in such Grantor’s business or otherwise of material commercial value to effect the collateral assignment of all of such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(J)            If an Event of Default has occurred and is continuing, upon the request of the Administrative Agent, each Grantor shall promptly make all necessary or appropriate arrangements to complete and effectuate the transfer to the Administrative Agent or its designee of all of its right, title and interest in and to any Domain Name, including obtaining and promptly providing to the Administrative Agent or its designee relevant domain name transfer authorization codes and providing the Administrative Agent or its designee with access to and control of such Grantor’s domain name management account for such Domain Name.  If the relevant domain name registrar allows for the electronic transfer of the Domain Name, then such Grantor shall perform all steps necessary to transfer the Domain Name to the Administrative Agent or its designee electronically with the registrar.

(K)          Each Grantor for its Material Copyrights, Material Copyright Licenses, Material Patents, Material Patent Licenses, Material Trademarks, Material Trademark Licenses, Material Domain Names and Material Domain Name Licenses shall keep current all applicable maintenance fees, affidavits and other filings or payments.

4.10         Collateral in Possession of Third Party.  Without limiting the generality of any other provision of this Agreement, each Grantor agrees that it shall not permit any Collateral valued in excess of $1,000,000 to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee, warehouseman, agent, processor, or other third party shall have been notified of the security interest created by this Agreement (or, if required under Applicable Law in order to perfect the Administrative Agent’s security interest in such Collateral, such bailee, warehouseman, agent, processor, or other third party shall have acknowledged to the Administrative Agent in writing that it is holding such Collateral for the benefit of the Administrative Agent and subject to such security interest and to the instructions of the Administrative Agent) and such Grantor shall have exercised commercially reasonable efforts to obtain from such bailee, warehouseman, agent, processor, or other third party, at the Grantor’s sole cost and expense, the written acknowledgement described above (if not already required by Applicable Law to perfect the Administrative Agent’s security interest) and to waive and release any Lien (whether arising by operation of Applicable Law or otherwise) it may have

19

with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent to the extent that the same can be achieved through the exercise of commercially reasonable efforts of such Grantor.

4.11         Mobile Goods.  Upon the reasonable request of the Administrative Agent, if an Event of Default has occurred and is continuing, each Grantor will deliver to the Administrative Agent originals of the certificates of title or ownership for all Mobile Goods owned by it (in excess of $1,000,000 in value in the aggregate), with Administrative Agent listed as lienholder, together (in the case of motor vehicles) with the manufacturer’s statement of origin and odometer statements and together in all other cases with appropriate instruments or certificates of transfer and delivery, duly completed and executed, and will take such other reasonable action as the Administrative Agent may deem reasonably necessary to perfect the security interest created by this Agreement in all such Mobile Goods.

4.12         Deposit and Collection Procedures.  Each Grantor will execute all documents and agreements, and take all actions as are reasonably necessary to ensure that (A) all Proceeds of Accounts or other Collateral remitted to or otherwise received by it are deposited, promptly upon its receipt thereof, directly into a Deposit Account maintained by or for the benefit of such Grantor, and (B) the applicable Grantor has executed and delivered to the Administrative Agent on or before the Effective Date (or will execute and deliver to the Administrative Agent on or before such later date as determined by the Administrative Agent in writing in its sole discretion) a duly completed and executed control agreement, sufficient to perfect the Administrative Agent’s security interest under the Uniform Commercial Code and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering each Material Deposit Account requested by the Administrative Agent on or before the Effective Date.  Each Grantor will execute all documents and agreements, and take all actions as are reasonably necessary to ensure that (A) the applicable Grantor, on or before the Borrower’s next submission of a Compliance Certificate, furnishes to the Administrative Agent written notice of any Material Account, and (B) the applicable Grantor promptly (and no later than thirty 30 days from such request or such later date as the Administrative Agent specifies in writing in its reasonable discretion) executes and delivers to the Administrative Agent a duly completed and executed control agreement, sufficient to perfect the Administrative Agent’s security interest under the Uniform Commercial Code and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering each such Material Account.  Each Grantor will provide each bank or depository institution at which any Deposit Account subject to a control agreement is maintained from time to time with such transfer instructions and other information as such bank or depository institution may reasonably require in order to permit such Grantor to comply with the provisions of this Section 4.12.  All costs and expenses incurred in connection with the establishment and maintenance of such Deposit Accounts and the control agreements and the transfers of funds therefrom and thereto as described in this Section 4.12 shall be for the account of the Grantors.  So long as no Event of Default shall have occurred and be continuing and the Administrative Agent shall not have delivered notice to the contrary to the applicable bank or depository institution, Grantors shall have the right to collect, withdraw and direct the disposition of funds on deposit in the Deposit Accounts covered by the control agreements in a manner not in violation of the provisions of this Agreement, such control agreements or any of the other Loan Documents; provided, however, that upon the occurrence and during the continuance of an

20

Event of Default and after notice from the Administrative Agent to the applicable banks or depository institutions, the Administrative Agent shall have exclusive dominion and control over all such Deposit Accounts, with the powers and rights granted herein and in the applicable control agreement with respect thereto, and no Grantor shall have any right to collect, withdraw or direct the disposition of funds on deposit in such Deposit Accounts or to take any action to effect the same.

4.13         Control Agreements.  Each Grantor will cooperate with the Administrative Agent in obtaining a control agreement sufficient to perfect the Administrative Agent’s security interest under the Uniform Commercial Code with respect to any Material Collateral in which a security interest may be perfected by control under the Uniform Commercial Code, each such control agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

4.14         Securities Intermediary.  Each Grantor will execute all documents and agreements, and take all actions as are reasonably necessary on or before the Effective Date (or such later date as determined by the Administrative Agent in writing in its sole discretion) to ensure that the Administrative Agent has control of any Material Securities Account requested by the Administrative Agent on or before the Effective Date, including delivering to the Administrative Agent a duly completed control agreement covering such Securities Account, and such Securities Entitlements, Financial Assets and funds as are held therein.  Each Grantor will execute all documents and agreements, and take all actions as are reasonably necessary to ensure that (A) the applicable Grantor, on or before the Borrower’s next submission of a Compliance Certificate, furnishes to the Administrative Agent with written notice of any Securities Account that is a Material Account, and (B) the applicable Grantor promptly (and no later than thirty 30 days from such request or such later date as the Administrative Agent specifies in writing in its reasonable discretion) executes and delivers to the Administrative Agent a duly completed and executed control agreement, sufficient to perfect the Administrative Agent’s security interest under the Uniform Commercial Code and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering each such Material Account and such Securities Entitlements, Financial Assets and funds as are held therein.  Each Grantor will provide each Securities Intermediary at which any Securities Account subject to a control agreement is maintained from time to time with such transfer instructions and other information as such Securities Intermediary may reasonably require in order to permit such Grantor to comply with the provisions of this Section 4.14.  All costs and expenses incurred in connection with the establishment and maintenance of such Securities Accounts and the control agreements and the transfers of Collateral therefrom and thereto as described in this Section 4.14 shall be for the account of the Grantors.

4.15         Protection of Security Interest.  Each Grantor agrees that it will, at its own cost and expense, take any and all commercially reasonable actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons other than Liens permitted under the Credit Agreement.

4.16         Commercial Tort Claims. If any Grantor shall at any time obtain knowledge (determined as specified in Section 3.12) that it has acquired one or more Commercial Tort Claims involving an amount in controversy in excess of $5,000,000 in the aggregate, such Grantor shall, on or before the Borrower’s next submission of a Compliance Certificate, furnish

21

written notice thereof to the Administrative Agent, together with an amended Annex I including any such Commercial Tort Claim.  Such Grantor shall additionally, at its own expense, execute and deliver, in form and substance reasonably satisfactory to the Administrative Agent, a grant of a security interest in such Commercial Tort Claim and the Proceeds thereof, together with any other agreements, instruments and documents that the Administrative Agent may reasonably request from time to time to further effect and/or confirm the assignment and grant of the security interest created by this Agreement in such Commercial Tort Claim and the Proceeds thereof.

4.17         Real Property. Each Grantor agrees to notify the Administrative Agent on or before the Borrower’s next submission of a Compliance Certificate of the acquisition of any Material Owned Property or Material Leased Property. No later than thirty (30) days following Administrative Agent’s written request to Grantor, each Grantor will furnish the Administrative Agent with a Mortgage under Applicable Law covering any parcel of (i) Material Owned Property owned or acquired by it, or (ii) Material Leased Property leased by it.  In addition, each Grantor will furnish, with respect to any Material Owned Property acquired by Grantor after the date hereof and with respect to which Administrative Agent has requested in writing that Grantor provide a Mortgage: environmental audits (including a phase I environmental site assessment), mortgagee title insurance commitment of a value equivalent to the fair market value of such Material Owned Property or Material Leased Property, or a reasonable approximation thereof, mortgagee title insurance endorsements (to include, but not limited to, at the Administrative Agent’s request, customary forms of “first loss,” “revolving,” and “last dollar” endorsements, or any other title insurance endorsements requested by the Administrative Agent in its reasonable discretion), landlord waivers, real property survey, local counsel opinion(s), supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements, in each case, as reasonably requested by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V

CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

5.1           Ownership; After-Acquired Equity Interests.

(A)          Except as provided in Section 2.3, each Grantor will cause the Equity Interests pledged by it hereunder to constitute at all times 100% of the Equity Interests in each issuer held by such Grantor.

(B)           Subject to Section 2.3, if any Grantor shall, at any time and from time to time after the date hereof, acquire any additional Equity Interests in any Person, the same shall be automatically deemed to be Equity Interests, and to be pledged to the Administrative Agent pursuant to Section 2.1, and such Grantor will promptly deliver to the Administrative Agent any certificates or instruments evidencing the same, together with undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to the Administrative Agent, together with such

22

other certificates and instruments as the Administrative Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and on or before the Borrower’s next submission of a Compliance Certificate, deliver to the Administrative Agent notice of such additional Equity Interest, and a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a “Pledge Amendment”) or a Joinder Agreement, as applicable (in each case, in form and substance reasonably acceptable to the Administrative Agent), in respect thereof.  Each Grantor hereby authorizes the Administrative Agent to attach each such Pledge Amendment or Joinder Agreement to this Agreement, and agrees that all such Collateral listed in any such notice or on any such Pledge Amendment or Joinder Agreement shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Grantor to execute and deliver any such notice, Pledge Amendment or Joinder Agreement with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Administrative Agent in such Collateral or otherwise adversely affect the rights and remedies of the Administrative Agent hereunder with respect thereto.

(C)           If any Equity Interests included in the Collateral constitute “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Grantor will, on or before the Borrower’s next submission of a Compliance Certificate, notify the Administrative Agent thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a Person other than Grantor or a Subsidiary of a Grantor) use commercially reasonable efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other Applicable Law, to enable the Administrative Agent to acquire “control” of such uncertificated securities (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) and as may be otherwise necessary or deemed appropriate by the Administrative Agent to perfect the security interest of the Administrative Agent therein.

(D)          Pursuant to Subsection 2.7 of the Credit Agreement, CoBank’s Pro Rata Share of the Loans and other Secured Obligations due to CoBank shall be secured by a statutory first lien on the CoBank Equities, but such CoBank Equities shall not constitute security for the Secured Obligations due to any Secured Party other than CoBank.

5.2           Voting Rights. So long as no Event of Default shall have occurred and be continuing and except as the Administrative Agent shall otherwise notify each Grantor during the existence and continuation of an Event of Default, each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests (subject to its obligations under Section 5.1), and for that purpose the Administrative Agent will execute and deliver or cause to be executed and delivered to each applicable Grantor all such proxies and other instruments as such Grantor may reasonably request in writing to enable the Grantor to exercise such voting and other consensual rights; provided, however, that no Grantor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would violate any of the terms of this Agreement, the Credit Agreement, any other Loan

23

Document or any Secured Hedge Agreement, or would reasonably be expected to have the effect of materially impairing the value of any of the Collateral or the Administrative Agent’s or any other Secured Party’s interests therein.

5.3           Dividends and Other Distributions.  So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof) and except as the Administrative Agent shall otherwise notify each Grantor during the existence and continuation of an Event of Default, all interest, income, dividends, distributions and other amounts payable in cash with respect to the Equity Interests owned by any Grantor may, to the extent permitted under the Loan Documents, be paid to and retained by the Grantors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). All interest, income, dividends, distributions or other amounts that are received by any Grantor in violation of the provisions of this Section 5.3 shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).

5.4           Consents, Waivers and Agreements.  Each Grantor hereby (A) approves the terms and acknowledges receipt of a copy of this Agreement, (B) waives any rights or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Equity Interests issued by such Grantor, any other Grantor, any Subsidiary of any Grantor or any Minority Investment in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent and (C) agrees promptly to note on its books and records the grant of the security interest to the Administrative Agent in the Equity Interests issued or owned by such Grantor.  Subject to the provisions of Section 8.16, each Grantor consents to the execution and delivery of this Agreement, the security interests created hereby, all rights and remedies of the Administrative Agent provided herein (including all rights to sell, assign, transfer, exchange or otherwise transfer all or any part of the Equity Interests issued by such Grantor, any other Grantor, any Subsidiary of any Grantor or any Minority Investment to the Administrative Agent, its assignee or its designee as and to the extent such rights are provided in this Agreement) and absolutely subordinates any and all rights to a Lien on the Equity Interests issued by such Grantor, any other Grantor, any Subsidiary of any Grantor, or any Minority Investment or dividends or distributions declared on the Equity Interests issued by such Grantor, any other Grantor, any Subsidiary of any Grantor, or any Minority Investment to the rights of the Administrative Agent with respect to the Equity Interests issued by such Grantor, any other Grantor, any Subsidiary of any Grantor, or any Minority Investment hereunder.  Subject to the provisions of Section 8.16, each Grantor hereby waives any and all provisions of its articles of incorporation, articles of

24

formation, articles of organization, bylaws, Investment Agreements or similar organic or governing document of such Grantor, any other Grantor, any Subsidiary of any Grantor, or any Minority Investment which prohibit, restrict, limit or place conditions on the Administrative Agent’s rights and remedies hereunder or grant Grantor, in any capacity, a right of first refusal or similar right with respect to any of the Equity Interests pledged hereunder and, notwithstanding any provisions of the articles of incorporation, articles of formation, articles of organization, bylaws, Investment Agreements or similar organic or governing document of such Grantor, any other Grantor, the Subsidiary of any Grantor or Minority Investment, expressly agrees that it is bound to recognize the Administrative Agent’s security interest and other rights and interests in the Equity Interests pledged hereunder. Each Grantor agrees that it will comply with all instructions from the Administrative Agent with respect to transfers of all or any part of the Equity Interests issued by such Grantor, any other Grantor, the Subsidiary of any Grantor, or any Minority Investment, whether by sale or otherwise, without further consent from such Grantor, any other Grantor, any Subsidiary of any Grantor or any Minority Investment, in each case, subject to the provisions of Section 8.16, and with all instructions from the Administrative Agent with respect to any modification to the articles of incorporation, articles of formation, articles of organization, bylaws, Investment Agreements or similar organic or governing document of such Grantor, any other Grantor, any Subsidiary of any Grantor, or any registered owner of any Minority Investment. Each Grantor confirms to the Administrative Agent that the execution and delivery of this Agreement does not cause such Grantor, any other Grantor, any Subsidiary of any Grantor or any Minority Investment to dissolve. Each Grantor acknowledges that, in providing the financial accommodations under the Credit Agreement, the Administrative Agent and the Lenders are relying on this Agreement and on the Grantors’ agreements herein.  Should the Administrative Agent or any other Secured Party exercise its rights or remedies under this Agreement, each Grantor agrees to assist the Administrative Agent or such other Secured Party in such actions or exercise, including registering the Administrative Agent or such other Secured Party or its nominee as the owner of the Equity Interests pledged hereunder, and agrees that should the Administrative Agent or such other Secured Party or its nominee become the owner of any Equity Interests pledged hereunder, they shall be treated by each Grantor as the owner thereof for all purposes and rights under the operative documents governing such Equity Interests, subject, however, to the provisions of Section 8.16.

ARTICLE VI

REMEDIES

6.1           Remedies.  If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise with respect to the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Loan Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Grantor agrees to be commercially reasonable:

(A)          To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Grantor with respect to any Accounts, Contracts or other Collateral shall be

25

received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of such Grantor and shall be promptly deposited into a segregated Account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein; and by this provision, each Grantor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Administrative Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Administrative Agent as entitled to exercise the rights of the owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Administrative Agent or the Administrative Agent’s designee as though the Administrative Agent or such designee were such Grantor named therein, and to do so until otherwise notified by the Administrative Agent;

(B)           To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Grantor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to any Grantor concerning Accounts and other Collateral and to notify the appropriate postal authority to change the mailing or delivery address of such mail; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Grantor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed reasonably necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Grantor might have done;

(C)           To notify any or all banks, depository institutions and Securities Intermediaries with which any Deposit Accounts or Securities Accounts are maintained to remit and transfer all monies, securities and other property on deposit in or held in such Deposit Accounts or Securities Accounts or deposited or received for deposit or held thereafter to the Administrative Agent, for deposit in or transfer to a Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Secured Obligations as provided herein;

(D)          To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Grantor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(E)           To require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent promptly, assemble all or any part

26

of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place designated by the Administrative Agent;

(F)           To enter and remain upon the premises of any Grantor, subject to the terms of any lease in the case of premises leased by a Grantor, and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Grantor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Administrative Agent or any designated agent for such time as the Administrative Agent may desire, in order to effectively collect or liquidate the Collateral;

(G)           To exercise (i) all voting, consensual and other rights and powers pertaining to the Equity Interests constituting part of the Collateral (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Equity Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of such Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Equity Interests), and in connection therewith, the right to deposit and deliver any and all of such Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications with respect to such Equity Interests, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Grantor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH GRANTOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENT PROPERTY OR EQUITY INTERESTS CONSTITUTING PART OF THE COLLATERAL WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, UPON AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS SUCH EVENT OF DEFAULT SHALL BE IN EFFECT;

27

(H)          Upon at least ten (10) days’ prior notice to the applicable Grantors of the time and place, and to the maximum extent permitted by Applicable Law, to sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral in any commercially reasonable manner, including in one or more parcels, on any securities exchange on which any Equity Interests constituting part of the Collateral may be listed, at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory.  If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral.  In no event shall any Grantor be credited with any part of the Proceeds of sale of any Collateral until and to the extent payment in respect thereof has actually been received by the Administrative Agent.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including, any equity or right of redemption of any Grantor, and each Grantor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Grantor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any Applicable Law now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except such notice as required above and any notice required by Applicable Law, as referred to below), all of which are hereby expressly waived by each Grantor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under Applicable Law, each Grantor agrees that at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.  The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by Applicable Law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral;

(I)            To appoint a receiver for the properties and assets of any or all of the Grantors.  Each Grantor hereby (x) consents to the Administrative Agent having the right to appoint a receiver, and to such appointment, (y) waives any objection such Grantor may have thereto, and (z) waives the right to have a bond or other security posted by Administrative Agent or any other Person in connection therewith.

28

6.2           Application of Proceeds.

(A)          All Proceeds collected by the Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other monies received by the Administrative Agent hereunder, shall be applied as set forth in Subsection 6.8 of the Credit Agreement.

(B)           For purposes of applying amounts in accordance with this Section 6.2, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Secured Hedge Agreement for a determination (which such Secured Party agrees to provide or cause to be provided to the Borrower and to the Administrative Agent upon request of the Administrative Agent) of the outstanding Secured Obligations owed to such Secured Party under any such Secured Hedge Agreement unless the applicable Grantor disputes the amounts owed to such Secured Party in connection with such Secured Hedge Agreement and so notifies the Administrative Agent in a timely manner. Unless it has actual knowledge (including, by way of written notice from any such Secured Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Secured Hedge Agreements or Secured Obligations in respect thereof are in existence between any Secured Party and any Grantor.

(C)           Each Grantor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in Section 6.2. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

6.3           Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral.  Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 6.2.

6.4           Grant of IP License. Each Grantor hereby grants to the Administrative Agent (subject to the terms of any underlying licenses) an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Copyright Collateral, Patent Collateral, Trademark Collateral or Domain Name

29

Collateral now owned or licensed or hereafter acquired or licensed by such Grantor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case, except to the extent that the grant of such license to the Administrative Agent is prohibited by the license granted by the licensor of such Copyright Collateral, Patent Collateral, Trademark Collateral or Domain Name Collateral or would cause any Grantor’s interest in such Copyright Collateral, Patent Collateral, Trademark Collateral or Domain Name Collateral to become void or voidable.  The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent and only upon the occurrence and during the continuation of an Event of Default.

6.5           Private Sales. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Equity Interests pledged hereunder conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem reasonably necessary or advisable, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Equity Interests pledged hereunder for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Equity Interests pledged hereunder, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration.  Each Grantor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which any Equity Interests pledged hereunder may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Equity Interests to more than one offeree.

6.6           Grantors Remain Liable. Notwithstanding anything herein to the contrary, (A) each Grantor shall remain liable under all Contracts to which it is a party included within the Collateral (including all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (B) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such Contracts, and (C) except as specifically provided

30

for hereinbelow, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Administrative Agent or any other Secured party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  This Agreement shall not in any way be deemed to obligate the Administrative Agent or any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Grantor’s obligations, duties or liabilities under any Investment Agreement, including any Grantor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company or other issuer (collectively, the “Partner Obligations”), unless the Administrative Agent, such other Secured Party or the purchaser otherwise agrees in writing to assume any or all of such Partner Obligations.  In the event of foreclosure by the Administrative Agent hereunder, then except as provided in the preceding sentence, each applicable Grantor shall remain bound and obligated to perform its Partner Obligations and neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations.  In the event the Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute partner or member in place of a Grantor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Grantor hereby irrevocably consents in advance to the admission of the Administrative Agent, such other Secured Party or any such purchaser as a substitute partner or member to the extent of the Equity Interests pledged hereunder acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be reasonably necessary or as may be reasonably requested in connection therewith.  The powers, rights and remedies conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interest and privilege of the Administrative Agent and such other Secured Parties in such Contracts, as Collateral, and shall not impose any duty upon them to exercise any such powers, rights or remedies.

6.7           Waivers. Each Grantor, to the greatest extent not prohibited by Applicable Law, hereby (A) agrees that it will not invoke, claim or assert the benefit of any Applicable Law now or hereafter in effect (including any right to prior notice or judicial hearing in connection with the Administrative Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies with respect to the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such Applicable Law and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such Applicable Law was in effect, (B) waives all rights that it has or may have under any Applicable Law now existing or hereafter adopted to require the Administrative Agent to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Secured Obligations, and (C) waives all rights that it has or may have under any Applicable Law now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

31

6.8           Restoration of Parties. In the event the Administrative Agent shall have proceeded to enforce any right or remedy under this Agreement, and such proceedings are discontinued or abandoned for any reason, then the Grantors and the Administrative Agent shall immediately be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Administrative Agent shall continue as if no such proceeding had taken place.

ARTICLE VII

STANDARD OF CARE; FURTHER ASSURANCES

7.1           Administrative Agent; Standard of Care.  The Administrative Agent will hold all items of Collateral at any time received under this Agreement in accordance with the provisions hereof.  The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents.  The Administrative Agent shall act hereunder at the direction, or with the consent, of the Requisite Lenders on the terms and conditions set forth in the Credit Agreement.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for monies actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.  Neither the Administrative Agent nor any other Secured Party shall be liable to any Grantor (A) for any loss or damage sustained by such Grantor, or (B) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction (subject to the standard of care imposed upon the Administrative Agent in the immediately preceding sentence for Collateral in its possession).

7.2           Further Assurances; Attorney-in-Fact.  Subject to the provisions of Section 8.16:

(A)          Each Grantor agrees that it will join with the Administrative Agent to file and refile under the Uniform Commercial Code, at the Grantors’ expense, such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may deem necessary or appropriate, and wherever required or permitted by Applicable Law, in order to perfect and preserve the Administrative Agent’s security interest in the Collateral, and hereby authorizes the Administrative Agent to file security agreements, financing statements and amendments thereto relating to all or any part of the Collateral (including authorization to describe the Collateral as “all personal property,” “all assets” or words of similar meaning) and agrees to do such

32

further acts and things (including making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Administrative Agent, and authorizes the Administrative Agent to file such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

(B)           Each Grantor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Administrative Agent may deem reasonably necessary or advisable to accomplish the purpose of this Agreement, including:

(i)            to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or with respect to any of the Collateral;

(ii)           to receive, endorse and collect any checks, drafts, instruments, chattel paper, electronic chattel paper and other orders for the payment of money made payable to such Grantor representing any interest, income, dividend, distribution or other amount payable with respect to any of the Collateral and to give full discharge for the same;

(iii)          to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Grantor under the Credit Agreement and direct the payment of Proceeds thereof to the Administrative Agent;

(iv)          to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Secured Obligations of the Grantors to the Administrative Agent, due and payable immediately and without demand;

(v)           to file any claims or take any action or institute any proceedings that the Administrative Agent may deem reasonably necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(vi)          to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do

33

from time to time, at the Administrative Agent’s option and the Grantors’ expense, all other acts and things deemed reasonably necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

(C)           Each Grantor agrees that it will, at such Grantor’s own cost and expense, use commercially reasonable efforts to cooperate with the Administrative Agent and assist in obtaining the approval of the FCC or any PUC for any action or transaction contemplated by this Agreement which is required by Applicable Law, and specifically, without limitation, upon request following the occurrence and continuation of any Event of Default, prepare, sign, deliver and/or file (or cause to be prepared, signed, delivered and/or filed) all relevant applications, passwords, certificates, instruments, post-transaction notices and other documents or information required to: (i) assign or transfer control of any License and take any other actions necessary or appropriate under the Communications Act, PUC Laws or other Applicable Law for approval of any sale or transfer of any of the Equity Interests issued by any Grantor or assets of any Grantor or any transfer of control over any License or (ii) to obtain any required consent from the FCC or any PUC for the Administrative Agent, through any receiver, trustee or otherwise, to operate the business of such Grantor pending the sale or other disposition of the Grantor or any License held by such Grantor.

If any such Grantor fails to execute and deliver any such applications, certificates, instruments, agreements or other documents, then, in addition to any remedies that the Administrative Agent may have at law or in equity, the Grantors agree that on the order of any court or other forum of competent jurisdiction, the clerk of the court (or officer of any other such forum) which has jurisdiction may execute any such applications, certificates, instruments, agreements or other documents on behalf of such Grantor.  Each Grantor acknowledges and agrees that each License is a unique asset which (or the control of which) may have to be transferred to a Person in order for the Administrative Agent and the other Secured Parties to adequately realize the full amount of the Secured Obligations from the Collateral and that the breach of this Section 7.1(C) by any Grantor would result in irreparable harm to the Administrative Agent and the other Secured Parties for which monetary damages are not readily ascertainable and which might not adequately compensate the Administrative Agent and the other Secured Parties.  Therefore in addition to any remedy which the Administrative Agent and the other Secured Parties may have at law or in equity, the Administrative Agent and the other Secured Parties shall have the remedy of specific performance by the Grantors of the provisions of this Section 7.1(C), and each Grantor hereby waives, and agrees to waive, any claim or defense that the Administrative Agent and the other Secured Parties would have an adequate remedy at law for the breach by it of this Section 7.1(C) and any requirement for posting of a bond or other certificate.  In connection with taking any action pursuant to this Agreement (including determining whether an approval of the FCC or any applicable PUC is required in connection therewith), the Administrative Agent shall be entitled to rely on the advice of regulatory counsel experienced in giving such advice selected by the Administrative Agent (whether or not the advice rendered is ultimately determined to be accurate).

34

(D)          If an Event of Default shall have occurred and be continuing, each Grantor shall take any action which Administrative Agent may reasonably request in order to transfer or assign, or both, to Administrative Agent, or to such one or more third parties as Administrative Agent may designate, or to a combination of the foregoing, any License held or utilized by such Grantor, subject to the prior approval of the FCC or any PUC, if required.  Alternatively, Administrative Agent is empowered, to the extent permitted by Applicable Law, to request the appointment of a receiver from any court of competent jurisdiction.  Such receiver may be instructed by Administrative Agent to seek from the FCC or the PUC consent to an involuntary transfer of control of any Grantor or assignment, or both, of each such License for the purpose of seeking a bona fide purchaser to whom control of assets used in the provision of Communications System related services will ultimately be transferred or assigned.  Each Grantor hereby agrees to authorize such an involuntary transfer of control or assignment, or both, upon the request of the receiver so appointed and, if any Grantor shall refuse to authorize the transfer, its approval may be required by the court.

(E)           If any Grantor fails to perform any covenant or agreement contained in this Agreement within 30 days after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems reasonably necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the expenses so incurred in connection therewith shall be payable by the Grantors under Section 8.1.

ARTICLE VIII

MISCELLANEOUS

8.1           Indemnity and Expenses.  The Grantors shall indemnify the Indemnitees and pay expenses in accordance with Subsections 9.1 and 1.4(D) of the Credit Agreement.

8.2           No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement, the other Loan Documents, any Cash Management Agreement and any Secured Hedge Agreements are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between the Grantors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement, any other Loan Document, any Cash Management Agreement or any Secured Hedge Agreement or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances or constitute a

35

waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3           Grantors’ Obligations Absolute. Each Grantor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Administrative Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Grantor has knowledge thereof:

(A)          any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement (including Section 1 thereof), any other Loan Document, any Cash Management Agreement, any Secured Hedge Agreement or any agreement or instrument delivered pursuant to any of the foregoing;

(B)           the invalidity or unenforceability of any Secured Obligations or any provisions of the Credit Agreement (including Section 1 thereof), any other Loan Document, any Cash Management Agreement, any Secured Hedge Agreement or any agreement or instrument delivered pursuant to any of the foregoing;

(C)           the addition or release of the Grantors hereunder or the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor;

(D)          any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction with respect to any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction with respect to any Secured Obligations;

(E)           any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of Applicable Law) any right or remedy with respect to any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(F)           the exercise of any right or remedy available under the Loan Documents, at law, in equity or otherwise with respect to any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(G)           any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of any Grantor or any other Person directly or indirectly liable for any Secured Obligations;

36

(H)          any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of the Grantors or any other Person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

(I)            any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, Grantor or a surety or guarantor generally, other than the occurrence of the Termination Requirements.

8.4           Enforcement.  By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of Requisite Lenders as provided in the Credit Agreement, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

8.5           Complete Agreement; Amendments, Waivers, etc. This Agreement represents the final agreement of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the parties.  No amendment, modification, waiver, discharge or termination of any provision hereof, nor any consent to any departure by any Grantor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Subsection 9.2 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided that the Grantors shall provide the Administrative Agent with updated Annexes hereto as required by the terms of this Agreement and the Credit Agreement, which updated Annexes shall be acceptable to the Administrative Agent in its reasonable discretion, shall upon delivery by the Grantors and acceptance by the Administrative Agent be deemed to replace the then existing Annexes, and each such delivery shall constitute a representation by the Grantors of the accuracy and completeness of such updated Annexes to the extent the same is required with respect to such Annexes.

8.6           Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival.  This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (A) remain in full force and effect until the occurrence of the Termination Requirements, (B) be binding upon and enforceable against each Grantor and its successors and assigns (provided, however, that no Grantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders as provided in Subsection 9.2 of the Credit Agreement) and (C) inure to the benefit of the Secured Parties and be enforceable by the Administrative Agent and its successors and assigns, subject to the limitations on assignment in the Credit Agreement.  Upon any sale or other disposition by any Grantor of any Collateral in a transaction permitted hereunder or under or pursuant to the Credit Agreement, or any amendment or waiver thereof, or any other applicable Loan Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be

37

automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the applicable Grantor, will promptly execute and deliver to such Grantor such documents and instruments evidencing such release or termination as such Grantor may reasonably request and will promptly assign, transfer and deliver to such Grantor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession).  All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement, any Pledge Amendment and any Joinder Agreement and any other modification to this Agreement (except as such representation, warranty, covenant or agreement is expressly modified therein).

8.7           Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement.

8.8           Additional Grantors. Each Grantor recognizes that the provisions of the Credit Agreement may require Persons that become Subsidiaries of any Grantor, and that are not already parties hereto, to execute and deliver a Joinder Agreement, whereupon each such Person shall become a Grantor hereunder with the same force and effect as if originally a Grantor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Administrative Agent’s actions in effecting the same or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Grantor or any other Grantor.

8.9           Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Agreement or any other Loan Document shall not affect or impair the remaining provisions in this Agreement or any other Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

8.10         Headings. Section, subsection, and other subpart headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

8.11         Governing Law.  EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, WITH RESPECT TO ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

38

8.12         Consent to Jurisdiction and Service of Process.  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT IN THE STATE OF NEW YORK, HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO A GRANTOR OR THE ADMINISTRATIVE AGENT AT THE ADDRESS TO WHICH NOTICES TO SUCH GRANTOR OR THE ADMINISTRATIVE AGENT ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 OF THE CREDIT AGREEMENT AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED.  NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY APPLICABLE LAW.

8.13         Waiver of Jury Trial.  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY

39

TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCES.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE ADMINISTRATIVE AGENT.

8.14 Construction.  The parties hereto acknowledge that each of them has had the benefit of legal counsel of its own choice, that each of them has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel, and that this Agreement and the other Loan Documents shall be constructed as if jointly drafted by the Administrative Agent and the Grantors.

8.15 Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

8.16 Licenses.  Notwithstanding anything to the contrary in this Agreement, (i) none of the Administrative Agent, any other Secured Party or any of their respective nominees will take any action pursuant to this Agreement that would constitute or result in any assignment or transfer of control of any License if such assignment or transfer of control would require under then existing Applicable Law (including the written rules, regulations and policies of the FCC or any PUC) the prior approval of the FCC or any PUC, without first obtaining such approval; and (ii) prior to the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC or any PUC will be obtained if required by Applicable Law.

[Signatures commence on following page.]

40

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SUREWEST COMMUNICATIONS, a California corporation, as Borrower

By:
Steven C. Oldham
President and Chief Executive Officer

SUREWEST BROADBAND, a California corporation,
SUREWEST KANSAS HOLDINGS, INC., a Delaware corporation,
SUREWEST TELEVIDEO, a California corporation,
SUREWEST KANSAS, INC., a Delaware corporation, and
SUREWEST TELEPHONE, a California corporation, each as a Guarantor

By:
Steven C. Oldham
President and Chief Executive Officer

SUREWEST KANSAS CONNECTIONS, LLC, a Delaware limited liability company, as a Guarantor

By:	SureWest Kansas Holdings, Inc., its manager

By:
Steven C. Oldham
President and Chief Executive Officer

[Signatures continued on following page.]

[Signatures continued from previous page.]

SUREWEST KANSAS LICENSES, LLC,
SUREWEST KANSAS OPERATIONS, LLC, and
SUREWEST KANSAS PURCHASING, LLC, each a Delaware limited liability company, each as a Guarantor

By:	SureWest Kansas Connections, LLC, its manager

By:
Steven C. Oldham
President and Chief Executive Officer

[Signatures continued on following page.]

[Signatures continued from previous page.]

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

COBANK, ACB, as Administrative Agent

By:
Robert F. West
Senior Vice President

ANNEX A

PLEDGED EQUITY INTERESTS

Grantor	Name of Issuer	Type of Interests	Certificate Number, if Applicable	No. of Shares/Units, if Applicable	Percentage of Outstanding Interests in Issuer
SureWest Communications	SureWest Broadband	Equity	CS-1	100	100%
SureWest Communications	SureWest Kansas, Inc.	Equity	CS-1, PS-1	501	100%
SureWest Communications	SureWest Telephone	Equity	CS-1	1,000	100%
SureWest Communications	SureWest TeleVideo	Equity	CS-1	100	100%
SureWest Kansas, Inc.	SureWest Kansas Holdings, Inc.	Equity	[N/A]	0	100%
SureWest Kansas Holdings, Inc.	SureWest Kansas Connections, LLC	Sole Member	[N/A]	N/A	100%
SureWest Kansas Holdings, Inc.	SureWest Kansas Operations, LLC	Sole Member	[N/A]	N/A	100%
SureWest Kansas Holdings, Inc.	SureWest Kansas Purchasing, LLC	Sole Member	[N/A]	N/A	100%
SureWest Kansas Operations, LLC	SureWest Kansas Licenses, LLC	Sole Member	[N/A]	N/A	100%

Ann. A-1

ANNEX B

FILING LOCATIONS

GRANTOR	JURISDICTIONS
SureWest Communications	California
SureWest Broadband	California
SureWest Kansas Holdings, Inc.	Delaware
SureWest Kansas, Inc.	Delaware
SureWest Telephone	California
SureWest TeleVideo	California
SureWest Kansas Connections, LLC	Delaware
SureWest Kansas Licenses, LLC	Delaware
SureWest Kansas Operations, LLC	Delaware
SureWest Kansas Purchasing, LLC	Delaware

Ann. B-1

ANNEX C

LEGAL NAME, JURISDICTION OF ORGANIZATION, FEDERAL TAX

IDENTIFICATION NUMBER, ORGANIZATIONAL IDENTIFICATION NUMBER,

MAILING ADDRESS, AND LOCATIONS OF CHIEF EXECUTIVE OFFICES

SureWest Communications

1.                                       Exact legal name:  SureWest Communications

2.                                       Jurisdiction of its incorporation or organization:  California

3.                                       Organizational identification number:  1930718

4.                                       Federal tax identification number:  68-0365195

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:  8150 Industrial Ave., Building A, Roseville, CA 95678

7.                                       Trade/fictitious or prior corporate names (last five years):  None

SureWest Broadband

1.                                       Exact legal name:  SureWest Broadband

2.                                       Jurisdiction of its incorporation or organization:  California

3.                                       Organizational identification number:  1991268

4.                                       Federal tax identification number:  91-1762555

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:  8150 Industrial Ave., Building A, Roseville, CA 95678

7.                                       Trade/fictitious or prior corporate names (last five years):  None

SureWest Kansas Holdings, Inc.

1.               Exact legal name:  SureWest Kansas Holdings, Inc.

2.               Jurisdiction of its incorporation or organization:  Delaware

3.               Organizational identification number:  3955685

Ann. C-1

4.               Federal tax identification number:  20-4467655

5.               Mailing address:  PO Box 969, Roseville, CA 95661

6.               Chief executive office:       8150 Industrial Ave., Building A, Roseville, CA 95678

7.               Trade/fictitious or prior corporate names (last five years):  Everest Connections Holdings, Inc. (name changed 5/29/09); Everest Holdings I, LLC (merged into SureWest Kansas Holdings, Inc. 5/29/09); Everest Holdings III, LLC (merged into SureWest Kansas Holdings, Inc. 5/29/09)

SureWest TeleVideo

1.                                       Exact legal name:  SureWest TeleVideo

2.                                       Jurisdiction of its incorporation or organization:  California

3.                                       Organizational identification number:  2278005

4.                                       Federal tax identification number:  30-0088182

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:         8150 Industrial Ave., Building A, Roseville, CA 95678

7.                                       Trade/fictitious or prior corporate names (last five years):  SureWest Custom Data Services (merged into SureWest TeleVideo 12/23/10); SureWest Internet (merged into SureWest TeleVideo 12/23/10); SureWest TeleVideo of Roseville (merged into SureWest TeleVideo 6/24/09)

SureWest Kansas Connections, LLC

1.                                       Exact legal name:  SureWest Kansas Connections, LLC

2.                                       Jurisdiction of its incorporation or organization:  Delaware

3.                                       Organizational identification number:  3015360

4.                                       Federal tax identification number:  22-3866785

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:         8150 Industrial Ave., Building A, Roseville, CA 95678

Ann. C-2

7.                                       Trade/fictitious or prior corporate names (last five years):  Everest Connections, LLC (name changed 5/29/09)

SureWest Kansas Licenses, LLC

1.                                       Exact legal name:  SureWest Kansas Licenses, LLC

2.                                       Jurisdiction of its incorporation or organization:  Delaware

3.                                       Organizational identification number:  3288798

4.                                       Federal tax identification number:  43-1901973

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:         8150 Industrial Ave., Building A, Roseville, CA 95678

7.                                       Trade/fictitious or prior corporate names (last five years):  Everest Midwest Licensee LLC (name changed 5/29/09); Everest Midwest Properties LLC (merged into SureWest Kansas Licenses, LLC 5/29/09)

SureWest Kansas Operations, LLC

1.               Exact legal name:  SureWest Kansas Operations, LLC

2.               Jurisdiction of its incorporation or organization:  Delaware

3.               Organizational identification number:  3236384

4.               Federal tax identification number:  43-1896045

5.               Mailing address:  PO Box 969, Roseville, CA 95661

6.               Chief executive office:       8150 Industrial Ave., Building A, Roseville, CA 95678

7.               Trade/fictitious or prior corporate names (last five years):  Everest Midwest LLC (name changed 5/29/09)

SureWest Kansas Purchasing, LLC

1.                                       Exact legal name:  SureWest Kansas Purchasing, LLC

2.                                       Jurisdiction of its incorporation or organization:  Delaware

Ann. C-3

3.                                       Organizational identification number:  3283763

4.                                       Federal tax identification number:  43-1900927

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:         8150 Industrial Ave., Building A, Roseville, CA 95678

7.                                       Trade/fictitious or prior corporate names (last five years):  Everest I Leasing & Financing LLC (name changed 5/29/09)

SureWest Kansas, Inc.

1.                                       Exact legal name:  SureWest Kansas, Inc.

2.                                       Jurisdiction of its incorporation or organization:  Delaware

3.                                       Organizational identification number:  4122639

4.                                       Federal tax identification number:  20-4467074

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:         8150 Industrial Ave., Building A, Roseville, CA 95678

7.                                       Trade/fictitious or prior corporate names (last five years):  Everest Broadband Inc. (name changed 5/29/09)

SureWest Telephone

1.                                       Exact legal name:  SureWest Telephone

2.                                       Jurisdiction of its incorporation or organization:  California

3.                                       Organizational identification number:  C0001484

4.                                       Federal tax identification number:  94-0817190

5.                                       Mailing address:  PO Box 969, Roseville, CA 95661

6.                                       Chief executive office:         8150 Industrial Ave., Building A, Roseville, CA 95678

Ann. C-4

7.                                       Trade/fictitious or prior corporate names (last five years):  Roseville Alternative Company (merged into SureWest Telephone 5/28/09); RTC Communications Corp. (merged into SureWest Telephone 5/28/09)

Ann. C-5

ANNEX D

MATERIAL COPYRIGHTS, COPYRIGHT LICENSES AND APPLICATIONS

None.

Ann. D-1

ANNEX E

MATERIAL PATENTS, PATENT LICENSES AND APPLICATIONS

None.

Ann. E-1

ANNEX F

MATERIAL TRADEMARKS, TRADEMARK LICENSES AND APPLICATIONS

Grantor	Mark or Name	Reg. No.	Serial No.	Country	Issue or File Date	Description of License	Note
SureWest Communications	SureWest Communications	2863533	78046044	USA	7/13/2004	Typed drawing
SureWest Communications	SureWest Foundation	2845396	76229662	USA	5/25/2004	typed drawing
SureWest Communications	SureWest	2832976	78046042	USA	4/13/2004
SureWest Communications	SureWest Communications	2845389	76222693	USA	5/25/2004	and Design
SureWest Communications	SureWest Directories	3068522	76203889	USA	3/14/2006	typed drawing	Licensed to GateHouse Media, Inc. on an exclusive basis for directory activities
SureWest Communications	SureWest Long Distance	2854253	76203890	USA	6/15/2004	typed drawing
SureWest Telephone	Roseville Telephone Company	2142149	75184626	USA	3/10/1998	typed drawing
SureWest Communications	Etherman	2814102	78113748	USA	2/10/2004	typed drawing
SureWest Communications	Sound Mark of 3 Notes	2573581	76302753	USA	5/28/2002	Sound
SureWest Communications	SureWest		85098479	USA	8/2/2010	and Design
SureWest Communications	Surewest		85199982	USA	#######	typed drawing
SureWest Communications	SureWest Directories		85100353	USA	8/4/2010	and Design	Licensed to GateHouse Media, Inc. on an exclusive basis (for directory activities)
SureWest Communications, Inc.	Roseville Telephone Museum	3097851	78632517	USA	5/30/2006	typed drawing

Ann. F-1

ANNEX G

MATERIAL DOMAIN NAMES AND DOMAIN NAME LICENSES

Grantor	Domain Name	Domain Name Registry	Description of License
UtiliCorp United, Inc. Everest Global Technologies	everestkc.com	Network Solutions	Renewed annually
Everest Connections	everestgt.com	ENOM, INC.	Renewed annually
Surewest Communications Company	deepwell.com	OpenSRS	Renewed annually
Surewest Communications Company	gosurewest.com	OpenSRS	Renewed annually
Surewest Communications Company	gosurewest.net	OpenSRS	Renewed annually
Surewest Communications Company	gosurewest.org	OpenSRS	Renewed annually
Surewest Communications Company	ihatesurewest.com	OpenSRS	Renewed annually
Surewest Communications Company	ihatesurewest.net	OpenSRS	Renewed annually
Surewest Communications Company	ihatesurewest.org	OpenSRS	Renewed annually
Surewest Communications Company	mysurewest.com	OpenSRS	Renewed annually
Surewest Communications Company	mysurewest.net	OpenSRS	Renewed annually
Surewest Communications Company	mysurewest.org	OpenSRS	Renewed annually
Surewest Communications Company	northvalley.com	OpenSRS	Renewed annually
Surewest Communications Company	quiknet.com	OpenSRS	Renewed annually
Surewest Communications Company	rcsis.com	OpenSRS	Renewed annually
Surewest Communications Company	rosevillelongdistance.com	OpenSRS	Renewed annually
Surewest Communications Company	rosevilletelephone.com	OpenSRS	Renewed annually
Surewest Communications Company	rosevilletelephone.net	OpenSRS	Renewed annually
Surewest Communications Company	rosevilletelephonemuseum.com	OpenSRS	Renewed annually
Surewest Communications Company	rosevilletelephonemuseum.net	OpenSRS	Renewed annually
Surewest Communications Company	rosevilletelephonemuseum.org	OpenSRS	Renewed annually
Surewest Communications Company	rtc.net	OpenSRS	Renewed annually
Surewest Communications Company	rtcnet.com	OpenSRS	Renewed annually
Surewest Communications Company	surewest.com	OpenSRS	Renewed annually

Ann. G-1

Grantor	Domain Name	Domain Name Registry	Description of License
Surewest Communications Company	surewest.net	OpenSRS	Renewed annually
Surewest Communications Company	surewest.org	OpenSRS	Renewed annually
Surewest Communications Company	surewest.tel	OpenSRS	Renewed annually
Surewest Communications Company	surewestbites.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestbites.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestblows.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestblows.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestblows.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestbroadband.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestbroadband.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestbroadband.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestbusiness.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestbusiness.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestbusiness.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestcable.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestcable.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestcable.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestcoin.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestcoinservices.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestcommunications.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestcommunications.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestcommunications.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestdata.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestdealers.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestdir.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestdirectories.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestdirectories.org	OpenSRS	Renewed annually

Ann. C-2

Grantor	Domain Name	Domain Name Registry	Description of License
Company
Surewest Communications Company	surewestdividends.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestdomains.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestdomains.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestforbusiness.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestfoundation.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestfoundation.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestfoundation.org	OpenSRS	Renewed annually
Surewest Communications Company	surewesthighspeed.com	OpenSRS	Renewed annually
Surewest Communications Company	surewesthosting.com	OpenSRS	Renewed annually
Surewest Communications Company	surewesthosting.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestinternet.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestinternet.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestinternet.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestlongdistance.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestlongdistance.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestlongdistance.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestmuseum.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestmuseum.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestmuseum.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestnetworks.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestphones.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestresidential.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestrm.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestrm.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestsolutions.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestsolutions.net	OpenSRS	Renewed annually

Ann. C-3

Grantor	Domain Name	Domain Name Registry	Description of License
Surewest Communications Company	surewestsolutions.org	OpenSRS	Renewed annually
Surewest Communications Company	sureweststinks.com	OpenSRS	Renewed annually
Surewest Communications Company	sureweststinks.net	OpenSRS	Renewed annually
Surewest Communications Company	sureweststinks.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestsucks.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestsucks.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestsucks.org	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelco.com	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelco.net	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelco.org	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelecom.com	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelecom.net	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelephone.com	OpenSRS	Renewed annually
Surewest Communications Company	surewesttelephone.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestwireless.com	OpenSRS	Renewed annually
Surewest Communications Company	surewestwireless.net	OpenSRS	Renewed annually
Surewest Communications Company	surewestwireless.org	OpenSRS	Renewed annually
Surewest Communications Company	surewestworldpages.net	OpenSRS	Renewed annually
Surewest Communications Company	surw.com	OpenSRS	Renewed annually
Surewest Communications Company	surwestwireless.com	OpenSRS	Renewed annually
Surewest Communications Company	windjammer.net	OpenSRS	Renewed annually
Surewest Communications Company	winfirst.com	OpenSRS	Renewed annually
Surewest Communications Company	winfirst.net	OpenSRS	Renewed annually
Everest	123everestkc.com	ViaVerio	Renewed annually
Everest	123everestkc.net	ViaVerio	Renewed annually
Everest	blogeverestkc.com	ViaVerio	Renewed annually
Everest	blogeverestkc.net	ViaVerio	Renewed annually
Everest	everestaccess.com	ViaVerio	Renewed annually
Everest	everestaccess.net	ViaVerio	Renewed annually

Ann. C-4

Grantor	Domain Name	Domain Name Registry	Description of License
Everest	everestbiz.com	ViaVerio	Renewed annually
Everest	everestbiz.net	ViaVerio	Renewed annually
Everest	everestc.com	ViaVerio	Renewed annually
Everest	everestc.net	ViaVerio	Renewed annually
Everest	everestcable.net	ViaVerio	Renewed annually
Everest	everestengr.com	ViaVerio	Renewed annually
Everest	everestengr.net	ViaVerio	Renewed annually
Everest	everestfun.com	ViaVerio	Renewed annually
Everest	everestfun.net	ViaVerio	Renewed annually
Everest	everesthelp.net	ViaVerio	Renewed annually
Everest	everesthighspeed.com	ViaVerio	Renewed annually
Everest	everesthighspeed.net	ViaVerio	Renewed annually
Everest	everestk.com	ViaVerio	Renewed annually
Everest	everestk.net	ViaVerio	Renewed annually
Everest	everestkc.com	ViaVerio	Renewed annually
Everest	everestkc.net	ViaVerio	Renewed annually
Everest	everestkids.com	ViaVerio	Renewed annually
Everest	everestkids.net	ViaVerio	Renewed annually
Everest	everestks.com	ViaVerio	Renewed annually
Everest	everestmo.com	ViaVerio	Renewed annually
Everest	everestmo.net	ViaVerio	Renewed annually
Everest	everestphone.com	ViaVerio	Renewed annually
Everest	everestphone.net	ViaVerio	Renewed annually
Everest	everesttv.net	ViaVerio	Renewed annually
Everest	eversetkc.com	ViaVerio	Renewed annually
Everest	eversetkc.net	ViaVerio	Renewed annually
Everest	evrestkc.com	ViaVerio	Renewed annually
Everest	evrestkc.net	ViaVerio	Renewed annually
Everest	gesha.org	ViaVerio	Renewed annually
Everest	surewestchat.com	ViaVerio	Renewed annually
Everest	surewestchat.net	ViaVerio	Renewed annually
Everest	surewestkc.com	ViaVerio	Renewed annually
Everest	surewestkc.net	ViaVerio	Renewed annually
Everest	switch2everest.com	ViaVerio	Renewed annually
Everest	switch2everest.net	ViaVerio	Renewed annually
Everest	switch2everestkc.com	ViaVerio	Renewed annually
Everest	switch2everestkc.net	ViaVerio	Renewed annually
Everest	switchtoeverest.com	ViaVerio	Renewed annually
Everest	switchtoeverest.net	ViaVerio	Renewed annually
Everest	switchtoeverestkc.com	ViaVerio	Renewed annually
Everest	switchtoeverestkc.net	ViaVerio	Renewed annually
Everest	verestkc.com	ViaVerio	Renewed annually
Everest	verestkc.net	ViaVerio	Renewed annually

Ann. C-5

ANNEX H

DEPOSIT AND SECURITIES ACCOUNTS

None.

Ann. H-1

ANNEX I

COMMERCIAL TORT CLAIMS

None.

Ann. I-1

ANNEX J

REAL PROPERTY

PARCEL #	ADDRESS	LOT ACRAGE	BUILDING NAME	BLDG SF	USE	Building + Land / Leasehold Improvement Gross Value	Owner / Lessee
1F241304-1063	9669 LACKMAN ROAD, LENEXA, KS 66219		9669 LACKMAN, KANSAS CITY	20000	Data Center/Central Office	$5,828,384.00	SureWest Kansas Licenses, LLC
017-113-002	8301 WASHINGTON BLVD, ROSEVILLE, CA 95678	22.11	INDUSTRIAL BLVD	209636	Office/Customer Service/Yard	$46,184,525.73	SureWest Telephone, f.k.a. Roseville Telephone Company
017-410-024	8150 INDUSTRIAL AVENUE, ROSEVILLE, CA 95678	1.32	INDUSTRIAL BLVD lot annex		Parking	$87,080.00	SureWest Telephone, f.k.a. Roseville Telephone Company
211-0052-018	7664 OLD AUBURN ROAD, CITRUS HEIGHTS, CA 95610		7664 OLD AUBURN	3797	Leased to Tenant	$3,744,083.00	SureWest Telephone, f.k.a. Roseville Telephone Company
211-0052-018	7664 OLD AUBURN ROAD, CITRUS HEIGHTS, CA 95610	2.88	7664 OLD AUBURN	12155	Leased to Tenant/SW Storage	$—	SureWest Telephone, f.k.a. Roseville Telephone Company
211-0052-017	7656 OLD AUBURN ROAD, CITRUS HEIGHTS, CA 95610	1.17	7656 OLD AUBURN	28614	Central Office/Data Center	$5,623,921.84	SureWest Telephone, f.k.a. Roseville Telephone Company
211-0052-017	7656 OLD AUBURN ROAD, CITRUS HEIGHTS, CA 95610		7656 OLD AUBURN		Central Office/Data Center	$3,547,680.00	SureWest Telephone, f.k.a. Roseville Telephone Company
211-0052-017	7656 OLD AUBURN ROAD, CITRUS HEIGHTS, CA 95610		7656 OLD AUBURN		Central Office/Data Center	$353,990.00	SureWest Telephone, f.k.a. Roseville Telephone Company
013-071-009	120 VERNON STREET, ROSEVILLE, CA 95678	0.2175	120 VERNON	23934	Central Office/Office	$100,315.00	SureWest Telephone, f.k.a. Roseville Telephone Company
013-071-004	114 VERNON STREET, ROSEVILLE, CA 95678	0.348	114 VERNON	17612	Central Office/Office	$7,207,582.00	SureWest Telephone, f.k.a. Roseville Telephone Company
013-071-007	204 LINCOLN STREET, ROSEVILLE, CA 95678		204 LINCOLN	22626	Central Office/Office	$11,725.00	SureWest Telephone, f.k.a. Roseville Telephone Company
013-071-010	216 LINCOLN STREET, ROSEVILLE, CA 95678	0.348	216 LINCOLN		Central Office/Office	$30,000.00	SureWest Telephone, f.k.a. Roseville Telephone Company
011-223-002	99 YOSEMITE AVENUE, ROSEVILLE, CA 95678	0.66764	99 YOSEMITE	17272	Vacant Office/Warehouse	$2,671,148.65	SureWest Telephone, f.k.a. Roseville Telephone Company
011-223-001	99 YOSEMITE AVENUE, ROSEVILLE, CA 95678	1.1963	210 TAHOE	3500	Leased to Tenant	$161,113.00	SureWest Telephone, f.k.a. Roseville Telephone Company
048-630-026	8430 BARTON RD, GRANITE BAY, CA 95746	1.0904	8430 BARTON RD	5386	Central Office	$891,425.24	SureWest Telephone, f.k.a. Roseville Telephone Company
023-221-020	8000 CROWDER LANE, ROSEVILLE, CA 95747	1.9972	8000 CROWDER	1336	Central Office	$727,496.00	SureWest Telephone, f.k.a. Roseville Telephone Company
209-0080-046-0000	7900 LICHEN DR. ANTELOPE, CA 95843	0.0672	CEV #1	240	Underground Network Vault	$48,769.54	SureWest Telephone, f.k.a. Roseville Telephone Company
011-223-003	100 TAHOE STREET, ROSEVILLE, CA 95678	0.3268	100 TAHOE	3900	Leased to Tenant	$393,525.01	SureWest Telephone, f.k.a. Roseville Telephone Company
011-223-003	100 TAHOE STREET, ROSEVILLE, CA 95678		100 TAHOE		Leased to Tenant	$4,035.13	SureWest Telephone, f.k.a. Roseville Telephone Company
011-223-003	100 TAHOE STREET, ROSEVILLE, CA 95678		100 TAHOE		Leased to Tenant	$3,740.00	SureWest Telephone, f.k.a. Roseville Telephone Company
215-310-41-0	5411 LUCE AVE, MCCLELLAN, CA		BLDG 242	183387	Central Office/Office	$2,514,003.00	SureWest Televideo
215-320-10-0	5115 ARNOLD AVE, MCCLELLAN, CA		BLDG 20	8315	Data Center	$3,664,357.00	SureWest Telephone, f.k.a. Roseville Telephone Company

Annex J-1

EXHIBIT A

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of                       , 20   , is delivered by [NAME OF GRANTOR] (“Grantor”) pursuant to Section 5.1 of the Pledge Agreement referred to hereinbelow.  Grantor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of March    , 2011 made by Grantor and certain other grantors named therein in favor of CoBank, ACB, as Administrative Agent (as amended, modified or supplemented from time to time, the “Pledge Agreement”; capitalized terms defined therein being used herein as therein defined), and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Pledge Agreement.  This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit A-1

Annex A

Equity Interests

Name of Issuer	Type of Interests	Certificate Number	No. of shares (if applicable)	Percentage of Outstanding Interests in Issuer (if known)

Exhibit A-2

EXHIBIT B

GRANT OF SECURITY INTEREST

IN COPYRIGHTS

WHEREAS, [NAME OF GRANTOR] ( “Grantor”) is the owner of the copyrights listed on Schedule A attached hereto, which copyrights are registered or have pending registrations in the United States Copyright Office as set forth on Schedule A attached hereto (all such copyrights, registrations and applications, collectively, the “Copyrights”); and

WHEREAS, Grantor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”), dated as of March    , 2011, in which Grantor has agreed with CoBank, ACB, as Administrative Agent (the “Administrative Agent”), with offices at 5500 S. Quebec Street, Greenwood Village, Colorado 80111, to execute this grant of security interest;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Pledge Agreement), Grantor does hereby grant to Administrative Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof.  This Grant of Security Interest has been given in conjunction with the security interest granted to the Administrative Agent under the Pledge Agreement, and the provisions of this grant of Security Interest are without prejudice to and in addition to the provisions of the Pledge Agreement, which are incorporated herein by this reference.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit B-1

Schedule A

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Grantor	Application or Registration No.	County	Issue or Filing Date

Exhibit B-2

EXHIBIT C

GRANT OF SECURITY INTEREST

IN PATENTS AND TRADEMARKS

WHEREAS, [NAME OF GRANTOR] (“Grantor”) is the owner of the trademarks and service marks listed on Schedule A attached hereto, which marks are registered or have pending registrations in the United States Patent and Trademark Office as set forth on Schedule A attached hereto (all such trademarks, service marks, registrations and applications, collectively, the “Trademarks”) and is the owner of the patents listed on Schedule A attached hereto, which patents are registered or have pending applications in the United States Patent and Trademark Office as set forth on Schedule A attached hereto (all such patents, registrations and applications, collectively, the “Patents”); and

WHEREAS, Grantor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”), dated as of March    , 2011 in which Grantor has agreed with CoBank, ACB, as the Administrative Agent (the “Administrative Agent”), with offices at 5500 S. Quebec Street, Greenwood Village, Colorado 80111, to execute this grant of security interest;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Pledge Agreement), Grantor does hereby grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks.  This Grant of Security Interest has been given in conjunction with the security interest granted to the Administrative Agent under the Pledge Agreement, and the provisions of this grant are without prejudice to and in addition to the provisions of the Pledge Agreement, which are incorporated herein by this reference.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit C-1

Schedule A

TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor	Mark	Application or Registration No.	Country	Issue or Filing Date

PATENTS AND PATENT APPLICATIONS

Grantor	Application or Registration No.	Country	Inventor	Issue or Filing Date

Exhibit C-1

EXHIBIT 10.1(H)

FORM OF DEED OF TRUST

Recording Requested By and

When Recorded Mail To:

CoBank, ACB

P.O. Box 5110

Denver, CO  80217

Attention:  Collateral Department

Phone No:  800-542-8072

DEED OF TRUST, WITH ASSIGNMENT OF RENTS

SECURITY AGREEMENT AND FIXTURE FILING

Made By and Among

SureWest Telephone, a California corporation,

 formerly known as Roseville Telephone Company, a California corporation

 [or, for the Leasehold DOT against Building 242 lease, SureWest Televideo, a California corporation],

 as Trustor

And

Chicago Title Insurance Company

as Trustee

for the Benefit of

CoBANK, ACB,

in its capacity as Administrative Agent for the Secured Parties under the Credit Agreement,

as Beneficiary

Dated as of March     , 2011

THIS INSTRUMENT COVERS BOTH REAL AND PERSONAL PROPERTY OF A TRANSMITTING UTILITY.

THIS INSTRUMENT CONSTITUTES A LIEN ON CERTAIN AFTER ACQUIRED PROPERTY OF THE TRUSTOR.

THIS INSTRUMENT CONTAINS FUTURE ADVANCE PROVISIONS.

THIS DEED OF TRUST AND SECURITY AGREEMENT, dated as of March     , 2011 (hereinafter called this “Deed of Trust”) is made by SureWest Telephone, a California corporation, formerly known as Roseville Telephone Company, a California corporation [or, for the Leasehold DOT against Building 242 lease, SureWest Televideo, a California corporation] as trustor (hereinafter called the “Trustor”) to Chicago Title Insurance Company (the “Trustee”) for the benefit of CoBANK, ACB, a federally chartered instrumentality of the United States, in its capacity as Administrative Agent on behalf of the Secured Parties under the Credit Agreement (the “Beneficiary”).

ARTICLE I.

DEFINITIONS

Section 1.01         Definitions.  In addition to the terms defined elsewhere in this Deed of Trust, the following terms shall have the meanings specified in this Section 1.01, unless the context clearly requires otherwise.  The terms defined herein include the plural as well as the singular.  Accounting terms used in this Deed of Trust but not otherwise defined herein shall have the meanings they have under GAAP.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

Administrative Agent or Beneficiary shall mean CoBANK, ACB in its capacity as Administrative Agent under the Credit Agreement (as defined below), together with its successors and assigns from time to time, if any.

Credit Agreement shall mean that certain Credit Agreement, dated as of March 1, 2011, among the Trustor, each Subsidiary of the Trustor that is or hereafter becomes a guarantor of the Obligations, the Beneficiary, as Administrative Agent and a Lender, and the other Secured Parties party thereto from time to time, as the same may be amended, modified, supplemented, extended or restated from time to time.

Deed of Trust shall mean this Deed of Trust With Assignment of Rents, Security Agreement and Fixture Filing, as it may be amended, modified, supplemented, extended or restated from time to time.

Event of Default shall have the meaning specified in Section 4.01.

Excepted Property shall mean the property identified in Appendix “C” hereto.

GAAP shall mean generally accepted accounting principles as established by the American Institute of Certified Public Accountants.

Ground Lease shall mean those leasehold estates in real property described in Appendix

3

“B” hereto, individually and collectively.

Ground Lessor shall mean those lessors under the Ground Lease, individually and collectively.

Land shall mean, collectively, that land described in the legal descriptions attached hereto as Appendix “B”.

Lien shall mean any statutory or common law consensual or non-consensual mortgage, pledge, grant, security title or interest, lien, encumbrance or charge of any kind against property, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature of a security interest and any security interest under the Uniform Commercial Code.

Loan Documents shall mean all agreements, instruments and documents between the Trustor or any of the other Loan Parties and the Beneficiary (in its capacity as Administrative Agent or as a Lender) or executed by the Trustor or any of the other Loan Parties in favor of the Beneficiary (in its capacity as Administrative Agent or as a Lender) which evidence or relate to the Obligations, whether now existing or hereafter entered into, and all amendments, supplements and restatements thereof.  Without limiting the foregoing, Loan Documents shall include all agreements identified on Appendix “A” hereto.

Maximum Debt Limit, if any, shall mean the amount specified in Appendix “A” hereto.

Obligations shall mean the payment of all indebtedness and the performance of all  obligations of the Trustor and all other Loan Parties to the Beneficiary (in its capacity as Administrative Agent or as a Lender) and to the other Secured Parties of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by whatever agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit made to or for the account of the Trustor and all covenants, agreements and provisions contained in this Deed of Trust and in all Loan Documents, but only if such obligation or indebtedness is evidenced by a document, executed by Trustor at the request of Beneficiary, that states that it is so secured by this Deed of Trust. Without limiting the foregoing, “Obligations” shall include those obligations evidenced by the instruments and documents described in Appendix “A” hereto, in the original principal amount set forth in Appendix “A”.

Permitted Encumbrances shall mean:

(i)            as to the property specifically described in Granting Clause I, the restrictions, exceptions, reservations, conditions, limitations, interests and other matters which are set forth or referred to in such descriptions;

4

(ii)           as to all of the Trust Estate, any Lien permitted under the Loan Documents; and

(iii)          as to all of the Trust Estate, any Permitted Encumbrance as that term is defined in the Credit Agreement.

Secured Parties shall mean, collectively, the Administrative Agent, the Lenders and any Lender or any affiliate of any Lender in its capacity as a counterparty to any Related Secured Hedge Agreement, and their respective successors, assigns and designees.

Trust Estate shall have the meaning specified in Section 2.01.

Trustor Location shall mean the debtor’s location as defined in the Uniform Commercial Code.  For example, for a corporation, it is the state of incorporation; for a limited liability company, it is the state of formation; and for a limited partnership, it is the state of registration.

Uniform Commercial Code shall mean the Uniform Commercial Code of the state of the Trustor’s Location and any state in which any of the Trust Estate is located.

ARTICLE II.

GRANTING CLAUSES

Section 2.01.        Granting Clauses.   In order to secure equally and ratably the payment of the principal of (and premium, if any) and interest on the Obligations, according to their terms, and any and all future obligations and advances which may be evidenced by Obligations, whether such future obligations and advances are made as an obligation, made at the option of the Beneficiary or any Lender, made after a reduction to zero or other balance, or made otherwise and whether such future obligations and advances are direct, indirect, contingent or otherwise, to the same extent as if such future obligations and advances were made on the date hereof, up to the Maximum Debt Limit, if any, and further to secure the due performance of the covenants, agreements and provisions contained in this Deed of Trust and the Loan Documents, and to declare the terms and conditions upon which the Obligations are to be secured, the Trustor, in consideration of the premises herein but subject to the provisions of Section 6.18 below, does hereby grant, bargain, sell, alienate, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, in trust with power of sale and right of entry, for the benefit of the Beneficiary, for the ratable benefit of the Secured Parties and any of their respective successors or assigns, the following property rights, privileges and franchises of the Trustor, EXCEPT ANY EXCEPTED PROPERTY (all of which is hereinafter called the “Trust Estate”):

5

I

All right, title and interest of the Trustor in and to those fee and leasehold estates in real property described in Appendix “B” hereto, subject in each case to those matters set forth in such Appendix, together with all buildings and improvements located thereon (the “Real Property”);

II

All right, title and interest of the Trustor in and to all other estates and interests in real property, now owned or hereafter acquired by the Trustor with respect to the Real Property, including, without limitation, all fixtures, easements, permits, licenses and rights of way comprising real property;

III

All right, title and interest of the Trustor in, to and under any and all grants, privileges, rights of way and easements comprising real property now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Trustor for the purposes of, or in connection with, the construction, acquisition, ownership, use or operation by or on behalf of the Trustor of any improvements now or hereafter located on the Real Property;

IV

All right, title and interest of the Trustor in, to and under any and all licenses, ordinances, privileges and permits heretofore granted, issued or executed, or which may hereafter be granted, issued or executed, to it or to its assignors by the United States of America, or by any state, or by any county, township, municipality, village or other political subdivision thereof, or by any agency, board, commission or department of any of the foregoing, authorizing the construction, acquisition, ownership, use or operation of any improvements now or hereafter located on the Real Property, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged or pledged, but excluding, for the avoidance of doubt, any Licenses;

V

All right, title and interest of the Trustor in, to and under any and all contracts heretofore or hereafter executed, as they may be amended or supplemented from time to time, by and between the Trustor and any person, firm, corporation or governmental body or agency, insofar as they relate in any way to the construction, acquisition, ownership, use or operation of any improvements now or hereafter located on the Real Property, insofar as the same may by law be assigned, granted, bargained, sold, conveyed, transferred, mortgaged or pledged, but excluding, for the avoidance of doubt, any Licenses; and

6

VI

All right, title and interest of the Trustor in and to all interests or claims in or under any policy of insurance maintained with respect to the Real Property;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and all rents, income, revenues, profits, cash, proceeds, products and other benefits at any time derived, received or had from any and all of the above-described property of the Trustor including all proceeds of any voluntary or involuntary conversion of the proceeds of any insurance, damage or condemnation awards relating to any of the above-described property (including premium refunds and any causes of action damage to the above-described property), any other proceeds of any of the above-described property and all deposits or other accounts into which the same may be deposited.

TO HAVE AND TO HOLD all and singular the Trust Estate unto the Trustee and its successors and assigns for the uses and purposes set forth herein, in trust, forever, to secure the payment and performance of the Obligations, including, without limitation, the due performance of the covenants, agreements and provisions herein contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

Section 2.02         Absolute Assignment of Rents.  The Trustor hereby absolutely and irrevocably assigns to the Beneficiary, for the ratable benefit of the Secured Parties, all of its right, title and interest in and to all rents, issues, profits, royalties, income and other proceeds and similar benefits derived from the Trust Estate (collectively, the “Rents”). The Trustor hereby irrevocably appoints the Beneficiary, during the continuation of an Event of Default, its true and lawful attorney-in-fact, at the Beneficiary’s option at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the Trustor’s name or in the Beneficiary’s name, for all the Rents.

Section 2.03         License to Collect.  Notwithstanding the foregoing assignment of the Rents, so long as no Event of Default has occurred and is continuing, the Trustor shall have a revocable license to collect all the Rents, and to retain and enjoy the same.

Section 2.04         Collection and Application of Rents by the Beneficiary.  While any Event of Default has occurred and is continuing, (a) the Trustor’s license to collect the Rents shall automatically terminate, without notice, (b) the Beneficiary may at any time, without notice, in person, by agent or by court-appointed receiver, and without regard to the adequacy of any security for the Obligations, enter upon any portion of the Trust Estate and/or, with or without taking possession thereof, in its own name sue for or otherwise collect the Rents (including past due amounts), and (c) promptly following demand by the Beneficiary therefor, the Trustor shall deliver to the Beneficiary all prepaid Rents, deposits relating to the Rents, and all other Rents then held by or thereafter collected by Trustor.  All the Rents collected by or delivered to the

7

Beneficiary may only be applied by the Beneficiary against the Obligations, in such order as the Beneficiary shall determine in its absolute discretion.  No application of the Rents against any Obligation or other action taken by the Beneficiary under this Article II shall be deemed to cure any Default (except to the extent of such application of the subject Rents) or to cure or waive any Event of Default, or to invalidate any other action taken in response to such default, or to make the Beneficiary a mortgagee-in-possession of the Trust Estate.

Section 2.05         Beneficiary Not Responsible.  The Beneficiary shall have no obligation to collect Rents, but if Beneficiary does so, Beneficiary shall only be liable to account for those Rents it actually receives.  Regardless of whether or not the Beneficiary, in person or by agent, takes actual possession of the Trust Estate prior to foreclosure or acceptance of a deed in lieu thereof, the Beneficiary is not and shall not be deemed to be a “mortgagee in possession” for any purpose, or responsible for performing any of the obligations of the lessor under any lease, or responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Trust Estate, or any negligence in the management, upkeep, repair or control of the Trust Estate.

ARTICLE III.

PARTICULAR REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE TRUSTOR

The Trustor represents, warrants and, except as otherwise permitted by the Loan Documents, covenants with the Beneficiary, for the benefit of the Secured Parties, as follows:

Section 3.01.        Authority to Execute and Deliver this Deed of Trust; All Action Taken; Enforceable Obligations.  The Trustor is authorized under its articles of incorporation and bylaws or other applicable organizational documents and all applicable laws and by corporate or organizational action to execute and deliver this Deed of Trust, including all required authorizations and/or approvals of California Public Utility Code Section 851, if applicable, as modified or recodified from time to time, or any sections of similar import; and this Deed of Trust is, and any amendment, supplement or restatement of this Deed of Trust, when executed and delivered will be, the legal, valid and binding obligations of the Trustor which are enforceable in accordance with their respective terms.

Section 3.02.        Authority to Convey Trust Estate; No Liens; Exception for Permitted Encumbrances; Trustor to Defend Title and Remove Liens.  The Trustor has good and marketable title to all fee and leasehold estates of Trustor, respectively, in the real property comprising the Land and good, right and lawful authority to mortgage and convey the Trust Estate for the purposes herein expressed. The Trust Estate is free and clear of any Lien affecting the title thereto, except Permitted Encumbrances.  The Trustor will, so long as any of the Obligations shall remain unpaid, maintain and preserve the Lien of this Deed of Trust superior to all other Liens, other than Permitted Encumbrances, and will forever warrant and defend the title

8

to the Trust Estate against any and all claims and demands.

Section 3.03.        No Encumbrances on Trust Estate.  The Trustor will not create, incur, suffer or permit to exist any Lien on any of the Trust Estate, except for Permitted Encumbrances.  Except for claims giving rise to Permitted Encumbrances, the Trustor will promptly pay or discharge any and all obligations for or on account of which any such Lien might exist.

Section 3.04.        Sale or Transfer of Trust Estate.  The Trustor shall not sell, lease or transfer any Trust Estate to any person or entity unless and only to the extent permitted in the Loan Documents (which permitted transfers shall include, without limiting the foregoing, any lease, license or sublease of the Trust Estate or Lien that qualifies as a Permitted Encumbrance).

Section 3.05.        Payment of Obligations.  The Trustor will duly and punctually pay all amounts due under the Obligations, at the dates and places and in the manner provided in all Loan Documents, and all other sums becoming due hereunder.

Section 3.06.        Preservation of Franchises and Compliance with Laws. The Trustor will take or cause to be taken all such commercially reasonable actions as may from time to time be necessary to obtain, preserve and renew all franchises, rights of way, easements, permits, and licenses (for the avoidance of doubt, excluding the Licenses) now or hereafter granted or upon it conferred necessary to the operations of the Trust Estate, and will comply in all material respects with all laws, ordinances, regulations, and requirements applicable to the Trust Estate.

Section 3.07.        Maintenance of Trust Estate. The Trustor will at all times maintain and preserve the Trust Estate and each and every material part and parcel thereof in good repair, working order and condition, ordinary wear and tear excepted, and in material compliance with all applicable laws, ordinances, regulations, and requirements, and (subject to Section 3.08 below) will from time to time make all needed and proper repairs, renewals, and replacements thereto.

Section 3.08.        Insurance; Restoration of Damaged Trust Estate. The Trustor shall maintain insurance as required by the Loan Documents.  In the event of damage to or the destruction or loss of any portion of the Trust Estate, the Trustor shall replace or restore such damaged, destroyed or lost portion and/or repay the Obligations with any insurance proceeds to the extent required by the Credit Agreement.  Any insurance proceeds received by the Beneficiary shall be maintained and applied by the Beneficiary in accordance with the terms of the Credit Agreement. To the extent replacement or restoration of the lost portion of the Trust Estate is required by the Credit Agreement, (i) the Trustor shall replace such portion or shall commence such restoration as soon as reasonably practicable after such damage, destruction or loss shall have occurred and shall diligently pursue such replacement or restoration to completion, and (ii) shall pay or cause to be paid, out of the proceeds of insurance or otherwise, all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Trust Estate so replaced or restored shall be free and clear of all

9

Liens, other than Permitted Encumbrances.

Section 3.09.        Beneficiary Right to Expend Money to Protect Trust Estate.  From time to time, the Beneficiary may, in its sole discretion, for the ratable benefit of the Secured Parties, but shall not be obligated to, advance funds on behalf of the Trustor, in order to ensure compliance with any covenant or agreement of the Trustor made in or pursuant to this Deed of Trust or any of the Loan Documents, to preserve or protect any right or interest of the Beneficiary in the Trust Estate or under or pursuant to this Deed of Trust or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Trust Estate (other than Permitted Encumbrances); provided, however, that the making of any such advance by the Beneficiary shall not constitute a waiver by the Beneficiary or any Secured Party of any Event of Default with respect to which such advance is made nor excuse the Trustor from any performance required hereunder.  The Trustor shall pay to the Beneficiary upon demand all such advances made by the Beneficiary with interest thereon at a rate equal at all times to the lesser of (i) 2.00% per annum above the highest tier of the applicable margins set forth in Section 1.2(B) of the Credit Agreement plus Base Rate, or (ii) the maximum lawful rate. All such advances and accrued interest shall be secured by this Deed of Trust.

Section 3.10.        Further Assurances.  Upon the written request of the Beneficiary, the Trustor shall promptly do all acts and things, including the execution, acknowledgment and delivery of such financing statements, amendments thereto and other instruments and documents as the Beneficiary may reasonably request, to enable the Beneficiary to perfect and maintain the Lien of this Deed of Trust and/or the Beneficiary’s rights and remedies hereunder.  To the extent required under the Pledge and Security Agreement, the Trustor shall notify the Beneficiary promptly upon the acquisition of any fee or leasehold estate in real property and shall execute and record such amendments or supplements to this Deed of Trust or other documents or instruments as are necessary or appropriate to subject such real property to the Lien of this Deed of Trust and shall deliver such executed and recorded amendments or supplements or other documents or instruments to the Beneficiary.  In addition, the Trustor shall promptly notify the Beneficiary of (i) any change in its name, (ii) any change in its principal place of business or its chief executive office and (iii) any change in the state of the Trustor’s Location.  In the event the Trustor fails to take any action required under this Section 3.10 and such failure rises to the level of an Event of Default, the Beneficiary may take any such action and make, execute and record any such financing statements, instruments and documents for and in the name of the Trustor, and the Trustor hereby irrevocably appoints the Beneficiary as its attorney-in-fact to take such actions, which appointment is coupled with an interest and irrevocable.

Section 3.11.        Condemnation, Etc.  In the event that the Trust Estate or any part thereof shall be taken under the power of eminent domain or like power, then all proceeds and avails thereof shall be applied by the Trustor in accordance with the Credit Agreement. The Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provides for allocation of condemnation proceeds between a property owner and a lien holder, and any other law or

10

successor statute of similar import.

Section 3.12.        Conflict with Deed of Trust Terms.  For the purposes of this Deed of Trust, the provisions of this Deed of Trust and the Loan Documents shall be cumulative and not mutually exclusive, notwithstanding any inconsistencies; provided, however, in the event of a conflict between this Deed of Trust and the Credit Agreement, the terms of the Credit Agreement shall control.

Section 3.13.  The Ground Lease.

(A)          Ground Lease.  The Trustor shall (i) pay when due all rents, additional rents and other sums required to be paid by the Trustor as tenant under the Ground Lease, (ii) diligently perform and observe all of the other terms of the Ground Lease to be performed and observed by the tenant thereunder, (x) for monetary obligations, at least one (1) business day prior to, and (y) for nonmonetary obligations, at least three (3) business days prior to the expiration of any applicable grace period therein, and (iii) promptly notify the Beneficiary of the giving of any notice by Ground Lessor to the Trustor of any default by the Trustor under the Ground Lease and deliver to the Beneficiary a true copy of each such notice.  The Trustor shall not, without the prior consent of the Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed, surrender the leasehold estate created by the Ground Lease or terminate, cancel, modify or supplement the Ground Lease in any way that would reasonably be expected to have a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Trustor and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, during the continuation of an Event of Default, the Trustor shall not terminate, cancel, modify or supplement the Ground Lease without the prior consent of the Beneficiary.  The Trustor hereby assigns to Beneficiary, as further security for the payment of the Obligations, all of the Trustor’s rights and privileges, as tenant under the Ground Lease, during the continuation of an Event of Default in connection with which Beneficiary has commenced and is diligently prosecuting to completion a foreclosure action with respect to this Deed of Trust, to surrender the leasehold estates created by the Ground Lease or to terminate, cancel, modify or supplement the Ground Lease.  If (i) the Trustor has received written notice of a default from Ground Lessor due to the Trustor’s failure to perform or observe any term of the Ground Lease to be performed or observed by it thereunder, or (ii) in the event the Trustor is not entitled to receive a notice of default from Ground Lessor, the Trustor’s failure to perform or observe any term of the Ground Lease to be performed or observed by it thereunder, then, without waiving or releasing the Trustor from any of its obligations hereunder, Beneficiary shall have the right, but shall be under no obligation, to pay any sum and to take any action (including entry upon the leased premises) to cause such performance or observance on behalf of the Trustor, so that the rights of the Trustor under the Ground Lease are unimpaired and free from default, even if the existence or the nature of the Trustor’s default is being questioned or denied by the Trustor or another person.  The Beneficiary shall be subrogated to the rights of the Ground Lessor with respect to any such sums paid by the Beneficiary.  The Trustor shall pay to the Beneficiary immediately and without demand, all such sums so paid or expended by the Beneficiary, together with interest thereon from the day of such payment at a rate equal at all

11

times to the lesser of (i) 2.00% per annum above the highest tier of the applicable margins set forth in Section 1.2(B) of the Credit Agreement plus Base Rate, or (ii) the maximum lawful rate, and the same shall be secured by this Deed of Trust.  If the Ground Lessor gives the Beneficiary notice of a default, such notice shall constitute full protection to the Beneficiary for any action reasonably taken or omitted by the Beneficiary, in good faith, in reliance thereon.  Except to the extent required pursuant to the terms of the Ground Lease, the Trustor will not subordinate or consent to the subordination of the Ground Lease to any Deed of Trust, security deed, lease or other interest on or in the Ground Lessor’s interest in the Trust Estate, unless in each such case, the written consent of the Beneficiary has first been obtained, it being agreed that the Beneficiary is under no obligation to grant such consent.

(B)           Subleases.  Each lease of a portion of the Trust Estate hereafter made (excluding renewals or amendments of existing leases of the Trust Estate) shall provide that (i) such lease of a portion of the Trust Estate shall not terminate or be terminable by the tenant under such lease in the event of any foreclosure of this Deed of Trust unless such tenant is specifically named and joined in such foreclosure action and a judgment is obtained therein against the tenant; and (ii) the tenant shall attorn to the purchase of the Trust Estate upon such foreclosure; provided, the Beneficiary shall sign a form of SNDA that the Beneficiary determines, in its reasonable discretion, to be commercially reasonable, for the benefit of such tenant to the extent requested by such tenant.

(C)           No Merger of Fee and Leasehold Estates.  So long as any portion of the Obligations shall remain unpaid, unless the Beneficiary shall otherwise consent, the fee title to the property comprising the Ground Lease and the leasehold estate under the Ground Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in the Trustor, the Beneficiary or any other person by purchase, operation of law or otherwise.

(D)          Trustor’s Acquisition of Fee Estate.  If the Trustor shall become the owner of fee title to the real property under the Ground Lease, then the lien of this Deed of Trust shall be spread to cover such fee title, which shall be deemed to be included in the Trust Estate as a fee estate in real property.  The Trustor agrees, at its sole cost, including without limitation the Beneficiary’s reasonable attorneys’ fees, to the extent required by the Pledge and Security Agreement, to (i) execute all documents necessary to subject its fee title to the Trust Estate to the lien of this Deed of Trust; and (ii) at the request of the Beneficiary, with respect to any such Trust Estate with a value equal to or in excess of $5,000,000, provide to the Beneficiary a title insurance policy insuring that the lien of this Deed of Trust is a first lien on such fee title subject only to Permitted Encumbrances.

(E)           Rejection or Termination of the Ground Lease.  (a) If the Ground Lease is terminated upon the rejection or disaffirmance thereof pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, then (i) the Trustor, promptly after obtaining notice thereof, shall give notice thereof to the Beneficiary, (ii) the Trustor, without the prior consent of the Beneficiary, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of

12

the Bankruptcy Code or any comparable federal or state statute or law, and any election by the Trustor made without such consent shall be void, and (iii) this Deed of Trust and all the liens and provisions hereof shall extend to and cover the Trustor’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection or termination of the Ground Lease.

ARTICLE IV.

EVENTS OF DEFAULT AND

REMEDIES OF THE BENEFICIARY

Section 4.01.        Events of Default.  The occurrence of any “Event of Default” under the Credit Agreement shall constitute an Event of Default hereunder.

Section 4.02.        Acceleration of Maturity.  If an Event of Default shall have occurred and be continuing, the Beneficiary may declare the Obligations to be due and payable immediately by a notice in writing to the Trustor, and upon such declaration, all Obligations shall become due and payable immediately, anything contained herein or in the Loan Documents to the contrary notwithstanding.

Section 4.03.        Remedies of the Beneficiary.  If one or more Events of Default shall occur and be continuing, the Beneficiary (personally or by attorney), in its discretion, may:

(A)          take immediate possession of the Trust Estate itself, or through a court-appointed receiver, collect and receive all credits, outstanding accounts and bills receivable of the Trustor and all rents, income, revenues, profits and proceeds pertaining to or arising from the Trust Estate, or any part thereof, whether then past due or accruing thereafter, and issue binding receipts therefor, and manage, control and operate the Trust Estate, for the ratable benefit of the Secured Parties, as fully as the Trustor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

(B)           proceed to protect and enforce the rights of the Trustor and the rights of the Beneficiary and the Secured Parties, by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in any Credit Agreement or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Trust Estate, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed necessary or advisable to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit, the Beneficiary shall have the right to have appointed a receiver for all or any portion of the Trust Estate, without regard to whether the Trust Estate is sufficient to satisfy the Obligations in full, and for all rents, income, revenues, profits and proceeds pertaining thereto or arising  therefrom, whether then past due or accruing after the

13

appointment of such receiver, derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver, the Trustor hereby expressly consents that the court to which such application shall be made may make said appointment; and

(C)           under the power of sale hereby granted, request the Trustee to proceed with foreclosure in any manner permitted by applicable law, and exercise any or all of the rights and remedies available to a secured party under the California Uniform Commercial Code in such order and in such manner as the Beneficiary, in its sole discretion, may determine (including, without limitation, requiring the Trustor to assemble the Trust Estate that is personal property and make such Trust Estate available to the Beneficiary at a reasonably convenient location); provided, however, that the expenses of retaking, holding, preparing for sale and the like as provided thereunder shall include attorneys’ fees and other expenses of the Beneficiary and the Trustee and shall constitute Obligations secured by this Deed of Trust.  With respect to any notices required or permitted under the California Uniform Commercial Code, Trustor agrees that five (5) days’ prior written notice shall be deemed commercially reasonable.

(1)           Should the Beneficiary elect to foreclose by exercise of the power of sale herein contained, the Beneficiary shall deliver to the Trustee a written declaration of default and demand for sale, and shall deposit with the Trustee this Deed of Trust and the notes that are secured as Obligations hereunder and such receipts and evidence of expenditures made and secured hereby as the Trustee may require.

(2)           Upon receipt of notice from the Beneficiary, the Trustee shall cause to be recorded, published and delivered to the Trustor such notice of default and election to sell as is then required by law.  The Trustee shall, without demand on the Trustor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items and in such order as the Beneficiary may direct the Trustee so to do, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.  The Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof.  Any person, including, without limitation, the Trustor, the Trustee or the Beneficiary, may purchase at such sale, and the Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

(3)           Subject to applicable law, the Trustee may postpone the sale of all or any portion of the Trust Estate by public announcement at the time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or

14

may, in its discretion, give a new notice of sale.  The costs and expenses incurred by the Beneficiary (including, but not limited to, receiver’s fees, counsel fees, cost of advertisement and agents’ compensation) in the exercise of any of the remedies provided in this Deed of Trust shall be secured by this Deed of Trust.

(4)           The Trust Estate may be sold in one or more parcels and in such manner and order as the Beneficiary, in its sole discretion, directs Trustee so to do.  A sale of less than the whole of the Trust Estate or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all Obligations secured hereby have been satisfied, or the entire Trust Estate sold, without defect or irregularity.

Notwithstanding anything to the contrary herein, Beneficiary acknowledges that any exercise of its remedies hereunder may be subject to prior or subsequent CPUC review and approval.

Section 4.04.        Application of Proceeds from Remedial Actions.  Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied to the Obligations by the Beneficiary, for the ratable benefit of the Secured Parties, as set forth in the Credit Agreement and the balance, if any, shall be paid to whomsoever shall be entitled thereto.

Section 4.05.        Remedies Cumulative; No Election.  Every right or remedy herein conferred upon or reserved to the Beneficiary or the Trustee shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Credit Agreement or now or hereafter existing at law, or in equity, or by statute.  The pursuit of any right or remedy shall not be construed as an election.

Section 4.06.        Waiver of Appraisement Rights. The Trustor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Trust Estate may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Trust Estate, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Trustor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.  Trustor, on behalf of itself and any guarantor or surety to this Deed of Trust, also hereby specifically, unconditionally and irrevocably waives all rights that may be afforded by California Civil Code Section 2815.

Section 4.07.        Exercise by Trustee.  Notwithstanding anything herein to the contrary, the Trustee (i) shall not exercise, or waive the exercise of, any of its rights or remedies hereunder

15

(other than its right to reimbursement) except upon the request of the Beneficiary, and (ii) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of the Beneficiary and at the direction of the Beneficiary as to the manner of such exercise or waiver, provided that the Trustee shall have the right to decline to follow any such request or direction if the Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

Section 4.08         Release of and Resort to the Trust Estate.  The Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Estate or any other party, any part of the Trust Estate without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by this Deed of Trust or any other loan documents or their stature as a first and prior lien and security interest in and to the Trust Estate.  For payment of the obligations secured hereby, the Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

ARTICLE V.

POSSESSION UNTIL DEFAULT; SATISFACTION

Section 5.01.        Possession Until Default.  Until one or more Events of Default shall have occurred, the Trustor shall be suffered and permitted to retain actual possession of the Trust Estate, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, including, without limitation, to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products, profits and proceeds thereof or therefrom, subject to the provisions of this Deed of Trust.

Section 5.02.        Satisfaction. If the Trustor shall well and truly pay or cause to be paid the Obligations at the times and in the manner provided in the Loan Documents, and shall also pay or cause to be paid all other sums payable by the Trustor hereunder, and shall keep and perform all covenants herein and in all Loan Documents required to be kept and performed by it, and there are no further obligations to make advances to the Trustor under any of the Loan Documents, then and in that case, the Trust Estate shall, upon the written request of the Trustor, be wholly released and cleared of the Lien of this Deed of Trust, and in such case, at the Trustor’s cost and expense, the Beneficiary and the Trustee shall execute and deliver to the Trustor such instruments of release, cancellation, satisfaction or reconveyance as shall be required by law in the circumstances, if any.

16

ARTICLE VI.

MISCELLANEOUS

Section 6.01.        Property Deemed Real Property.  It is hereby declared to be the intention of the Trustor that all of the Trustor’s right, title and interest, if any, in and to any fixtures physically attached to the Real Property and/or any easements, licenses (for the avoidance of doubt, not including the Licenses) or rights of way held by the Trustor and appurtenant to the Real Property, shall be deemed to be real property comprising a part of the Real Property and the Trust Estate.

Section 6.02.        Deed of Trust to Bind and Benefit Successors and Assigns.  All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Trustor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Trustee or the Beneficiary shall pass to and inure to the benefit of the successors and assigns of the Trustee or the Beneficiary, as the case may be.  The Trustor hereby agrees to execute such consents, acknowledgments and other instruments as may be requested by the Beneficiary in connection with the assignment, transfer, mortgage, hypothecation or pledge of the rights or interests of the Beneficiary hereunder or under the Loan Documents or in and to any of the Trust Estate.

Section 6.03.        Headings.  The descriptive headings of the various articles and sections of this Deed of Trust were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 6.04.        Notices.  Any notice required or permitted to be given under this Deed of Trust shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 6.04).  All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.  Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first business day after deposit with an overnight air courier service, or (c) on the third business day after deposit of the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, the Beneficiary or the Trustor, as the case may be.  If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours, and an identical notice is also sent simultaneously be mail, overnight courier, or personal delivery as otherwise provided in this Section.  Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

As to the Trustor:	SureWest Communications
8150 Industrial Avenue

17

Roseville, CA 95678
Attention: Chief Financial Officer
Telephone No:
Fax No: (916) 786-1800

With a copy to:	SureWest Communications
8150 Industrial Avenue
Roseville, CA 95678
Attention: Senior Vice President, Finance and Corporate Development
Telephone No:
Fax No: (916) 786-1800

As to the Trustee:	Chicago Title Insurance Company

As to the Beneficiary:	CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attention: Communications and Energy Banking Group
Telephone No: 800-542-8072
Fax No: 303-740-4002

Section 6.05.        Severability. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions of this Deed of Trust shall not affect the remaining portions hereof.

Section 6.06.        Deed of Trust Deemed Security Agreement. To the extent that any of the property described or referred to in this Deed of Trust is governed by the provisions of the Uniform Commercial Code:  (i) this Deed of Trust is hereby deemed a “security agreement” and a “financing statement” for said security agreement under the Uniform Commercial Code and (ii) the Trustor hereby grants to the Trustee and to the Beneficiary, for the ratable benefit of the Secured Parties, separate security interests in the property named in the Granting Clauses. The Trustor agrees that this Deed of Trust or any reproduction hereof may be filed as a financing statement in the appropriate offices to perfect the security interests granted herein. The Trustor shall, at the Trustor’s own expense, execute, deliver, file and refile any financing or continuation

18

statements or other security agreements the Beneficiary may require from time to time to perfect, confirm or maintain the lien of this Deed of Trust with respect to such property.  Without limiting the foregoing, the Trustor hereby irrevocably appoints the Beneficiary as attorney-in-fact for the Trustor and authorizes the Beneficiary to execute, deliver and file such instruments (including electronic filings) for or on behalf of the Trustor at the Trustor’s expense, which appointment, being for security, is coupled with an interest and shall be irrevocable. The mailing addresses of the Trustor as debtor, and the Trustee and the Beneficiary as secured parties are as set forth in Section 6.04.

Section 6.07         Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” under the Uniform Commercial Code, as amended or recodified from time to time, against all of the Trust Estate which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of the Trustor and the Beneficiary as set forth in this Deed of Trust.

Section 6.08.        Governing Law. The effect and meaning of this Deed of Trust, and the rights of all parties hereunder, shall be governed by, and construed according to, the laws of the State of California, except to the extent governed by federal law or the Uniform Commercial Code.

Section 6.09.        Indemnification by the Trustor.   The Trustor agrees to indemnify the Indemnitees in accordance with the Credit Agreement.

Section 6.10.        Trustee.

(A)          The Trustee accepts this Trust when the Deed of Trust is recorded.  The Trustor shall pay the Trustee’s fees and reimburse the Trustee for reasonable expenses in the administration of this Trust, including reasonable attorneys’ fees.  From time to time by a writing signed and acknowledged by the Beneficiary and recorded in the Recorder’s Office of the County in which this Deed of Trust is recorded, the Beneficiary may appoint another trustee to act in the place or stead of the Trustee or any successor.  Such writing shall set forth any information required by law.  The recordation of such instrument or substitution shall discharge the Trustee named herein and shall appoint the new trustee as the Trustee hereunder with the same effect as if originally named the Trustee herein.  A writing recorded pursuant to the provisions of this Section 6.10 shall be conclusive proof of the proper substitution of such new Trustee.  All references herein shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.  Except as otherwise required by applicable law, the Trustee shall not perform any act or omit to act hereunder unless, prior to such act or omission, the Beneficiary delivers to the Trustee direction to so act or omit to act.  The Trustor hereby ratifies and confirms any and all acts which the Trustee herein named or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

19

(B)           The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for the Trustee’s gross negligence or willful misconduct.  The Trustee shall have the right to rely upon any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law or by the Beneficiary), and the Trustee shall be under no liability for interest on any moneys received by it hereunder.

(C)           The Beneficiary hereby agrees to indemnify and save harmless the Trustee from and against any liability or damages which the Trustee may incur or sustain in the exercise and performance of its rights and duties hereunder, unless incurred or sustained as a result of the Trustee’s gross negligence or willful misconduct.

Section 6.11         Counterparts.  This Deed of Trust may be executed and recorded in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 6.12         Merger.  No merger shall occur as a result of the Beneficiary’s acquiring any other estate or lien on all or any portion of the Trust Estate unless the Beneficiary consents to a merger in writing.

Section 6.13         Joint and Several Liability.  If the Trustor consists of more than one entity, each shall be jointly and severally liable for the faithful performance of all of the Trustor’s obligations under this Deed of Trust.

Section 6.14         Waiver of Marshaling.  The Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets as to require upon foreclosure, sales of assets in a particular order, including any rights provided by California Civil Code Sections 2899 and 3433, as amended or recodified from time to time.

Section 6.15         Due on Sale or Encumbrance.  Except as permitted under the Credit Agreement, if any real property comprising the Trust Estate or any interest therein shall be sold, transferred, mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the Beneficiary, then the Beneficiary, in its sole discretion, may declare all Obligations immediately due and payable.

Section 6.16         Releases, Extensions, Modifications and Additional Security.  Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Trust Estate or in any manner obligated under the Obligations, the Beneficiary may, from time to time, in its sole discretion or with the consent of one or more of the Secured

20

Parties, as required by the Credit Agreement, release any person or entity from liability for the payment or performance of any of the Obligations, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any of the Obligations, or accept additional security or release all or any portion of the Trust Estate.

[Remainder of page left intentionally blank; signature appears on the following page]

21

IN WITNESS WHEREOF, [SureWest Telephone/SureWest Televideo], as Trustor, has caused this Deed of Trust to be signed in its name, all as of the day and year first above written.

SureWest Telephone, a California corporation, formerly known as Roseville Telephone Company, a California corporation [or, for the Leasehold DOT against Building 242 Lease, SureWest Televideo, a California corporation], as Trustor

By:
Name:
Title:

State of California )
)
County of )

On                              before me,                                     , Notary Public, personally appeared                                                                , personally known to me or          proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

22

APPENDIX A — CERTAIN OBLIGATIONS; ETC.

1.                                       The “Loan Documents” referred to in Section 1.01 are as follows:

The Credit Agreement;

Those certain Term Notes, each made by the Borrower in favor of a Lender and dated as of March     , 2011, in the aggregate face amount of $230,000,000;

Those certain Revolver Notes, each made by the Borrower in favor of a Lender and dated as of  March     , 2011, with an aggregate face amount of $34,000,000;

That certain Pledge and Security Agreement among the Borrower, the Guarantors, the Administrative Agent and the Secured Parties, dated as of March     , 2011;

That certain mortgage made by the Borrower in favor of the Administrative Agent with respect to certain real property located in [              ] County, Kansas, dated as of March     , 2011;

That certain deed of trust made by the Borrower in favor of the Administrative Agent with respect to certain real property located in [              ] County, California, dated as of March     , 2011; and

All other Loan Documents to which the Borrower and/or the Guarantors are party.

2.             The “Obligations” referred to in Section 1.01 are as follows:

Term Loans made by the Secured Parties to the Borrower in an aggregate principal amount of $230,000,000 pursuant to the Credit Agreement; and

Revolving Loans made by the Secured Parties to the Borrower pursuant to the Credit Agreement.

3.             The Maximum Debt Limit is:  $[                            ]

A-1

APPENDIX B — FEE AND LEASEHOLD ESTATE

1.                                       Address and legal description of fee properties:

2.                                       Description of leases and legal description of leased properties or reference to memorandum of lease:

B-1

APPENDIX C — EXCEPTED PROPERTY

Any Licenses

C-1